UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☑  Definitive Proxy Statement
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THE SHERWIN-WILLIAMS COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Sherwin-Williams Company

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 20, 2010

The Annual Meeting of Shareholders of The Sherwin-Williams Company will be held in the Landmark Conference Center, 927 Midland Building, 101 West Prospect Avenue, Cleveland, Ohio on Tuesday, April 20, 2010 at 9:00 A.M., local time, for the following purposes:

1.	To fix the number of directors of Sherwin-Williams at 11 and to elect the 11 director nominees named in the attached Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their successors are elected;

2.	To approve the amendment and restatement of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm;

4.	To consider a shareholder proposal if presented at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting.

Shareholders of record at the close of business on February 26, 2010, the record date for the Annual Meeting, are the only shareholders entitled to notice of and to vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly vote on the Internet, by telephone or by completing and returning the enclosed proxy card. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the Annual Meeting if you wish to do so.

L. E. Stellato
Secretary

101 West Prospect Avenue
Cleveland, Ohio 44115-1075
March 9, 2010

ADMISSION TO THE 2010 ANNUAL MEETING.

You are entitled to attend the Annual Meeting only if you were a Sherwin-Williams shareholder at the close of business on February 26, 2010. We may ask you to present evidence of share ownership and valid photo identification to enter the Annual Meeting. Please refer to the section entitled “How can I attend the Annual Meeting?” on page 4 for further information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 20, 2010.

Sherwin-Williams’ Proxy Statement and 2009 Annual Report to Shareholders are available at http://proxymaterials.sherwin.com.

THE SHERWIN-WILLIAMS COMPANY

101 West Prospect Avenue

Cleveland, Ohio 44115-1075

PROXY STATEMENT

March 9, 2010

PRELIMINARY

We are providing the enclosed proxy materials to you in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on April 20, 2010. We began mailing these proxy materials to our shareholders on March 9, 2010. The use of the terms “we,” “us” and “our” throughout this Proxy Statement refers to Sherwin-Williams and/or its management.

ANNUAL REPORT

We are enclosing our Annual Report to Shareholders for the year ended December 31, 2009 with these proxy materials. We may submit additional financial and other reports at the Annual Meeting, but we do not intend to take any action relating to those reports.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the proposals outlined in the Notice of Annual Meeting of Shareholders. These proposals include:

• the election of directors;

•	the approval of the amendment and restatement of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan;

•	the ratification of the appointment of Sherwin-Williams’ independent registered public accounting firm; and

•	the consideration of a shareholder proposal if presented at the Annual Meeting.

In addition, our management will report on Sherwin-Williams’ performance and respond to questions from shareholders. We are not aware of any other matters that will be brought before the Annual Meeting for action.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting only if you were a record holder of our common stock or our ESOP serial preferred stock at the close of business on February 26, 2010, the record date for the Annual Meeting. At the close of business on the record date, 109,886,195 shares of common stock and 216,753 shares of ESOP serial preferred stock were outstanding. Each share owned on the record date is entitled to one vote.

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the shareholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a broker, bank or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

How do I vote?

Most shareholders have a choice of voting by mail, on the Internet, by telephone or in person at the Annual Meeting.

Voting by mail.  If you are a shareholder of record, you may vote by signing, dating and returning your proxy card in the enclosed prepaid envelope. The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares “FOR” Proposals 1, 2 and 3 and “AGAINST” Proposal 4. If you sign and return your proxy card, the proxy holders will vote your shares according to their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares in street name, you should complete, sign and date the voting instruction card provided to you by your broker or nominee.

Voting on the Internet or by Telephone.  If you are a shareholder of record, detailed instructions for Internet and telephone voting are attached to your proxy card. Your Internet or telephone vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card by mail. If you are a shareholder of record and you vote on the Internet or by telephone, your vote must be received by 11:59 p.m. E.D.T. on April 19, 2010; you should not return your proxy card.

If you hold shares in street name, you may be able to vote on the Internet or by telephone as permitted by your broker or nominee.

Voting in Person.  All shareholders may vote in person at the Annual Meeting. Shareholders of record may also be represented by another person present at the Annual Meeting by signing a proxy designating such person to act on your behalf. If you hold shares in street name, you may vote in person at the Annual Meeting only if you have obtained a signed proxy from your broker or nominee giving you the right to vote your shares.

What happens if I hold shares in street name and I do not give voting instructions?

If you are the beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange, that organization may generally vote on routine matters but cannot vote on non-routine matters. Proposals 1, 2 and 4 are considered non-routine matters. Therefore, if you do not instruct the organization that holds your shares how to vote on Proposals 1, 2 and 4, that organization does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Because Proposals 1, 2 and 4 are considered non-routine matters, broker non-votes are expected to exist on those proposals. Proposal 3 is considered a routine matter and, therefore, broker non-votes are not expected to exist on that proposal.

Who tabulates the vote?

Representatives of The Bank of New York Mellon will tabulate the votes and act as inspectors of election at the Annual Meeting.

How do I vote if I am a participant in the Stock Ownership and Automatic Dividend Reinvestment Plan or the Employee Stock Purchase and Savings Plan?

If you are a participant in one of these plans, your proxy card also serves as voting instructions for the number of shares that you are entitled to direct the vote under each plan. You may vote your shares in the same manner outlined above. If you are a participant in our Employee Stock Purchase and Savings Plan, your voting instructions must be received by the close of business on April 15, 2010 in order to allow the trustee sufficient time for voting.

If you are a participant in our Employee Stock Purchase and Savings Plan and you do not timely provide your voting instructions, the trustee will vote your shares in the same proportion as the trustee votes those shares for which it receives proper instructions. The trustee will vote any unallocated shares held in our Employee Stock Purchase and Savings Plan in the same proportion as the trustee votes those shares for which it receives proper instructions.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote:

•	“FOR” fixing the number of directors at 11 and electing the 11 nominees for directors (Proposal 1);

•	“FOR” approving the amendment and restatement of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Proposal 2);

•	“FOR” ratifying the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm (Proposal 3); and

•	“AGAINST” the shareholder proposal (Proposal 4).

What constitutes a quorum for the Annual Meeting?

A “quorum” of shareholders is necessary for us to hold a valid Annual Meeting. For a quorum, there must be present, in person or by proxy, or by use of communications equipment, shareholders of record entitled to exercise not less than fifty percent of the voting power of Sherwin-Williams. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What vote is required to approve each proposal?

Election of Directors (Proposal 1).  Proposal 1 to fix the number of directors at 11 requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on this proposal. To be elected as a director, a nominee must receive the affirmative vote of a plurality of the votes cast. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected. Any broker non-votes with respect to the election of one or more directors will not be counted as a vote cast and, therefore, will have no effect on the vote.

Under our Majority Voting Policy, in an uncontested election, any nominee for director who receives a greater number of “withheld” votes than “for” votes is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee of the Board of Directors. We have provided more information about our Majority Voting Policy under the heading “Corporate Governance — Majority Voting Policy.”

Approval of the Amendment and Restatement of the 2006 Equity and Performance Incentive Plan (Proposal 2).  Proposal 2 to approve the amendment and restatement of The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan requires the affirmative vote of a majority of the votes cast. A proxy card marked as abstaining with respect to this proposal and any broker non-votes with respect to this proposal will not be counted as a vote cast and, therefore, will have no effect on the vote.

Ratification of Independent Registered Public Accounting Firm (Proposal 3).  Proposal 3 to ratify the appointment of Ernst & Young LLP as Sherwin-Williams’ independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. A proxy card marked as abstaining with respect to this proposal will not be counted as a vote cast and, therefore, will have no effect on the vote.

Shareholder Proposal (Proposal 4).  Proposal 4 requires the affirmative vote of a majority of the votes cast. A proxy card marked as abstaining with respect to this proposal and any broker non-votes with respect to this proposal will not be counted as a vote cast and, therefore, will have no effect on the vote.

Other Items.  All other proposals and other business as may properly come before the Annual Meeting require the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Amended Articles of Incorporation or Regulations.

Can I revoke or change my vote after I submit my proxy?

Yes. You can revoke or change your vote before the proxy holders vote your shares by timely:

•	giving a revocation to our Senior Vice President, General Counsel and Secretary in writing, in a verifiable communication or at the Annual Meeting;

•	returning a later signed and dated proxy card;

•	entering a new vote on the Internet or telephone; or

•	voting in person at the Annual Meeting.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a shareholder at the close of business on February 26, 2010, the record date. We may ask you to present evidence of share ownership and valid photo identification to enter the Annual Meeting.

•	If you are a shareholder of record, or own your shares through our Stock Ownership and Automatic Dividend Reinvestment Plan or our Employee Stock Purchase and Savings Plan, an admission ticket is attached to your proxy card. Simply tear it off and bring it to the Annual Meeting.

•	If you hold your shares in street name, we may ask you to provide proof of beneficial ownership as of the record date, such as a bank or brokerage account statement showing ownership on February 26, 2010, a copy of the voting instruction card provided by your broker or nominee, or similar evidence of ownership.

Where will I be able to find voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Who pays the costs of this proxy solicitation?

The enclosed proxy is solicited by the Board of Directors, and Sherwin-Williams will pay the entire cost of solicitation. We have retained Georgeson Inc. to aid in the solicitation of proxies for which it will receive a fee estimated at $15,000 plus reasonable expenses.

In addition, we may reimburse banks, brokers and other nominees for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of our common stock. Our officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, telephone and electronic means.

Are the Proxy Statement and the 2009 Annual Report to Shareholders available on the Internet?

Yes.  This Proxy Statement and our 2009 Annual Report to Shareholders are available at
http://proxymaterials.sherwin.com.

You may help us save money in the future by accessing your proxy materials online, instead of receiving paper copies in the mail. If you would like to access proxy materials on the Internet beginning next year, please follow the instructions located under “Access Proxy Materials Online” in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com.

CORPORATE GOVERNANCE

We have a long history of good corporate governance practices that has greatly aided our long-term success. The Board of Directors and management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to shareholders. We describe below our key corporate governance policies that enable us to manage our business in accordance with high ethical standards and in the best interests of our shareholders.

Corporate Governance Guidelines. The Board of Directors has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company. The

Board of Directors reviews our Corporate Governance Guidelines at least annually. From time to time, the Board of Directors may revise our Corporate Governance Guidelines to reflect new regulatory requirements and evolving corporate governance practices.

Leadership Structure.  Our Corporate Governance Guidelines provide that the same person should hold the positions of Chairman and Chief Executive Officer, except in unusual circumstances such as during a period of transition in the office of the chief executive officer. Currently, the Board believes this leadership structure provides the most efficient and effective leadership model for Sherwin-Williams by enhancing the Chairman and Chief Executive Officer’s ability to provide clear insight and direction of business strategies and plans to both the Board and management. The Board believes Sherwin-Williams can most effectively execute its business strategies and plans if the Chairman is also a member of the management team. A single person, acting in the capacities of Chairman and Chief Executive Officer, provides unified leadership and focus.

Another key component of our leadership structure is our strong governance practices to ensure that the Board effectively carries out its responsibility for the oversight of management. All directors, with the exception of the Chairman, are independent, and all committees are made up entirely of independent directors. We do not have a lead independent director. Non-management directors meet at least twice each year in regularly scheduled executive sessions and may schedule additional executive sessions as appropriate. Committee chairs preside over these executive sessions on a rotating basis, and members of management do not attend these executive sessions. The Board has full access to the management team at all times. In addition, the Board or any committee may retain, at such times and on such terms as determined by the Board or committee in its sole discretion, independent legal, financial and other independent consultants and advisors to advise and assist the Board or committee in discharging its oversight responsibilities.

Business Ethics Policy.  We have operated under a Business Ethics Policy for many years and are committed to conducting business in an ethical and legal manner throughout the world. Our Business Ethics Policy applies to all of our directors, officers and employees and outlines the broad principles of ethical and legal conduct embraced by our company to guide our business related conduct. Under our Business Ethics Policy, any director or employee who reasonably believes or suspects that Sherwin-Williams or any director or employee has engaged or is engaging in improper or illegal activities, fraud or activities that appear to be inconsistent with or in violation of our Business Ethics Policy is responsible for reporting such activities. We do not permit retaliation of any kind against any person who, in good faith, reports any known or suspected improper activities pursuant to our Business Ethics Policy.

Our Business Ethics Policy includes additional ethical obligations for our senior financial management (which includes our chief executive officer, our chief financial officer, and the controller, treasurer and principal financial and accounting personnel in our operating groups and corporate departments). Our senior financial management is responsible for creating and maintaining a culture of high ethical standards throughout our company to ensure the fair and timely reporting of our financial results and financial condition.

Risk Management.  Management is responsible for assessing and managing Sherwin-Williams’ exposure to various risks. Management has an enterprise risk management process to identify, assess and manage the most significant risks facing Sherwin-Williams.

The Audit Committee has oversight responsibility to review management’s risk management process, including the policies and guidelines used by management to identify, assess and manage Sherwin-Williams’ exposure to risk. The Audit Committee also has oversight responsibility for financial risks. The Board of Directors has oversight responsibility for all other risks. Management reviews financial risks with the Audit Committee at least quarterly and reviews its risk management process with the Audit Committee on an ongoing basis. Management reviews various significant risks with the Board throughout the year, as necessary and/or appropriate, and conducts a formal review of its assessment and management of the most significant risks with the Board on an annual basis.

Communications with Directors.  The Board of Directors has adopted a process by which shareholders and all other interested parties may communicate with the non-management directors or the chairperson of any of the committees of the Board of Directors. You may send communications by regular mail to the attention of the Chairperson, Audit Committee; Chairperson, Compensation and Management Development Committee; or Chairperson, Nominating and Corporate Governance Committee; or to the non-management directors as a group to the Non-Management Directors, each c/o Corporate Secretary, The Sherwin-Williams Company, 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115.

Sherwin-Williams’ management will review all communications received to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

Complaint Procedures for Accounting, Auditing and Financial Related Matters.  The Audit Committee has established procedures for receiving, retaining and treating complaints from any source regarding accounting, internal accounting controls and auditing matters. The Audit Committee has also established procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Interested parties may communicate such complaints by following the procedures described under the heading “Communications with Directors,” above. Employees may report such complaints by following the procedures outlined in our Business Ethics Policy. We do not permit any retaliation of any kind against any person who, in good faith, submits a complaint or concern under these procedures.

Independence of Directors.  Under our Director Independence Standards (a copy of which is attached as Appendix A), 10 of our current 11 directors and director nominees are independent. In addition, all members of the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee are independent.

Majority Voting Policy.  The Board of Directors has adopted a Majority Voting Policy. Any nominee for director in an uncontested election who receives a greater number of “withheld” votes than “for” votes shall promptly tender his or her resignation. The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board of Directors whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withheld” votes.

In making this recommendation, the Committee will consider all factors deemed relevant by its members. These factors may include the underlying reasons why shareholders “withheld” votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to Sherwin-Williams, whether by accepting such resignation Sherwin-Williams will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of Sherwin-Williams and our shareholders.

In considering the Committee’s recommendation, the Board of Directors will consider the factors considered by the Committee and such additional information and factors that the Board of Directors believes to be relevant. We will promptly publicly disclose the Board of Directors’ decision and process in a periodic or current report filed with the SEC.

Executive Sessions.  The non-management members of the Board of Directors meet at least twice each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by the non-management directors. The chairpersons of the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee rotate presiding over these sessions.

Annual Board Self-Assessments.  The Board of Directors has instituted annual self-assessments of the Board of Directors, as well as the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee, to assist in determining whether the Board of Directors and its committees are functioning effectively. In early 2010, the Board and each of its committees completed self-evaluations and reviewed and discussed the results. The Nominating and Corporate Governance Committee oversees this evaluation process.

Board Committee Charters.  The Board of Directors has adopted written charters for the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee. Each committee reviews and evaluates the adequacy of its charter at least annually and recommends any proposed changes to the Board of Directors for approval.

Stock Ownership Guidelines.  The Board of Directors has established a minimum share ownership requirement for its directors, executive officers and operating presidents. Each director who has served on the Board of Directors for at least five years is expected to own a minimum of 10,000 shares of common stock. Each executive officer and operating president who has served in such capacity for at least five years is expected to own shares of common stock equal in value to a multiple of his base salary ranging from a low of three times to a high of five times for the Chairman and Chief Executive Officer. For purposes of meeting this minimum share ownership requirement, each equivalent share of common stock and each share of restricted stock held under our benefit plans is considered as a share of common stock. Stock options are not considered towards meeting this requirement.

All directors, executive officers and operating presidents have either met our stock ownership guidelines or are pursuing plans to meet our guidelines within the time frames prescribed.

Executive Compensation Adjustment and Recapture Policy.  The Board of Directors has adopted a policy regarding the adjustment and recapture of compensation paid or payable to certain key employees and executives. Under the policy, employees who participate in our 2007 Executive Performance Bonus Plan are required to reimburse Sherwin-Williams for any award paid under this plan in the event:

•	The award was based upon the achievement of financial results that were subsequently the subject of an accounting restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws;

•	The Board of Directors determines that the employee engaged in knowing or intentional fraudulent or illegal conduct that caused or partially caused the need for the restatement; and

•	A lower amount would have been paid to the employee based upon the restated financial results.

The reimbursement will be equal to the difference in the amount of the award prior to the restatement and the amount of the award determined using the restated financial results.

In addition, under our 2006 Equity and Performance Incentive Plan, (a) all outstanding stock awards will be cancelled and (b) the employee will be required to reimburse Sherwin-Williams for any economic gains received by the employee pursuant to a stock award during the one-year period preceding the Board of Directors’ determination that the employee engaged in the conduct described above.

Availability of Corporate Governance Materials.  You may access all committee charters, our Corporate Governance Guidelines, our Director Independence Standards, our Business Ethics Policy, our Majority Voting Policy and other corporate governance materials in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com.

ELECTION OF DIRECTORS (PROPOSAL 1)

At the Annual Meeting, the number of directors is to be fixed at 11, and 11 directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

Our Board of Directors currently has 11 members. All of these directors are standing for re-election as nominees. All of the nominees were elected by the shareholders at the 2009 Annual Meeting, except for Messrs. Kadien and Stropki. Messrs. Kadien and Stropki were appointed as directors by unanimous action of the Board on October 16, 2009 and July 15, 2009, respectively.

All of the nominees are independent, except for Mr. Connor. Mr. Connor is not considered to be independent because of his position as Chairman and Chief Executive Officer of Sherwin-Williams.

There are no family relationships among any of the directors and executive officers.

Each of the nominees has agreed to serve if elected. If any nominee declines or is unable to accept such nomination or is unable to serve, an event which we do not expect, the Board of Directors reserves the right in its discretion to substitute another person as a nominee or to reduce the number of nominees. In this event, the proxy holders may vote in their discretion for any substitute nominee proposed by the Board of Directors unless you indicate otherwise.

The following is biographical information regarding each nominee:

Arthur F. Anton
President and Chief Executive Officer,
Swagelok Company
Director of Sherwin-Williams since 2006

Arthur F. Anton, 52, has served as President and Chief Executive Officer of Swagelok Company (manufacturer and provider of fluid system products and services) since January 2004. Mr. Anton served as President and Chief Operating Officer of Swagelok from January 2001 to January 2004, Executive Vice President of Swagelok from July 2000 to January 2001, and Chief Financial Officer of Swagelok from August 1998 to July 2000. Mr. Anton is also a Director of Olympic Steel, Inc. and University Hospitals Health System and is Chairman of the Manufacturing Advocacy & Growth Network.

James C. Boland
Former President, Chief Executive Officer
and Vice Chairman,
Cavaliers Operating Company, LLC
Director of Sherwin-Williams since 1998

James C. Boland, 70, served as Vice Chairman of Cavaliers Operating Company, LLC (formerly known as Cavaliers/Gund Arena Company) from January 2003 to June 2007 and President and Chief Executive Officer of CAVS/Gund Arena Company from January 1998 to January 2003. Prior to his time with the Cavaliers, Mr. Boland served for 22 years as a partner of Ernst & Young LLP in various roles including Vice Chairman and Regional Managing Partner as well as a member of the firm’s Management Committee from 1988 to 1996 and as Vice Chairman of National Accounts from 1997 to his retirement from the firm in 1998. Mr. Boland is also a Director of Developers Diversified Realty Corporation, The Goodyear Tire & Rubber Company and Invacare Corporation and is a Trustee of Bluecoats, Inc. and The Harvard Business School Club of Cleveland. Mr. Boland is a former Director of International Steel Group Inc.

Christopher M. Connor
Chairman and Chief Executive Officer,
Sherwin-Williams
Director of Sherwin-Williams since 1999

Christopher M. Connor, 53, has served as Chairman of Sherwin-Williams since April 2000 and Chief Executive Officer of Sherwin-Williams since October 1999. Mr. Connor served as President of Sherwin-Williams from July 2005 to October 2006. Mr. Connor has been with Sherwin-Williams since 1983 in roles of increasing responsibility. Mr. Connor is also a Director of Eaton Corporation. Mr. Connor is a former Director of Diebold, Incorporated and National City Corporation.

David F. Hodnik
Retired, Former President and
Chief Executive Officer,
Ace Hardware Corporation
Director of Sherwin-Williams since 2005

David F. Hodnik, 62, prior to his retirement in April 2005, served as Chief Executive Officer of Ace Hardware Corporation (cooperative of independent hardware retail stores) since January 1997. Mr. Hodnik also served as President of Ace Hardware from January 1996 through December 2004. Mr. Hodnik joined Ace Hardware in October 1972 and held various financial, accounting and operating positions at Ace Hardware.

Thomas G. Kadien
Senior Vice President,
Consumer Packaging and IP Asia
International Paper Company
Director of Sherwin-Williams since 2009

Thomas G. Kadien, 53, has served as Senior Vice President, Consumer Packaging and IP Asia of International Paper Company (global paper and packaging company) since January 2010 and has served as Senior Vice President of International Paper since May 2004. Mr. Kadien joined International Paper in 1978 and has held various sales, marketing and management positions with International Paper, including President of xpedx from October 2005 to January 2010, President — IP Europe from April 2003 to October 2005, Vice President — Commercial Printing and Imaging Papers from August 2000 to April 2003, and Vice President — Fine Papers from June 2000 to August 2000. Mr. Kadien is also a Member of the Board of Visitors of the University of Memphis.

Susan J. Kropf
Retired, Former President and
Chief Operating Officer,
Avon Products, Inc.
Director of Sherwin-Williams since 2003

Susan J. Kropf, 61, prior to her retirement in January 2007, served as President and Chief Operating Officer of Avon Products, Inc. (global manufacturer and marketer of beauty and related products) since January 2001. Mrs. Kropf served as Executive Vice President and Chief Operating Officer, North America and Global Business Operations, of Avon from December 1999 to January 2001 and Executive Vice President and President, North America, of Avon from March 1997 to December 1999. Mrs. Kropf joined Avon in 1970 and held various positions in manufacturing, marketing and product development. Mrs. Kropf is also a Director of Coach, Inc., MeadWestvaco Corporation, The Kroger Co. and the Wallace Foundation.

Gary E. McCullough
President and Chief Executive Officer,
Career Education Corporation
Director of Sherwin-Williams since 2002

Gary E. McCullough, 51, has served as President and Chief Executive Officer of Career Education Corporation (provider of post-secondary educational services) since March 2007. Immediately prior to joining Career Education Corporation, Mr. McCullough served as Senior Vice President of Abbott Laboratories and President of its Ross Products Division from December 2003 to March 2007. Immediately prior to joining Abbott Laboratories, Mr. McCullough served as Senior Vice President – Americas of Wm. Wrigley Jr. Company from March 2000 to December 2003. Mr. McCullough also spent 13 years at the Procter & Gamble Company where he served in a variety of marketing and management positions. Mr. McCullough is also a Director of Career Education Corporation.

A. Malachi Mixon, III
Chairman and Chief Executive Officer,
Invacare Corporation
Director of Sherwin-Williams since 1993

A. Malachi Mixon, III, 69, has served as Chief Executive Officer of Invacare Corporation (manufacturer and distributor of home health care products) since January 1980 and Chairman of Invacare since September 1983. Mr. Mixon served as President of Invacare from January 1980 to November 1996. Mr. Mixon is also a Director of Park-Ohio Holdings Corp., is Chairman of The Cleveland Clinic Foundation and the Cleveland Institute of Music and is on the Visiting Committee of the Harvard School of Business Administration. Mr. Mixon is a former Director of The Lamson and Sessions Co.

Curtis E. Moll
Chairman and Chief Executive Officer,
MTD Holdings Inc
Director of Sherwin-Williams since 1997

Curtis E. Moll, 70, has served as Chairman and Chief Executive Officer of MTD Holdings Inc (manufacturer of outdoor power equipment and tools, dies and stampings for the automotive industry) since October 1980. Mr. Moll is also a Director of AGCO Corporation and is Chairman of the Board of Directors of Shiloh Industries, Inc.

Richard K. Smucker
Executive Chairman and
Co-Chief Executive Officer,
The J.M. Smucker Company
Director of Sherwin-Williams since 1991

Richard K. Smucker, 61, has served as Co-Chief Executive Officer of The J.M. Smucker Company (makers of food products) since February 2001 and Executive Chairman of J.M. Smucker since June 2008. Mr. Smucker served as President of J.M. Smucker from January 1987 to June 2008 and Chief Financial Officer of J.M. Smucker from June 2003 to January 2005. Mr. Smucker is also a Director of J.M. Smucker and is a Trustee of Miami University of Ohio and the Musical Arts Association (The Cleveland Orchestra). Mr. Smucker is a former Director of Wm. Wrigley Jr. Company.

John M. Stropki, Jr.
Chairman, President and
Chief Executive Officer,
Lincoln Electric Holdings, Inc.
Director of Sherwin-Williams since 2009

John M. Stropki, Jr., 59, has served as President and Chief Executive Officer of Lincoln Electric Holdings, Inc. (manufacturer and reseller of welding and cutting products) since June 2004 and Chairman of Lincoln Electric Holdings since October 2004. Mr. Stropki served as Executive Vice President and Chief Operating Officer of Lincoln Electric Holdings from May 2003 to June 2004 and Executive Vice President of Lincoln Electric Holdings and President, North America of The Lincoln Electric Company from May 1996 to May 2003. Mr. Stropki is also a Director of Lincoln Electric Holdings.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 1 relating to the election of directors.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS OF DIRECTORS AND NOMINEES

In considering each director nominee and the composition of the Board of Directors as a whole, the Nominating and Corporate Governance Committee utilizes a diverse group of experiences, characteristics, attributes and skills, including diversity in gender, ethnicity and race, that the Committee believes enables a director nominee to make a significant contribution to the Board, Sherwin-Williams and our shareholders. These experiences, characteristics, attributes and skills, which are more fully described in the table on the next page, include management experience, independence, financial expertise, experience in manufacturing/distribution, technical/research and development, international operations, marketing and sales, and retail operations and minority status. The Committee may also consider such other experiences, characteristics, attributes and skills, as it deems appropriate, given the then-current needs of the Board and Sherwin-Williams.

These experiences, characteristics, attributes and skills relate directly to the management and operations of Sherwin-Williams. Success in each of these categories is a key factor in Sherwin-Williams’ overall operational success and creating shareholder value. The Committee believes that directors who possess these experiences, characteristics, attributes and skills are better able to provide oversight of Sherwin-Williams’ management and our long-term and strategic objectives. The following table sets forth the experience, characteristics, attributes and skills of each director nominee that led the Board to conclude that such persons should serve as directors. The Board also considered the specific experience described in each nominee’s biographical information, as disclosed above.

Directors with Attribute

Management Experience	A. F. Anton	G. E. McCullough
Experience as a CEO, COO, President or Senior Vice President of a company or a significant subsidiary, operating division or business unit.	J. C. Boland C. M. Connor D. F. Hodnik T. G. Kadien S. J. Kropf	A. M. Mixon, III C. E. Moll R. K. Smucker J. M. Stropki, Jr.
Independence	A. F. Anton	G. E. McCullough
Satisfy the independence requirements of the New York Stock Exchange.	J. C. Boland D. F. Hodnik T. G. Kadien S. J. Kropf	A. M. Mixon, III C. E. Moll R. K. Smucker J. M. Stropki, Jr.
Financial Expertise	A. F. Anton	G. E. McCullough
Possess the knowledge and experience to be qualified as an “audit committee financial expert” as that term is defined by SEC regulations.	J. C. Boland D. F. Hodnik	R. K. Smucker J. M. Stropki, Jr.
Manufacturing; Distribution	A. F. Anton	G. E. McCullough
Experience in, or experience in a senior management position responsible for, managing significant manufacturing and distribution operations.	J. C. Boland C. M. Connor D. F. Hodnik T. G. Kadien S. J. Kropf	A. M. Mixon, III C. E. Moll R. K. Smucker J. M. Stropki, Jr.
Technical; Research and Development	A. F. Anton	A. M. Mixon, III
Experience in, or experience in a senior management position responsible for, managing a significant technical or research and development function.	C. M. Connor T. G. Kadien S. J. Kropf G. E. McCullough	C. E. Moll R. K. Smucker J. M. Stropki, Jr.
International Operations	A. F. Anton	G. E. McCullough
Experience working in a major organization with global operations with a thorough understanding of different cultural, political and regulatory requirements.	J. C. Boland C. M. Connor D. F. Hodnik T. G. Kadien S. J. Kropf	A. M. Mixon, III C. E. Moll R. K. Smucker J. M. Stropki, Jr.
Marketing; Sales	A. F. Anton	G. E. McCullough
Experience in, or experience in a senior management position responsible for, managing the marketing and/or sales function.	C. M. Connor D. F. Hodnik T. G. Kadien S. J. Kropf	A. M. Mixon, III C. E. Moll R. K. Smucker J. M. Stropki, Jr.
Retail Operations	C. M. Connor
Experience in, or experience in a senior management position responsible for, managing retail operations.	D. F. Hodnik T. G. Kadien
Minority; Diversity	S. J. Kropf
Contribute to the board in a way that enhances perspectives through diversity in gender, ethnic background, race, etc.	G. E. McCullough A. M. Mixon, III

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted categorical Director Independence Standards to assist the Board of Directors in determining the independence of each director. To be considered independent, the Board of Directors must affirmatively determine that the director has no material relationship with Sherwin-Williams. In each case, the Board of Directors broadly considers all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board of Directors may determine from time to time.

During the Board of Directors’ annual review of director independence, the Board of Directors considers transactions, relationships and arrangements between each director or an immediate family member of the director and Sherwin-Williams. The Board of Directors also considers transactions, relationships and arrangements between each director or an immediate family member of the director and Sherwin-Williams’ senior management.

Under our Director Independence Standards, the following relationships are not considered to be material relationships that would impair a director’s independence:

•	if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that has made payments to, or received payments from, Sherwin-Williams for property or services in an amount which, in any of the last three fiscal years, is less than $1 million or two percent, whichever is greater, of such other company’s annual gross revenues;

•	if the director, or an immediate family member of the director, is an executive officer of another company which is indebted to Sherwin-Williams, or to which Sherwin-Williams is indebted, in an amount which is less than five percent of such other company’s total assets;

•	if the director, or an immediate family member of the director, serves as an officer, director or trustee of a not-for-profit organization, and Sherwin-Williams’ discretionary charitable contributions (excluding matching contributions) to the organization are less than $500,000 or five percent, whichever is greater, of that organization’s annual gross revenues;

•	if the director serves as a director or executive officer of another company that also uses Sherwin-Williams’ independent auditor;

•	if the director is a member of, or associated with, the same professional association, or social, educational, civic, charitable, fraternal or religious organization or club as another Sherwin-Williams director or executive officer; or

•	if the director serves on the board of directors of another company at which another Sherwin-Williams director or executive officer also serves on the board of directors (except for compensation committee interlocks.)

A complete copy of our Director Independence Standards is attached as Appendix A.

Early this year, the Board of Directors performed its annual director independence review for 2010. As part of this review, the Board of Directors considered investments by Sherwin-Williams and a director in a private equity fund that invests in minority businesses. The Board of Directors does not believe this relationship impairs the independence of the director.

As a result of this review, the Board of Directors determined that 10 of our 11 current directors and director nominees are independent. In addition, all members of the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee are independent. The Board of Directors determined that Mrs. Kropf and Messrs. Anton, Boland, Hodnik, Kadien, McCullough, Mixon, Moll, Smucker and Stropki meet these standards and are independent and, in addition, satisfy the independence requirements of the New York Stock Exchange. Mr. Connor is not considered to be independent because of his position as Chairman and Chief Executive Officer of Sherwin-Williams.

2009 DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the compensation of our nonemployee directors for 2009. Mr. Connor, who is our Chairman and Chief Executive Officer, does not receive any additional compensation for services as a director.

	Fees Earned		Option	All Other
	or Paid in	Stock Awards	Awards	Compensation	Total
Name	Cash ($)(8)	($)(9,10)	($)(11)	($)(12,13)	($)

A. F. Anton	85,000	68,240	-0-	-0-	153,240
J. C. Boland(1)	100,000	68,240	-0-	5,000	173,240
D. E. Evans(2)	28,333	68,240	-0-	-0-	96,573
D. F. Hodnik	85,000	68,240	-0-	-0-	153,240
T. G. Kadien(3)	21,250	93,125	-0-	-0-	114,375
S. J. Kropf	85,000	68,240	-0-	-0-	153,240
R. W. Mahoney(2,4)	32,166	68,240	-0-	-0-	100,406
G. E. McCullough	85,000	68,240	-0-	-0-	153,240
A. M. Mixon, III(5)	92,667	68,240	-0-	5,000	165,907
C. E. Moll(6)	93,500	68,240	-0-	-0-	161,740
R. K. Smucker	85,000	68,240	-0-	-0-	153,240
J. M. Stropki, Jr.(7)	42,500	81,142	-0-	-0-	123,642

[1]	Mr. Boland served as Chair of the Audit Committee from January – December 2009.

[2]	Messrs. Evans and Mahoney retired as directors on April 15, 2009 at the 2009 Annual Meeting of Shareholders in accordance with the Board of Directors’ retirement policy.

[3]	Mr. Kadien began his term as a director on October 16, 2009.

[4]	Mr. Mahoney served as Chair of the Compensation and Management Development Committee from January – April 2009.

[5]	Mr. Mixon served as Chair of the Compensation and Management Development Committee from May – December 2009.

[6]	Mr. Moll served as Chair of the Nominating and Corporate Governance Committee from January – December 2009.

[7]	Mr. Stropki began his term as a director on July 15, 2009.

[8]	The amounts set forth in this column reflect the annual retainer, the annual retainer for committee chairs, and any meeting fees. Mrs. Kropf and Messrs. Boland, McCullough, Mixon and Moll defer payments of all of their fees under our Director Deferred Fee Plan. Cash amounts deferred during 2009 were as follows: Mr. Boland ($100,000), Mrs. Kropf ($85,000), Mr. McCullough ($85,000), Mr. Mixon ($92,667) and Mr. Moll ($93,500). These amounts were credited to either a common stock account or a shadow stock account under our Director Deferred Fee Plan. The number of shares of common stock (which includes shares acquired through the reinvestment of dividends) held by the nonemployee directors under our Director Deferred Fee Plan at December 31, 2009 was as follows: Mr. McCullough (12,925), Mr. Moll (23,006) and Mr. Smucker (12,290). The number of shares of shadow stock (which includes shares acquired through the reinvestment of dividend equivalents) held by the nonemployee directors under our Director Deferred Fee Plan at December 31, 2009 was as follows: Mr. Boland (22,303), Mrs. Kropf (9,802) and Mr. Mixon (31,914).

[9]	The values set forth in this column reflect 1,483 shares of restricted stock granted during 2009 to each of our nonemployee directors under our 2006 Stock Plan for Nonemployee Directors. The values of restricted stock are equal to the aggregate grant date fair value computed in accordance with the Stock Compensation Topic (718) of the Accounting Standards Codification (“ASC”), excluding the effect of estimated forfeitures. The grant date fair value of restricted stock is based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the date of grant.

[10]	The number of shares of restricted stock held by our nonemployee directors at December 31, 2009 was 2,818 for each of Mrs. Kropf and Messrs. Anton, Boland, Evans, Hodnik, Mahoney, McCullough, Mixon, Moll and Smucker and 1,483 for each of Messrs. Kadien and Stropki. Dividends are paid on shares of restricted stock at the same rate as paid on our common stock.

[11]	The number of stock options held by our nonemployee directors at December 31, 2009 was as follows: Mr. Evans (11,000), Mrs. Kropf (7,000), Mr. Mahoney (9,000), Mr. McCullough (9,000), Mr. Mixon (11,000), Mr. Moll (1,167) and Mr. Smucker (3,500). No stock options have been granted to our nonemployee directors since 2003, and our director compensation program no longer includes the granting of stock options.

[12]	The amounts set forth in this column reflect charitable matching gifts under our matching gifts to education program and our matching gifts for volunteer leaders program. These programs are available to all full-time employees and directors and are described on the next page.

[13]	The amounts set forth in this column do not include the incremental cost of our Business Travel Accident Insurance Plan. Coverage under this plan is provided to all directors, executive officers and full-time salaried employees. We pay an aggregate premium for the insurance policy underlying this plan. The total aggregate premium in 2009 for this plan for all directors, executive officers and employees was $36,028.

DIRECTOR COMPENSATION PROGRAM

The Compensation and Management Development Committee is responsible for annually reviewing and approving the compensation for our nonemployee directors. All of our nonemployee directors are paid under the same compensation program. Officers of Sherwin-Williams who also serve as directors do not receive any additional compensation for services as a director.

We use a combination of cash and equity-based compensation to attract and retain our nonemployee directors. Compensation for our nonemployee directors consists of an annual cash retainer; an additional annual cash retainer for chairs of the Audit Committee, the Compensation and Management Development Committee, and the Nominating and Corporate Governance Committee; meeting fees; an annual grant of restricted stock; and other benefits.

Stock options are not currently a part of our nonemployee director compensation program. In addition, we do not provide retirement benefits to our nonemployee directors.

Director Fees.  For 2009, the cash and equity compensation program for our nonemployee directors consisted of the following:

•	An annual cash retainer of $85,000;

•	An additional annual cash retainer of $15,000 for the chair of the Audit Committee;

•	An additional annual cash retainer of $11,500 for the chair of the Compensation and Management Development Committee;

•	An additional annual cash retainer of $8,500 for the chair of the Nominating and Corporate Governance Committee;

•	A meeting fee of $1,750 for each Board or committee meeting attended in excess of twelve meetings during the calendar year. For purposes of calculating the number of meetings during the calendar year, any Board and committee meetings held within 24 hours shall constitute one meeting; and

•	An annual grant of restricted stock valued at approximately $85,000 at the time of the grant under our 2006 Stock Plan for Nonemployee Directors.

Shares of restricted stock vest in annual increments of one-third of the shares granted over a period of three years. The shares will immediately vest in the event of the death or disability of the director or in the event of a change in control of Sherwin-Williams. In the event of the retirement of the director, the shares will continue to vest in accordance with the original three-year vesting schedule.

For 2010, the annual cash retainers for the chair of the committees of the Board were increased to $21,000 for the Audit Committee, $15,000 for the Compensation and Management Development Committee and $11,000 for the Nominating and Corporate Governance Committee. In addition, the value of the annual grant of restricted stock was increased to approximately $95,000.

We reimburse all directors for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

Other Benefits.  We also pay the premiums for liability insurance and business travel accident insurance for all directors, including $225,000 accidental death and dismemberment coverage and $225,000 permanent total disability coverage, while the directors are traveling on Sherwin-Williams’ business.

Directors may also receive the same discounts as our employees on the purchase of products at Sherwin-Williams’ stores and are eligible to participate in our matching gifts programs on the same basis as employees. These programs provide for annual matches for gifts of up to $5,000 under the matching gifts to education program and $1,000 under the matching gifts for volunteer leaders program, as well as annual grants of up to $200 under the grants for volunteers program. Amounts of matching gifts and grants under these programs are included in the “All Other Compensation” column of the 2009 Director Compensation Table.

Deferral of Director Fees.  Directors may elect to defer all or a part of their retainer and meeting fees under our Director Deferred Fee Plan. The amounts deferred during 2009 are set forth in a footnote to the 2009 Director Compensation Table.

Deferred fees may be credited to a common stock account, a shadow stock account or an interest bearing cash account. The value of the shadow stock account reflects changes in the market price of our common stock and the payment of dividend equivalents at the same rate as dividends are paid on our common stock. The number of shares of common stock and shadow stock held by participating directors under the plan is set forth in a footnote to the 2009 Director Compensation Table.

Amounts deferred may be distributed either in annual installments over a period up to ten years or in a lump sum pursuant to a director’s payment election. Amounts credited to a shadow stock account are distributed in cash.

BOARD MEETINGS AND COMMITTEE MEMBERSHIP

The Board of Directors held five meetings during 2009. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he or she served. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of shareholders. All directors except two attended the 2009 Annual Meeting of Shareholders.

The Board of Directors has established an Audit Committee, a Compensation and Management Development Committee, and a Nominating and Corporate Governance Committee. The Board of Directors has adopted a written charter for each committee. You can find a complete copy of each charter in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com. The following table sets forth the current membership of the committees.

		Compensation and	Nominating and
		Management	Corporate
Name	Audit	Development	Governance

A. F. Anton	x
J. C. Boland	Chair		x
D. F. Hodnik	x
T. G. Kadien	x
S. J. Kropf		x
G. E. McCullough	x
A. M. Mixon, III		Chair	x
C. E. Moll		x	Chair
R. K. Smucker		x	x
J. M. Stropki, Jr.		x

Audit Committee. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities on matters relating to:

•	the integrity of our financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of our internal audit function and independent registered public accounting firm;

•	our compliance with legal and regulatory requirements;

•	preparing the report required by the rules of the SEC to be included in our annual proxy statement; and

•	engaging in such other matters as may from time to time be specifically delegated to the Audit Committee by the Board of Directors.

The Audit Committee met five times during 2009. Each member of the Audit Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange, SEC regulations and our Director Independence Standards. The Board of Directors has determined that Messrs. Anton, Boland, Hodnik and McCullough are “audit committee financial experts,” as that term is defined by SEC regulations.

Mr. Boland serves on the audit committees of three other public companies. The Board of Directors, after full review and consideration of such service, determined that Mr. Boland’s simultaneous service on these other audit committees does not impair his ability to effectively serve on Sherwin-Williams’ Audit Committee.

Compensation and Management Development Committee. The purpose of the Compensation and Management Development Committee is to assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities on matters relating to:

•	compensating our management, which includes our executive officers;

•	overseeing our management succession planning;

•	producing a compensation committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	engaging in such other matters as may from time to time be specifically delegated to the Compensation Committee by the Board of Directors.

The Compensation Committee met six times during 2009. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and our Director Independence Standards.

Process for Determining Director and Executive Compensation.  The Compensation Committee reports to the Board of Directors on all compensation matters regarding our directors, executives and other key salaried employees. The Compensation Committee annually reviews and approves the compensation for our directors, executives and other key salaried employees. The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees. The Compensation Committee relies upon several members of our management and their staff, as well as an outside compensation consultant, in order to assist the Compensation Committee in performing its duties.

We strive to pay our directors and executives compensation that is competitive in the marketplace. In order to assist the Compensation Committee in determining compensation that is competitive, the Compensation Committee has engaged Towers Watson, an outside compensation consulting firm, as its compensation consultant. Towers Watson annually compiles information regarding the compensation that similar companies are paying to their directors and executives. Our Senior Vice President — HR and his staff usually work directly with Towers Watson to compile the market compensation information. We use that information as a starting point to set compensation levels for our directors and executives.

Role of the Compensation Consultant.  Towers Watson serves as an advisor to the Compensation Committee on compensation matters relating to our directors and executives. Towers Watson generally provides the Compensation Committee with market compensation data and makes recommendations with regard to the form and amount of director and executive compensation based on the market data. Towers Watson typically makes recommendations with regard to the base salary, annual cash incentive compensation and long-term equity incentive compensation for our Chief Executive Officer.

Towers Watson also from time to time identifies peer companies for benchmarking director and executive compensation, provides other market compensation information and analysis, assists with the development of, and changes to, compensation plans and programs, and attends Compensation Committee meetings.

From time to time, Towers Watson provides services to Sherwin-Williams in addition to services related to director and executive compensation. The aggregate fees paid to Towers Watson for providing these additional services during 2009 were less than $120,000.

Role of Management.  Several members of our management participate in the Compensation Committee’s executive compensation process. The Compensation Committee relies upon our Senior Vice President — HR and his staff for input in determining director and executive compensation levels. Towers Watson typically provides the requested market compensation information to our Senior Vice President — HR, and our Senior Vice President — HR typically meets with Towers Watson to discuss this information. Our Chief Executive Officer does not meet with Towers Watson on an individual basis. With regard to director compensation, Towers Watson also typically provides the Compensation Committee with recommendations of any changes to director compensation. Our Senior Vice President — HR may also make recommendations to the Compensation Committee of changes to director compensation based upon the market compensation information.

With regard to executive compensation, management generally makes recommendations to the Compensation Committee and plays a more active role in the compensation process. Management makes recommendations relating to the development of compensation plans and programs and changes to existing plans and programs.

Management also makes recommendations with respect to:

•	the evaluation of executive performance;

•	salary increases;

•	the performance goals (and weightings) for annual cash incentive compensation;

•	the financial performance goals for grants of restricted stock;

•	the results attained with respect to performance goals; and

•	the number of stock options and shares of restricted stock granted.

Prior to providing recommendations to the Compensation Committee at its formal meetings, our Senior Vice President — HR generally will meet with our Chief Executive Officer to review the recommendations, except for recommendations concerning our Chief Executive Officer’s compensation. Our Chief Executive Officer and our Senior Vice President — HR also may meet with the chair of the Compensation Committee prior to meetings to review the agenda for the meetings and the compensation recommendations. Our Chief Executive Officer and our Senior Vice President — HR generally attend all Committee meetings. Our Chief Executive Officer does not have the ability to call meetings. Our Senior Vice President — HR serves as secretary for the Compensation Committee at its meetings. Our Chief Executive Officer is excused from that part of the meeting during which the Compensation Committee discusses his annual performance evaluation and compensation.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to assist the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities on matters relating to:

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the director nominees for election as directors;

•	recommending to the Board of Directors the director nominees for each committee of the Board of Directors;

•	reviewing, developing and recommending to the Board of Directors a set of corporate governance guidelines;

•	guiding the Board of Directors in its annual evaluation of the Board of Directors’ performance; and

•	engaging in such other matters as may from time to time be specifically delegated to the Nominating Committee by the Board of Directors.

The Nominating Committee met three times in 2009. Each member of the Nominating Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and our Director Independence Standards.

Director Qualifications.  The Nominating Committee seeks a diverse group of candidates who possess the appropriate characteristics, skills, experience and time to make a significant contribution to the Board of Directors, Sherwin-Williams and our shareholders. The Nominating Committee seeks input from senior management and other members of the Board of Directors to identify and evaluate potential director candidates. Each candidate is evaluated in the context of the Board of Directors as a whole, with the objective that the Board of Directors can best perpetuate Sherwin-Williams’ success and represent shareholders’ interests through the exercise of sound business judgment using the directors’ diversity of characteristics, skills and experiences, including diversity in gender, ethnicity and race. Each candidate shall have the highest personal and professional character and integrity, and shall have demonstrated exceptional ability and judgment in their respective endeavors. Candidates must possess sufficient time to effectively carry out their duties and responsibilities.

The Nominating Committee may, but typically does not, employ professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board of Directors with the desired skills and disciplines.

Diversity of Director Nominees.  In considering the composition of the Board of Directors as a whole, the Nominating Committee utilizes a diverse group of experiences, characteristics and skills, including diversity in gender, ethnicity and race, as described under the heading “Experience, Qualifications, Attributes and Skills of Directors and Nominees.” The Nominating Committee utilizes these factors when identifying, considering and recommending director nominees. On an ongoing basis, the Committee reviews the group of experiences, characteristics and skills of potential director candidates as part of its process of identifying individuals qualified to become Board members and recommending director nominees. The Committee also reviews the group of experiences, characteristics and skills of current directors, and utilizes its committee self-assessment questionnaires, to assess the Committee’s overall effectiveness in recommending a diverse group of director nominees as a whole.

Consideration of Candidates Recommended by Shareholders.  The Nominating Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that the Nominating Committee will consider such candidates on the same basis and in the same manner as it considers all director candidates. Recommendations are required to include the following information:

•	the name and address of the shareholder;

•	the number of shares of common stock that is owned by the shareholder;

•	a description of all arrangements or understandings between or among any of (a) the shareholder, (b) each candidate and (c) any other person or persons pursuant to which the recommendation is being made;

•	the candidate’s full name, address and telephone numbers;

•	a statement of the candidate’s qualifications and experiences, and any other relevant qualities;

•	the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the candidate as a director;

•	a statement, signed by both the shareholder and the candidate (a) that the shareholder and the candidate currently do not have, and in the prior three years have not had, directly or indirectly, any business, professional or other relationship with each other, and that the shareholder and the candidate do not have any agreement, arrangement or understanding with each other with respect to the candidate’s proposed service as a director, or (b) if either of the foregoing statements is incorrect in any manner, describing in detail the relationship, agreement, arrangement or understanding;

•	the candidate’s resume, a list of other boards of directors of public companies on which the candidate currently serves or has served in the past five years, educational information and at least three references; and

•	a written statement signed by the candidate agreeing that if he or she is nominated by the Board of Directors, he or she will (a) be a nominee for election to the Board of Directors, (b) provide all information necessary to be include in Sherwin-Williams’ proxy statement under applicable SEC or NYSE rules, and (c) serve as a director if he or she is elected by shareholders.

You may find a complete description of these requirements under “Procedures for Shareholders to Recommend Director Candidates” in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com. Shareholders may submit recommendations, along with proof of shareholder status, in writing to Chairperson, Nominating and Corporate Governance Committee, c/o Corporate Secretary, The Sherwin-Williams Company, 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the integrity of Sherwin-Williams’ financial information and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP, Sherwin-Williams’ independent registered public accounting firm, is responsible for conducting independent audits of Sherwin-Williams’ financial statements and the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Ernst & Young LLP.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of Sherwin-Williams’ internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee also has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with those Charged with Governance). The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee also has discussed with Ernst & Young LLP that firm’s independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Sherwin-Williams’ Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
J. C. Boland, Chairman
A. F. Anton
D. F. Hodnik
T. G. Kadien
G. E. McCullough

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Sherwin-Williams’ Annual Report on Form 10-K for the year ended December 31, 2009 and this Proxy Statement.

COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE
A. M. Mixon, III, Chairman
S. J. Kropf
C. E. Moll
R. K. Smucker
J. M. Stropki, Jr.

COMPENSATION RISK ASSESSMENT

We conducted a risk assessment of our compensation policies and practices for our employees, including those related to our executive compensation programs. Towers Watson, an outside compensation consulting firm, assisted us in conducting the assessment.

The risk assessment included a detailed analysis of the risks associated with the mix between fixed and variable compensation, the design of annual and long-term incentive compensation, the number of shares of common stock subject to outstanding equity awards and reserved for future equity awards, the equity ownership and equity awards held by executives, severance and change of control agreements, and other employee benefits. The assessment included a qualitative analysis of various program designs and corporate governance processes, as well as a quantitative analysis of historical pay and performance outcomes. The assessment also considered mitigating factors such as our stock ownership guidelines and our Executive Compensation Adjustment and Recapture Policy.

We discussed the findings of the risk assessment with the Compensation and Management Development Committee. Based upon the assessment, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on Sherwin-Williams.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

This Compensation Discussion and Analysis describes our compensation programs and how they apply to our executives, including:

•	C.M. Connor, Chairman and Chief Executive Officer;

•	J.G. Morikis, President and Chief Operating Officer;

•	S. P. Hennessy, Senior Vice President — Finance and Chief Financial Officer;

•	S. J. Oberfeld, President, Paint Stores Group; and

•	T. W. Seitz, Senior Vice President — Strategic Excellence Initiatives.

We refer to these five executives as our “named executives,” and they are included in the Summary Compensation Table.

The major components of our executive compensation program are base salary, annual cash incentive compensation, long-term equity incentive compensation through stock options and restricted stock, and other employee and executive benefits. We benchmark our executive compensation against compensation paid at similar chemical, building product manufacturing and retail companies, as well as against compensation derived from an average of five general broad-based surveys of industrial companies of similar size to us. We use this market compensation information to ensure that our executive compensation program is competitive in comparison with our peers.

We also prepare and use tally sheets when approving changes in compensation for our named executives to allow us to review how a change in the amount of each compensation component affects total compensation and to review each named executive’s total compensation in the aggregate.

The unprecedented global economic conditions of the last few years impacted our decisions relating to compensation earned by our executives during 2009 and influenced the implementation of our executive compensation programs for 2010. However, even during these challenging economic times, the overall design of our compensation programs has remained the same. We design and manage our company-wide compensation programs to align with our overall business strategy and to create value for our shareholders. We believe it is important that our executive compensation programs are competitive, maintain a performance and achievement-oriented environment, and align the interests of our executives with those of our shareholders.

•	Our named executives did not receive a merit salary increase in 2009 as a part of our efforts to manage employee-related costs during the economic recession. Our named executives received an average of 1.7% merit salary increases in the beginning of 2010. Mr. Connor elected to decline his merit salary increase for 2010.

•	Our named executives earned annual cash incentive compensation for 2009 based upon the achievement of company and individual performance goals. No annual cash incentive compensation was earned or paid to our named executives for 2008.

•	Beginning in 2009, we eliminated the threshold earnings goal of our annual incentive compensation program. We made this change to focus our executives on achieving their company and individual financial and operating performance goals and eliminate the risk of putting too much emphasis on achieving one threshold goal.

•	We granted additional shares of restricted stock to our named executives in 2009. We granted these additional shares to provide our executives with an incentive to deliver long-term value during the global economic slowdown.

•	We also changed some features of our restricted stock program beginning in 2010. Our annual grant of restricted stock now consists of two-thirds performance-based shares and one-third time-based shares to reflect current market practices. In addition, we changed the financial goals for performance-based restricted stock to average return on average equity and earnings per share.

•	We terminated our grantor trust program during 2009. Executives who had been eligible to participate in our grantor trust program had not been eligible to participate in our deferred compensation plan. Accordingly, we amended our deferred compensation plan to permit those executives to be eligible to participate in such plan effective January 1, 2010.

•	During early 2010, we adopted a policy that we will not enter into any future severance agreements (including material amendments of existing agreements) with senior executives that provide for cash severance payments exceeding 2.99 times base salary and bonus or that provide for excise tax gross-up payments, without shareholder approval or ratification.

Overview of Our Executive Compensation Program

The Compensation Committee.  The Compensation and Management Development Committee assists our Board of Directors in fulfilling our Board of Directors’ oversight responsibilities to administer our executive compensation program. Each member of the Compensation Committee is independent as defined in the corporate governance listing standards of the New York Stock Exchange and our director independence standards.

The Compensation Committee reports to the Board of Directors on all compensation matters regarding our executives and other key salaried employees. You may learn more about the Compensation Committee’s responsibilities by reading the Compensation Committee’s charter, which is available in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com. We have also included additional information about the Compensation Committee, including the role of compensation consultant and management in the compensation setting process, under the heading “Board Meetings and Committee Membership — Compensation and Management Development Committee.”

Components of Compensation.  The major components of our executive compensation program, the primary purpose of each component and the form of compensation for each component are described in the following table.

Component	Primary Purpose	Form of Compensation

Base Salary	Provides base compensation for the day-to-day performance of job responsibilities.	Cash.
Annual Cash Incentive Compensation	Rewards performance during the year based on the achievement of annual performance goals.	Cash.
Long-Term Equity Incentive Compensation	Encourages improvement in the long-term performance of our company, thereby aligning the interests of our executives with the interests of our shareholders.	Stock options, which vest over a three-year period, and performance-based (which vests based upon the achievement of financial performance goals) and time-based restricted stock.
Other Employee And Executive Benefits	Provides a broad-based executive compensation program for employee retention, retirement and health.	Retirement and savings programs, health and welfare programs, and employee benefit plans, programs and arrangements generally available to all employees; limited perquisites, executive life insurance program and executive long-term disability program.

Compensation Objectives.  We design and manage our company-wide compensation programs to align with our overall business strategy and to create value for our shareholders. We believe it is important that our executive compensation programs:

•	Are competitive. Our programs are designed to attract, hire, retain and motivate talented and skilled individuals at all levels of our company around the world. We benchmark executive compensation against compensation paid at companies that are similar to us.

•	Maintain a performance and achievement-oriented environment. A significant portion of our executives’ compensation is tied to annual and long-term performance goals. We select performance goals that we believe help drive our business and create value for our shareholders. We reward executives for overall company results while also recognizing individual performance.

•	Align the interests of our executives with those of our shareholders. We believe it is important that a portion of our executives’ incentive compensation is impacted by the price of our common stock to align the interests of our executives with the interests of our shareholders. We tie our long-term equity incentive compensation to the value of our common stock.

The policies we use to make compensation decisions and the decisions we make are materially similar for all executives. These policies and decisions result in higher compensation levels for our Chairman and Chief Executive Officer primarily based upon the higher market compensation that is available for chief executive officers.

We compensate our executives principally by using a combination of fixed and performance-based compensation, annual and long-term compensation, and cash and stock-based compensation. We determine this mix by reviewing the mix available at the peer companies listed on the next page and the general survey data described below. We do not have a specific policy for the allocation of compensation between fixed and performance-based compensation, annual and long-term compensation, and cash and stock-based compensation.

The following table illustrates the allocation of the major compensation components for our named executives for 2009 in terms of this mix. The percentages reflect the amounts of 2009 salary and targeted annual cash incentive compensation and the aggregate grant date fair values of stock options and shares of restricted stock granted in 2009. Although the percentages differ for our named executives, an average of 76% of these major compensation components for our named executives is variable and tied to company performance.

			Allocation of 2009
	Allocation of 2009 Total		Performance-Based		Allocation of 2009 Total
	Compensation Between		Compensation Between		Compensation Between
		Performance-
Named Executive	Fixed	Based	Annual	Long-Term	Cash	Stock-Based
C. M. Connor	18%	82%	29%	71%	42%	58%
J. G. Morikis	23%	77%	30%	70%	46%	54%
S. P. Hennessy	25%	75%	28%	72%	46%	54%
S. J. Oberfeld	22%	78%	32%	68%	47%	53%
T. W. Seitz	30%	70%	38%	62%	57%	43%

*	For purposes of this table, (a) fixed compensation consists of salary, (b) performance-based compensation consists of annual cash incentive compensation, stock options and restricted stock, (c) annual compensation consists of salary and annual cash incentive compensation, (d) long-term compensation consists of stock options and restricted stock, (e) cash compensation consists of salary and annual cash incentive compensation, and (f) stock-based compensation consists of stock options and restricted stock.

Benchmarking — Our Starting Point

We offer our executives compensation that is intended to be competitive in the market. The Compensation Committee has retained Towers Watson, an outside compensation consulting firm, to identify annually the compensation paid to executives holding equivalent positions or having similar responsibilities at chemical, building product manufacturing and retail peer companies with comparable sales. Towers Watson also compiles compensation data derived from five general broad-based surveys of industrial companies of similar size to us. These surveys are sponsored by nationally recognized compensation consulting firms. Many of the peer companies, along with us, participate in the broad-based surveys, improving our compensation comparisons.

We calculate an average of (a) the compensation available at the peer companies and (b) the average compensation derived from the five general broad-based surveys. We refer to this average as “market” compensation. This market compensation provides a framework for us to determine the mix of compensation components and target compensation levels. We generally benchmark the target compensation that we pay to our executives to approximate the median market compensation. We benchmark against median market compensation because it allows us to attract and retain employees and helps us to manage the overall cost of our compensation program. We use this information only as a starting point, not as a determining factor, in setting compensation.

We review compensation paid at these peer companies because their size and business make them most comparable to us. We also believe these companies likely compete with us for executive talent. For compensation earned in 2009, these peer companies included the companies listed in the following table. The peer companies are regularly reviewed and changed from time to time to account for acquisitions, mergers and other business related changes, and the information is updated annually. The 2009 group of peer companies reflects the elimination of Rohm and Haas Company and American Standard Companies as a result of those companies having been acquired.

Air Products & Chemicals, Inc.	Eastman Chemical Co.	Newell Rubbermaid Inc.
Akzo Nobel, N.V.	Fortune Brands Inc.	Owens Corning
Ashland Inc.	Leggett & Platt Inc.	PPG Industries, Inc.
Avery Dennison Corporation	The Lubrizol Corporation	The Stanley Works
The Black & Decker Corporation	Masco Corporation	USG Corporation
Celanese Corporation	Mohawk Industries, Inc.	Weyerhaeuser Company

The market compensation information provided by Towers Watson includes base salary, annual cash incentive compensation, long-term equity incentive compensation and total direct compensation. We define total direct compensation as the sum of base salary, annual cash incentive compensation and long-term equity incentive compensation. We review total direct compensation to help us determine whether the principal compensation components that we pay to our executives are competitive in the aggregate.

This market compensation information is presented annually to the Compensation Committee. The Compensation Committee compares each named executive’s base salary, annual cash incentive compensation, long-term equity incentive compensation and total direct compensation to the median market compensation. The Committee may use its discretion to adjust a component of compensation above or below the median market compensation for reasons such as an executive’s performance, responsibilities, experience and tenure in his particular position, our company-wide performance, and the amount of an executive’s compensation in relation to other employees.

We do not have a formal policy of setting target compensation levels as a specific percentile of market compensation. In addition, the Compensation Committee did not increase or decrease the amount of any compensation component based upon the amount of any other compensation component or its review of projected targeted total direct compensation.

The following table sets forth the projected total direct compensation for each of our named executives as a percent of the median market total direct compensation. For purposes of this table, projected total direct compensation includes 2010 base salary, 2010 targeted annual cash incentive compensation, the annual grant of stock options in October 2009 and the targeted value of the annual grant of shares of restricted stock in February 2010.

Projected Targeted
Total Direct Compensation
as a Percentage of
Named Executive	Market Compensation

C. M. Connor	105%
J. G. Morikis	112%
S. P. Hennessy	107%
S. J. Oberfeld	113%
T. W. Seitz	118%

The median total direct compensation paid by the peer companies reflects 2008 compensation because more current compensation amounts were not available at the time the Compensation Committee reviewed the information. The projected targeted total direct compensation for Messrs. Morikis, Oberfeld and Seitz materially exceeded median market compensation principally due to the values of our grants of stock options and restricted stock, as explained below. In addition, the projected targeted total direct compensation for Mr. Seitz materially exceeded market compensation due in part to his compensation being aligned with the other senior executives.

The actual amounts we pay our executives may vary from the targeted amounts based upon the achievement of company and individual performance goals. Individual components may be greater than or lesser than that targeted because we focus on the overall competitiveness of the entire compensation program.

Major Components of Our Executive Compensation Program

Base Salary.  Each executive salaried position at our company is assigned a salary grade that corresponds to a salary range with a minimum and maximum. We review the salary ranges against median market base salaries based upon the position and level of responsibility. The midpoint of the range generally approximates the median market salary paid for an equivalent or similar position at the peer companies and according to the general survey data. The Compensation Committee reviews and approves the base salary of each executive annually and at other times in connection with any promotion or other change in responsibility. Base salary is the only fixed component of our executives’ total direct compensation. Annual base salary increases are effective in March.

Annual salary increases are based, in part, on the overall annual salary budget guidelines for our company. We adopt annual salary guidelines for all of our employees as part of our annual operating process, which includes a range of merit salary increases. The maximum amount of the range is equal to the amount necessary to increase the salary of an employee (whose salary is below median market for his position, but who receives the highest performance rating) to an amount that approximates the median market salary for his position. For 2009, our salary budget included no merit salary increases for employees in upper level salary grades, which included our executives, due to our efforts to manage employee-related costs during this challenging global economic environment. For 2010, we adopted an overall 2.0% merit budget for annual salary increases with possible merit increases ranging from 0% to 6.5%.

In addition, each executive undergoes an annual performance review. The executive’s performance for the prior year is reviewed by his direct supervisor. With regard to the evaluation of our Chairman and Chief Executive Officer, each director provides ratings and comments for performance results, business strategy, developing a management team, and leadership. The results are reviewed by the Compensation Committee and by the non-management directors in executive session.

As part of this annual performance review, all salaried employees, including our executives, are assigned a performance rating that corresponds with a range of potential merit increases. Increases are based upon the executive’s performance, responsibilities, experience and tenure in his particular position and our company-wide performance. These factors are not quantified or weighted in any objective manner. Instead, the Compensation Committee exercises its discretion and subjective judgment in assessing those factors and in approving a specific merit increase within the range.

In early 2010, the Compensation Committee performed its annual review of the base salaries of each executive. The Compensation Committee approved 2010 merit salary increases for our named executives, except for Mr. Connor. Mr. Connor elected to decline his merit salary increase for 2010 in light of the increase in his annual cash incentive compensation opportunity, as described below.

The following table sets forth the 2009 and 2010 base salaries and the percentage merit increases for our named executives. The table reflects a $37,000 increase to Mr. Morikis’ 2010 base salary to offset the elimination of the executive automobile program.

	% Merit Increase	2009	% Merit Increase	2010
Named Executive	for 2009	Base Salary ($)	for 2010	Base Salary ($)

C. M. Connor	0%	1,221,987	0%	1,221,987
J. G. Morikis	0%	705,566	2.5%	760,205
S. P. Hennessy	0%	562,127	2.0%	573,370
S. J. Oberfeld	0%	512,999	2.0%	523,259
T. W. Seitz	0%	473,907	2.0%	483,385

Annual Cash Incentive Compensation.  We pay annual cash incentive compensation to our executives under our shareholder-approved 2007 Executive Performance Bonus Plan. All of our executives participate in our Performance Plan. Our annual incentive compensation program is intended to motivate and compensate our executives for achieving annual performance goals. Our Performance Plan is designed so that our executives may earn higher than average annual cash incentive compensation for achieving above target business results and lower than average annual cash incentive compensation when target performance goals are not met.

The Compensation Committee annually reviews target and maximum annual cash incentive compensation levels for our executives as a percent of their salary. Target incentive awards are determined by using the median market annual cash incentive compensation, which generally equals the amount an executive could receive under our Performance Plan if he achieves a 100% average of his performance goals. The maximum incentive awards are determined by using the maximum annual cash incentive compensation available at the peer companies and according to the general survey data, which generally equals the amount an executive could receive if he achieves a 125% average of his performance goals. The Compensation Committee expects our executives to achieve, and provides appropriate incentives to exceed, the target levels of performance. The maximum levels of performance are intended to require significant effort to reach.

The following table sets forth the 2009 minimum, target and maximum cash incentive amount levels, as a percent of salary, for each named executive based upon the executive achieving an average of 0%, 100% and 125%, respectively, of his performance goals. We increased the target and maximum annual cash incentive levels that may be earned in 2010 for Mr. Connor (to 105% and 210%, respectively) to align those levels with the target and maximum annual cash incentive compensation available at the peer and survey companies.

	Incentive Amount as a
	Percentage of Salary
Named Executive	Minimum	Target	Maximum

C. M. Connor	0%	95%	190%
J. G. Morikis	0%	75%	150%
S. P. Hennessy	0%	75%	150%
S. J. Oberfeld	0%	60%	120%
T. W. Seitz	0%	60%	120%

During 2009, the Compensation Committee approved the performance goals of all of our named executives. Our Chairman and Chief Executive Officer also approved the goals of our other named executives. Performance goals varied by executive and usually related to the business unit or function for which such person has responsibility. Performance goals were weighted between 10% and 30%. Financial performance goals were generally weighted more heavily.

We set financial performance goals at levels that coincide with those established in our annual operating budget. The Compensation Committee reviews our annual operating budget, each financial objective therein and approves financial performance goals that are set at levels that are of the same magnitude as is set forth in our annual operating budget. In recent years, target levels for most of the financial performance goals have been set at levels that showed improvement over the prior year. Due to the global economic recession and the corresponding lower expectations for financial and operating results for 2009, many of the 2009 financial performance goals were not set at levels that showed improvement over 2008. The Compensation Committee believes that setting performance goals at these lower levels for 2009 appropriately matched incentive opportunities with performance expectations and the degree of difficulty of achieving them.

The following table shows for each named executive the 2009 performance goals, weightings, targets and actual results.

	2009 Annual Cash Incentive Performance Goals
			Actual
Named Executive	Performance Goals and Weightings	Target	Results

C. M. Connor	Earnings per share (weighted 30%)	$3.25	$3.78
J. G. Morikis	Net sales (weighted 20%, 20% and 10%, respectively)	$7.50 billion	$7.09 billion
S. P. Hennessy	After tax return on equity (weighted 20%, 10% and 10%, respectively)	23.98%	27.14%
	Free cash flow (weighted 10%, 10% and 20%, respectively)	$326.80 million	$605.30 million
	Consolidated working capital as a % of sales (weighted 10%)	12.32%	10.71%
	Earnings before interest, taxes, depreciation and amortization (weighted 10%, 20% and 20%, respectively)	$796.30 million	$833.75 million
S. J. Oberfeld	Paint Stores Group sales (weighted 20%)	$4.50 billion	$4.21 billion
	Paint Stores Group profit before taxes (weighted 20%)	$390 million	$469 million
	Paint Stores Group return on sales (weighted 20%)	8.70%	11.10%
	Paint Stores Group return on net assets employed (weighted 20%)	32.20%	41.99%
	Paint Stores Group working capital as a % to sales (weighted 20%)	15.13%	13.99%
T. W. Seitz	Earnings per share (weighted 20%)	$3.25	$3.78
	Net sales (weighted 20%)	$7.50 billion	$7.09 billion
	Operational excellence savings (weighted 15%)	$58 million	$68.25 million
	Raw material costs to adjusted budget (weighted 15%)	1.66%	6.69%
	Incremental annualized product cost savings (weighted 15%)	1.00	1.25
	Return on net assets employed (weighted 10%)	11.90%	13.93%
	Leadership and drive performance for excellence initiatives (weighted 5%)	1.00	1.10

We intend annual cash incentive amounts to be fully deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code. In order to achieve this, we establish an annual maximum payout amount against which payouts for achievements may be made to 162(m) participants. The maximum payout for 162(m) participants is based upon one or more of the performance measurements defined in our 2007 Executive Performance Bonus Plan. For 2009, the Compensation Committee approved 0.7% of earnings before interest, taxes, depreciation and amortization (EBITDA) as the amount of the maximum payout for 162(m) participants. We selected EBITDA as the method for determining the amount of the maximum payout because we consider EBITDA a useful measure of our operating profitability. We explain how we calculate EBITDA on page 33 of our 2009 Annual Report to Shareholders. For 2009, Sherwin-Williams’ EBITDA was $833.75 million. This amount resulted in a maximum payout of $5.84 million for the 162(m) participants. After the Compensation Committee determines the amount of the maximum payout, the Compensation Committee may exercise discretion to reduce, but not to increase, the amount of the actual award payable under the 2007 Executive Performance Bonus Plan based on company and individual performance goals as described below.

The Compensation Committee reviews and approves each named executive’s achievement of performance goals for the prior year and approves new performance goals for the current year. In determining the level of achievement of performance goals, the Compensation Committee may exercise its discretion whether to reflect or exclude the impact of changes in accounting standards or non-recurring items. In determining the level of achievement for certain 2009 financial performance goals, the Committee excluded the impact of asset impairment charges and a loss on the dissolution of a foreign subsidiary.

In recent years, the Compensation Committee had established a threshold goal to increase company earnings, and 75% of this earnings increase must have been achieved to have paid annual incentive compensation under our Performance Plan. Beginning in 2009, the Compensation Committee eliminated the threshold earnings goal so that participants focus their efforts on achieving their company and individual financial and operating performance goals, rather than putting too much emphasis on achieving just one threshold earnings goal.

The following table shows the actual annual incentive compensation amounts earned by our named executives during 2009.

	Annual Incentive Compensation
Named	Earned in 2009
Executive	Amount ($)	% of Salary

C. M. Connor	1,684,000	133%
J. G. Morikis	732,000	100%
S. P. Hennessy	636,000	113%
S. J. Oberfeld	444,000	83%
T. W. Seitz	437,000	90%

Long-term Equity Incentive Compensation.  We grant long-term equity incentive compensation in the form of stock options and restricted stock annually under our shareholder-approved 2006 Equity and Performance Incentive Plan. Our long-term equity compensation program is designed to focus the efforts of our employees on performance objectives that contribute to company success on a long-term basis, while serving important employee retention, recognition and management succession planning purposes. Our stock option program is the primary means in which we grant long-term stock compensation to a broad group of key employees based strictly upon increases in our stock price. Our restricted stock program is designed for a more select group of key employees and rewards participants based upon the achievement of financial performance goals and for the appreciation in our stock price.

When making equity grants, we begin by determining the median market value of long-term equity incentive compensation. For the 2009 grant of stock options and the 2010 grant of restricted stock, we generally kept grant values consistent with the prior year’s grant values. This resulted in these equity grant values exceeding the values indicated by the general survey data. The general survey data reflected grants made by companies during the current economic downturn, resulting in lower values compared to the previous year.

We allocate that value between stock options and restricted stock by targeting comparable values for stock options and restricted stock. We allocate the mix of stock options and restricted stock in this way because we want to equally reward the growth in the value of our common stock and the achievement of financial performance goals.

Long-term incentive opportunities are intended to be competitive with market long-term incentive opportunities. Therefore, we do not consider the amount of outstanding stock options and shares of restricted stock currently held by an executive when making awards of stock options and restricted stock.

We have used a consistent approach in granting stock options and restricted stock over the years. We grant stock options and restricted stock on an annual basis at regularly scheduled Compensation Committee meetings. We schedule the dates of these meetings approximately three years in advance. We typically grant restricted stock in February and stock options in October. We grant restricted stock and stock options in February and October so that our annual grants are made at different times of the year. Information relating to the stock options and shares of restricted stock granted to our named executives is set forth in the Summary Compensation Table and the 2009 Grants of Plan-Based Awards Table.

At each October Compensation Committee meeting, we grant stock options to all eligible employees. These grants are made typically on the same day that the Audit Committee approves our earnings release for the third quarter and a day or so before we release our third quarter earnings results. At each February Compensation Committee meeting, we grant restricted stock. This meeting typically occurs in the third week of February, approximately three or four weeks after we release our annual earnings results. We may also grant restricted stock and stock options at other regularly scheduled Compensation Committee meetings in connection with an employee’s initial hire, promotion and other events. The dates of these grants may occur shortly before we release our quarterly earnings results. We do not take into account our earnings results when determining the number of stock options or shares of restricted stock to be granted.

Stock Options.  The number of stock options granted to an executive is based upon the executive’s position and level of responsibility using comparable positions at the peer companies and according to the general survey data. We determine the specific number of stock options to be granted by calculating the Black-Scholes value of the stock options over a prior 90-day period. Black-Scholes is a generally accepted model used in estimating the value of stock options. We identify the minimum, median and maximum values of stock options granted by the peer companies and according to the general survey data. The Compensation Committee generally grants stock options to approximate median market value.

In accordance with the terms of our stock plan, the option exercise price for all stock options is equal to the average of the high and low market price of our common stock on the date options are granted. Accordingly, the exercise price may be higher or lower than the closing price of our common stock on that day. The Committee believes that the average of the high and low prices is a better representation of the fair market value of our stock and is less volatile than the closing price. We do not reprice stock options, and our stock plans do not contain reload features. Stock options typically vest at the rate of one-third per year for three years (beginning one year from the date of grant) and expire ten years from the date of grant. In October 2009, we granted stock options to all executives.

Restricted Stock.  We determine the granting of restricted stock in a manner similar to how we determine the granting of stock options. We identify the median value of restricted stock granted by the peer companies and according to the general survey data. The Compensation Committee generally grants restricted stock with a value higher than the median to allow our executives the opportunity to earn above target compensation for above target performance. Shares of restricted stock are subject to a “substantial risk of forfeiture” and vest in accordance with performance and time restrictions.

The number of shares of restricted stock that will vest at the end of the restriction period is based upon the achievement of performance goals. Performance goals are established so that less than 100% of the shares of restricted stock will vest if the target level of performance goals are not achieved and 100% of the shares will vest if the maximum level of performance goals are achieved or exceeded. The maximum level of performance is intended to require significant effort to reach. Up to 100% of the shares of restricted stock may be forfeited if the performance goals are not achieved.

In February 2009, the Compensation Committee approved the annual grant of restricted stock to our executives. The number of shares granted was equal to approximately 1.5 times the target value, and we correspondingly set above target goals higher making achievement of the goals more difficult to attain and providing a greater incentive for above target performance. In addition, the Compensation Committee granted additional shares of restricted stock to provide our named executives with an incentive to focus on delivering long-term value during the global economic slowdown. The Compensation Committee believes that the value of this grant of additional shares of restricted stock balances the recognition of no annual cash incentive compensation having been paid to our named executives for 2008 with the challenge of improving our financial performance.

The following table shows the number of shares of restricted stock granted to our named executives during 2009.

	Number of Shares of Restricted
	Stock Granted in 2009
Named Executive	Annual	Additional	Total

C. M. Connor	53,000	17,000	70,000
J. G. Morikis	21,000	9,000	30,000
S. P. Hennessy	15,500	8,500	24,000
S. J. Oberfeld	14,000	6,000	20,000
T. W. Seitz	7,500	5,000	12,500

The shares of restricted stock granted in 2008 and prior years vest at the end of four years. The shares of restricted stock granted in 2009 vest at the end of three years. The Compensation Committee reduced the vesting period from four years to three years to reflect current market practices. During the vesting period, executives beneficially own the shares of restricted stock.

The number of shares of restricted stock that will actually vest will range from 0% to 100% based upon our company’s achievement of specified financial performance goals. These goals measure average return on average equity and EBITDA over the vesting period.

•	We calculate average return on average equity for the vesting period as follows. Return on average equity for each year of the vesting period is calculated by dividing our reported net income (excluding any items relating to nonrecurring events or which result in a distortion of comparative results) by our average of beginning and ending shareholders’ equity for that year. We then calculate the average of those amounts over the vesting period to arrive at average return on average equity. The vesting of shares of restricted stock in February 2010 excluded the impact of asset impairment charges and a loss on the dissolution of a foreign subsidiary that occurred during the vesting period.

•	We explain how we calculate EBITDA on page 33 of our 2009 Annual Report to Shareholders.

The Compensation Committee selected these two performance measures because they reward our executives in achieving two important business objectives — earnings growth and improved return on resources provided by our shareholders. The Compensation Committee believes these objectives help us improve our long-term financial results and, therefore, are expected to increase shareholder value.

At the end of the vesting period, the Compensation Committee will review performance against the goals and determine the number of shares of restricted stock that will vest.

For the 2009 grant of restricted stock:

•	100% of the shares of restricted stock will vest in the event we achieve at least a 18% average return on average equity and at least $2.51 billion of EBITDA over the three-year period;

•	No shares will vest in the event we achieve below 12% average return on average equity or below $2.41 billion of EBITDA over the three-year period; and

•	Between 26% and 100% (on a sliding scale) of the restricted stock will vest in the event we achieve between 12% and 18% average return on average equity and between $2.41 billion and $2.51 billion of EBITDA over the three-year period. We use this sliding scale to reward improvements in our results at various achievement levels.

2009 and 2010 Vesting of Restricted Stock.  In February 2009, the Compensation Committee approved the vesting of 100% of the shares of restricted stock granted in February 2005. During that four-year period, Sherwin-Williams achieved at least a 17% average return on average equity and at least an 8% cumulative growth in EBITDA.

In February 2010, the Compensation Committee approved the vesting of 84.8% of the shares of restricted stock granted in February 2006. During that four-year period, Sherwin-Williams achieved a 30.8% average return on average equity and a 6.5% cumulative growth in EBITDA. The lower achievement resulted from decreased EBITDA during 2008 and 2009 due to the global recession.

2010 Restricted Stock Changes.  We changed some features of our restricted stock program beginning in 2010. Our annual grant of restricted stock now consists of two-thirds performance-based shares and one-third time-based shares. We made this change to reflect current market practices. With respect to the performance-based shares, the number of shares granted is equal to approximately 2 times the target value, and we correspondingly set above target goals higher making achievement of the goals more difficult to attain. We made this change to provide a greater incentive for above target performance. In addition, we changed the financial goals for performance-based restricted stock to average return on average equity and earnings per share over the three-year period. We added earnings per share as a performance goal because it is widely communicated and easily understood, and is a key measure used in evaluating the success of our company’s performance and in determining the market value of our common stock.

Other Arrangements, Policies and Practices

Perquisites.  We offer limited perquisites to our executives: personal use of the corporate aircraft, an executive automobile program (which is being phased out as automobile lease terms end) and relocation expenses. By the end of the first quarter of 2010, no named executive will participate in the executive automobile program. These perquisites represent a small portion of the total compensation paid to our executives. The incremental costs of these perquisites for 2009 are set forth in a footnote to the “All Other Compensation” column of the Summary Compensation Table.

Other Benefits.  We provide our named executives with various retirement and savings programs, health and welfare programs, and employee benefit plans, programs and arrangements generally available to all employees and other executive benefits. We annually review these items in connection with our preparation and review of the overall compensation packages of our named executives and in connection with our review of tally sheets. We also offer deferred compensation plans under which participating employees may elect to defer compensation on a pre-tax basis. None of our named executives participated in these deferred plans during 2009.

Other executive benefit programs include an executive life insurance program and an executive long-term disability program. The 2009 amounts for these programs are set forth in a separate table that is included in a footnote to the “All Other Compensation” column of the Summary Compensation Table.

The life insurance and long-term disability programs are designed to provide our named executives with life and disability benefits greater than the life and disability benefits available under the broad-based life insurance and long-term disability programs that we offer to other employees due to benefit limitations within the broad-based programs.

Termination of Grantor Trust.  We terminated our grantor trust program effective December 31, 2009. During 2009, all of our named executives participated in our grantor trust program. We had initiated our grantor trust program in 2003 to provide those employees who had accumulated a significant retirement benefit in our deferred compensation plan with financial security equal to that provided under our qualified retirement plans. Since 2003, employees who had been eligible to participate in the grantor trust program had not been eligible to participate in our deferred compensation plan. Accordingly, the Compensation Committee also approved amendments to The Sherwin-Williams Company 2005 Deferred Compensation Savings and Pension Equalization Plan, including amendments that permit those executives to be eligible to participate in the Deferred Compensation Plan effective January 1, 2010. The Deferred Compensation Plan is a nonqualified plan that provides participating employees with the employer contributions the employees would have received under our qualified retirement plans, but for federal tax limitations. Amounts deferred are credited with market earnings based on the same investment choices available to all employees under our qualified retirement plans.

Under our grantor trust program, each participating employee established a brokerage account as part of an irrevocable individual trust. We made supplemental retirement compensation payments to these individual trusts through our regular bi-weekly payroll. The amount of the supplemental retirement compensation payment was equal to the employee contribution and the company contribution that the participating employee would otherwise have been permitted under our Deferred Compensation Plan if the employee had participated in such plan. The supplemental retirement compensation payment was immediately taxed as ordinary income to the employee in the current year upon the employee’s receipt of such payments.

A participant in our grantor trust program was entitled to invest funds held in his individual trust in various investments, such as stocks, bonds, mutual funds, money market funds and certificates of deposit. These investments included the same investments as were available under our Deferred Compensation Plan. To the extent a participant invested funds held in his trust in the same investments as were available under our Deferred Compensation Plan, the participant was entitled to receive an annual tax gross-up payment. The tax gross-up payment reimbursed the participant for the immediate tax recognized on the taxable interest and earnings of the trust earned in the previous calendar year. We did not gross-up the supplemental retirement compensation payments, nor did we gross-up the unrealized appreciation in the value of investments held in a trust.

Our grantor trust program was designed so that the supplemental retirement compensation payments and tax-gross-up payments would provide the participants with the same after-tax amount at retirement age as would have been provided under our Deferred Compensation Plan. We have set forth the amounts of the company contribution portion of the supplemental retirement compensation payments and the tax gross-up payments for 2009 for the named executives in a footnote to the “All Other Compensation” column of the Summary Compensation Table.

Internal Pay Equity.  The Compensation Committee broadly considers internal pay equity when setting compensation levels for executives with similar responsibilities, experience and tenure. However, the Compensation Committee has no specific policy and follows no established guidelines or formulas when comparing compensation levels among executives. In connection with grants of stock options and restricted stock, the Compensation Committee generally grants the same number of stock options and shares of restricted stock to employees who are in similar pay grades.

Use of Tally Sheets.  When approving changes in compensation for our named executives, we prepare a tally sheet for each named executive. Tally sheets set forth the dollar amounts of all components of each named executive’s current compensation, including salary, annual cash incentive compensation, long-term incentive compensation, retirement and savings programs, health and welfare programs and other executive benefits, including perquisites.

The Compensation Committee uses tally sheets as a reference to ensure that its members understand the total compensation of our named executives. Tally sheets also allow the Compensation Committee and management to review, in one place, how a change in the amount of each compensation component affects each named executive’s total compensation and to review each named executive’s total compensation in the aggregate. Based upon its most recent review, the Compensation Committee determined that total compensation, in the aggregate, for each of our named executives to be consistent with the Compensation Committee’s expectations. The Compensation Committee did not increase or decrease the amount of compensation of our named executives solely based upon the review of tally sheets.

The Compensation Committee and management also reviewed potential payments to our named executives under termination and change in control scenarios including: normal and early retirement; death and disability; voluntary termination; involuntary (not for cause) termination; termination for cause; and termination following a change in control.

This review included potential severance payment obligations, potential values of accelerated shares of restricted stock and stock options, and projected payment obligations in connection with our retirement and savings programs, health and welfare plans, and other executive benefits. The Compensation Committee determined that the total potential payments, in the aggregate, for each of our named executives under each scenario to be reasonable and not excessive.

Tax and Accounting Considerations.  From time to time, we review the accounting and tax laws, rules and regulations that may affect our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs we offer to our executives.

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. Section 162(m) provides an exception to the deductibility limit for performance-based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goal, are satisfied.

Under our 2007 Executive Performance Bonus Plan, we have the ability to pay non-discretionary annual cash incentive compensation to our named executives that will qualify for deductibility. Independent of our Performance Plan, the Compensation Committee retains the discretion to reward individual performance by paying executive compensation amounts that may not be deductible under Section 162(m). The Compensation Committee believes that its ability to exercise such discretion is in the best interests of Sherwin-Williams and our shareholders. The Compensation Committee did not approve the payment of any such discretionary bonus amounts for 2009 that are not deductible under Section 162(m).

Executive Compensation Adjustment and Recapture Policy.  We have a policy regarding the adjustment and recapture of compensation paid or payable to key employees and executives. Under the policy, employees who receive an award under our 2007 Executive Performance Bonus Plan are required to reimburse Sherwin-Williams in the event:

•	The amount was based upon the achievement of financial results that were subsequently the subject of an accounting restatement due to the material noncompliance with any financial reporting requirement under the federal securities laws;

•	The employee engaged in knowing or intentional fraudulent or illegal conduct that caused or partially caused the need for the restatement; and

•	A lower amount would have been made to the employee based upon the restated financial results.

The reimbursement will be equal to the difference in the amount of the award prior to the restatement and the amount of the award determined using the restated financial results.

In addition, under our 2006 Equity and Performance Incentive Plan, (a) all stock awards will be cancelled and (b) the employee will be required to reimburse Sherwin-Williams for any economic gains received by the employee pursuant to a stock award during the one-year period preceding the Board of Director’s determination that the employee engaged in such conduct.

Severance Pay Agreements.  To ensure continuity and the continued dedication of our executives during any period of uncertainty caused by the possible threat of a takeover, we have entered into severance pay agreements with our executives, including each of our named executives. These severance pay agreements have not been a significant factor in setting compensation levels and have not affected the Compensation Committee’s decisions with respect to the compensation components.

In 2006, the Compensation Committee engaged Towers Watson to evaluate our then existing severance pay agreements to determine how these agreements compared to market practices. Towers Watson’s evaluation included a review of material terms of the agreements, including the change in control trigger threshold, severance pay single versus double triggers, severance pay multiples, continuation of retirement, health and welfare benefits, excise tax gross-ups, and the impact of Section 409A of the Internal Revenue Code.

Based upon this evaluation, the Compensation Committee approved a new form of severance agreement in February 2007, and we entered into new severance agreements with each of our executives. The Compensation Committee believes that the material terms of the severance agreements are consistent with market practices.

Potential cash severance payments are based upon a multiplier of base salary and annual cash incentive pay. Because Mr. Connor’s base salary and annual cash incentive pay are higher than that of our other named executives, Mr. Connor’s potential cash severance payment is correspondingly higher than that of our other named executives. Additional information regarding the severance agreements, including the estimated amounts payable to each named executive, is set forth under the heading “Potential Payments upon Termination or Change in Control.”

Policy Concerning Future Severance Agreements.  We adopted a policy in early 2010, which provides that we will not enter into any future severance agreements (including material amendments of existing agreements) with a senior executive providing for cash severance payments exceeding 2.99 times base salary and bonus without shareholder approval or ratification. For purposes of this policy, severance payments shall not include the acceleration of equity based awards, vacation pay, retirement benefits, health continuation coverage and outplacement services. In addition, future severance agreements will not provide for any tax gross-up payments.

Stock Ownership Guidelines.  We have established a minimum share ownership requirement for our directors, executive officers and operating presidents. We require each director who has served on the Board of Directors for at least five years to own a minimum of 10,000 shares of common stock. We require each executive and operating president who has served in such capacity for at least five years to own shares of common stock equal in value to a multiple of his base salary ranging from a low of three times to a high of five times. The requirements for our executives and operating presidents are as follows.

Minimum Share
Ownership as
Multiple of
Title	Base Salary

Chief Executive Officer	5 times
Chief Operating Officer	4 times
Other Executives and Operating Presidents	3 times

For purposes of meeting this requirement, each equivalent share of common stock held under our benefit plans and each share of restricted stock is considered as a share of common stock. Stock options are not considered towards meeting the requirement. The Compensation Committee reviews compliance with these guidelines annually. All directors, executive officers and operating presidents have either met the guidelines or are pursuing plans to meet the guidelines.

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation of our Chairman and Chief Executive Officer, our Senior Vice President — Finance and Chief Financial Officer and our other three highest paid executive officers (our “named executives”).

							Change
							in
							Pension
							Value
							and
						Non-Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)(1)	($)(2)	($)	($)(3)	($)(4)	($)

C. M. Connor	2009	1,268,986	-0-	2,147,367	1,918,725	1,684,000	-0-	476,732	7,495,810
Chairman and	2008	1,214,590	-0-	1,542,697	1,782,113	-0-	-0-	524,807	5,064,207
Chief Executive Officer	2007	1,161,047	-0-	2,438,543	1,621,870	1,544,000	-0-	540,064	7,305,524
J. G. Morikis	2009	732,703	-0-	920,300	767,490	732,000	-0-	241,374	3,393,867
President and	2008	701,295	-0-	609,903	712,845	-0-	-0-	223,132	2,247,175
Chief Operating Officer	2007	663,481	-0-	801,135	648,748	697,000	-0-	254,948	3,065,312
S. P. Hennessy	2009	561,632	-0-	736,240	613,992	636,000	-0-	193,585	2,741,449
Senior Vice President —	2008	535,863	-0-	448,458	513,248	-0-	-0-	197,075	1,694,644
Finance and	2007	503,617	-0-	562,200	486,561	604,000	-0-	193,997	2,350,375
Chief Financial Officer
S. J. Oberfeld	2009	532,729	-0-	613,533	552,593	444,000	-0-	153,728	2,296,583
President,	2008	493,225	-0-	448,458	513,248	-0-	-0-	187,869	1,642,800
Paint Stores Group	2007	459,272	-0-	562,200	486,561	276,000	-0-	249,720	2,033,753
T. W. Seitz	2009	487,711	-0-	383,458	322,346	437,000	163,213	497,321	2,291,049
Senior Vice President —	2008	448,177	-0-	243,961	299,395	-0-	62,165	295,676	1,349,374
Strategic Excellence	2007	422,093	-0-	421,650	291,937	339,000	85,979	258,036	1,818,695
Initiatives

[1]	The values set forth in this column reflect shares of restricted stock granted to our named executives. The values of restricted stock are equal to the aggregate grant date fair value computed in accordance with the Stock Compensation Topic (718) of the ASC, excluding the effect of estimated forfeitures. This valuation method values restricted stock based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the date of grant. The values are based upon the probable outcome of performance conditions.

The following table sets forth the aggregate grant date fair value for the shares of restricted stock reflected in this column assuming the highest level of performance conditions will be achieved.

	2009	2008	2007

C. M. Connor	$3,221,050	$2,314,045	$3,048,178
J. G. Morikis	1,380,450	914,855	1,001,419
S. P. Hennessy	1,104,360	672,688	702,750
S. J. Oberfeld	920,300	672,688	702,750
T. W. Seitz	$575,188	$365,942	$527,063

[2]	The values set forth in this column reflect stock options granted to our named executives. The values of stock options are equal to the aggregate grant date fair value computed in accordance with the Stock Compensation Topic (718) of the ASC, excluding the effect of estimated forfeitures. The values were calculated using a Black-Scholes option pricing model with the following weighted-average assumptions:

	2009		2008		2007

Risk-free interest rate	2.39%		3.01%		4.03%
Expected life of options	5.27	years	5.24	years	4.67	years
Expected dividend yield of stock	2.69%		2.41%		1.80%
Expected volatility of stock	0.319		0.321		0.279

[3]	The amounts set forth in this column for Mr. Seitz reflect the aggregate increase in the present value of his accumulated benefit in our Salaried Employees’ Pension Investment Plan.

[4]	The amounts set forth in this column for 2009 include compensation under the following plans and programs:

•	Pension Plans — company contributions under our Salaried Employees’ Revised Pension Investment Plan, a defined contribution plan, or our Salaried Employees’ Pension Investment Plan, a defined benefit plan;

•	Employee Stock Purchase and Savings Plan — company matching contributions under our Employee Stock Purchase and Savings Plan, a defined contribution plan;

•	Grantor Trust Program — company supplemental compensation payments and tax gross-up payments relating to our grantor trust program. We terminated our grantor trust program during 2009 as described under the heading “Termination of Grantor Trust” of “Compensation Discussion and Analysis;”

•	Executive Life Insurance Plan — the dollar value of non-compensatory split-dollar life insurance benefits under our Executive Life Insurance Plan;

•	Executive Disability Income Plan — company payments for premiums under our Executive Disability Income Plan;

•	Charitable Matching Gifts — company charitable matching contributions under our matching gifts programs; and

•	Perquisites — perquisites and other personal benefits. The incremental costs of all perquisites provided to our named executives during 2009 were as follows: $24,275, $25,066 and $13,392 for Messrs. Morikis, Hennessy and Seitz, respectively, under our executive automobile program (which is being phased out as individual automobile lease terms end); and $5,010, $7,979 and $4,013 for Messrs. Connor, Morikis and Hennessy, respectively, for personal use of corporate aircraft.

	C. M. Connor	J. G. Morikis	S. P. Hennessy	S. J. Oberfeld	T. W. Seitz

Pension Plans ($)	13,800	13,800	13,800	13,800	2,450
Employee Stock Plan ($)	14,700	14,700	14,700	14,700	14,700
Grantor Trust — Supplemental Payments ($)	295,949	118,378	87,326	71,600	390,839
Grantor Trust — Tax Gross-ups ($)	59,101	10,529	4,160	23,482	15,562
Executive Life Insurance Plan ($)	85,800	49,430	41,900	27,485	52,000
Executive Disability Income Plan ($)	2,372	2,283	2,620	2,661	3,378
Charitable Matching Gifts ($)	-0-	-0-	-0-	-0-	5,000
Perquisites ($)	5,010	32,254	29,079	-0-	13,392

TOTAL ($)	476,732	241,374	193,585	153,728	497,321

Amounts do not include the incremental cost of our Business Travel Accident Insurance Plan, which provides coverage for all of our directors, executive officers and full-time salaried employees. The total aggregate premium in 2009 for this plan for all directors, executives and employees was $36,028.

Narrative Information Regarding the Summary Compensation Table.

Employment Agreements.  None of our named executives have entered into employment agreements with Sherwin-Williams.

Salary.  The salary amounts disclosed in the table are the amounts of base salary earned by our named executives during the indicated year. The salary amounts paid to our named executives during 2009 exceeded their base salaries because calendar year 2009 contained 27 bi-weekly pay periods instead of the usual 26. For 2009, salaries earned by our named executives accounted for the following percentages of their total compensation set forth in the table: Mr. Connor (17%), Mr. Morikis (22%), Mr. Hennessy (20%), Mr. Oberfeld (23%) and Mr. Seitz (21%). The percentages for 2009 are lower than the percentages for 2008 because no annual cash incentive compensation was earned or paid for 2008.

Stock and Option Awards.   Consistent with recently amended SEC rules, stock and option awards are required to be valued using the aggregate grant date fair value computed in accordance with Stock Compensation Topic (718) of the ASC. Accordingly, the values of stock and option awards for 2007 and 2008 disclosed in our 2007 and 2008 proxy statements have been recomputed to conform with the amended rules.

Salaried Employees’ Pension Investment Plan.  Mr. Seitz is the only named executive who participates in our Salaried Employees’ Pension Investment Plan. Information about this plan is set forth in the 2009 Pension Benefits Table and the accompanying narrative discussion.

2005 Deferred Compensation Savings and Pension Equalization Plan.  Our Deferred Compensation Plan is a nonqualified plan that provides participating employees with the employer contributions the employees would have received under our qualified retirement plans, but for federal tax limitations. Amounts deferred are credited with market earnings based on the same investment choices available to all employees under our qualified retirement plans. Our executives became eligible to participate in our Deferred Compensation Plan effective January 1, 2010.

2005 Key Management Deferred Compensation Plan.  Our Key Management Plan is a nonqualified deferred compensation plan pursuant to which employees who participate in our 2007 Executive Performance Bonus Plan or other identified employee groups may elect to defer on a pre-tax basis up to 100% of their base salary and bonus. None of our named executives participate in our Key Management Plan.

Perquisites.  The value of perquisites disclosed in the table is based upon the incremental cost of providing the benefit to the executive. During 2007, the Compensation and Management Development Committee eliminated most of the perquisites that we had provided to our executives. Accordingly, perquisites for 2009 for our named executives related only to our executive automobile program and personal use of corporate aircraft.

•	The incremental cost of the executive automobile program is determined by adding all of the costs of the program, including lease costs and costs of maintenance, fuel, license and taxes. The program is being phased out at the end of each individual lease term.

•	The incremental cost of personal use of corporate aircraft is determined based upon the variable operating costs of the aircraft, which includes fuel costs, maintenance and repair costs, landing fees, engine reserve fees, catering costs and travel costs for the pilots. The incremental cost includes the cost of “dead head” flights, which are return or pick-up flights without passengers flown. An average hourly rate is calculated by dividing the total variable operating costs for the year by the number of hours the aircraft is flown. The average hourly rate is then multiplied by the number of hours of the executive’s personal use to derive the total incremental cost. Fixed operating costs, such as pilot salaries, depreciation and insurance, that do not change based upon usage are not included.

In addition, we purchase tickets to sporting and cultural events for business purposes. If not used for business purposes, the tickets are made available to our executives and other employees for personal use.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding the grants of annual cash incentive compensation, stock options and restricted stock during 2009 to our named executives.

								All
								Other		Grant
								Option	Exercise	Date
								Awards;	of	Fair
								Number	Base	Value
								of	Price	of
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Securities	of	Stock
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Underlying	Option	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	($/Sh)(4)	Awards($)(5)

C. M. Connor	02/17/2009	-0-	1,205,537	2,411,074
	02/17/2009				18,200	46,667	70,000			2,147,367
	10/15/2009							125,000	63.25	1,918,725
J. G. Morikis	02/17/2009	-0-	549,527	1,099,054
	02/17/2009				7,800	20,000	30,000			920,300
	10/15/2009							50,000	63.25	767,490
S. P. Hennessy	02/17/2009	-0-	421,224	842,448
	02/17/2009				6,240	16,000	24,000			736,240
	10/15/2009							40,000	63.25	613,992
S. J. Oberfeld	02/17/2009	-0-	319,638	639,275
	02/17/2009				5,200	13,333	20,000			613,533
	10/15/2009							36,000	63.25	552,593
T. W. Seitz	02/17/2009	-0-	292,626	585,253
	02/17/2009				3,250	8,333	12,500			383,458
	10/15/2009							21,000	63.25	322,346

[1]	The amounts set forth in these columns reflect the annual cash incentive compensation amounts that could have been earned during 2009 based upon the achievement of performance goals under our 2007 Executive Performance Bonus Plan. The grant date of February 17, 2009 is the date that the performance goals were approved by the Compensation and Management Development Committee. The amounts of annual cash incentive compensation earned in 2009 by our named executives under our 2007 Executive Performance Bonus Plan have been determined and were paid in February 2010. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

[2]	The amounts set forth in these columns reflect the number of shares of restricted stock granted on February 17, 2009 under our 2006 Equity and Performance Incentive Plan. These shares vest in February 2012 based upon the achievement of financial performance goals.

[3]	The amounts set forth in this column reflect the number of stock options granted on October 15, 2009 under our 2006 Equity and Performance Incentive Plan. These stock options vest at the rate of one-third per year and expire on October 14, 2019.

[4]	The exercise price ($63.25) equals the average of the highest and lowest sale prices of our common stock on the date of grant, October 15, 2009. The closing price of our common stock on the date of grant was $63.10.

[5]	The values of restricted stock set forth in this column are equal to the aggregate grant date fair value computed in accordance with the Stock Compensation Topic (718) of the ASC, excluding the effect of estimated forfeitures. The grant date fair value of restricted stock is based on the fair market value of our common stock (the average of the highest and lowest reported sale prices) on the date of grant. The values are based upon the probable outcome of performance conditions.

The values of stock options set forth in this column are equal to the aggregate grant date fair value computed in accordance with Stock Compensation Topic (718) of the ASC, excluding the effect of estimated forfeitures. The values were calculated using a Black-Scholes option pricing model. The assumptions used in this model are set forth in the table to footnote 2 of the Summary Compensation Table.

Narrative Information Regarding the 2009 Grants of Plan-Based Awards Table.

Non-equity Incentive Plan Awards.  The non-equity incentive plan awards set forth in the table reflect annual cash incentive compensation that could have been earned by our named executives during 2009 under our 2007 Executive Performance Bonus Plan based upon the accomplishment of company and individual financial and operating performance goals.

Annual cash incentive compensation is payable as a percentage of salary. These percentages vary by named executive. The threshold, target and maximum amounts set forth in the table correspond to the named executive achieving an average of 0%, 100% and 125% of his performance goals, respectively. More information is set forth under the heading “Annual Cash Incentive Compensation” of “Compensation Discussion and Analysis.”

Restricted Stock.  We grant restricted stock pursuant to our 2006 Equity and Performance Incentive Plan. The shares of restricted stock granted in 2009 vest at the end of a three-year period based upon the achievement of financial performance goals. The number of shares of restricted stock that will actually vest at the end of the vesting period will range from 0% to 100% based upon achievement of the financial performance goals.

The threshold amounts set forth in the table correspond to our named executives receiving 26% of the shares of restricted stock granted, which is the number of shares that will vest for the minimum level of performance. No shares of restricted stock will vest if the threshold level of performance is not achieved.

The maximum amounts set forth in the table correspond to the Compensation Committee’s decision to grant a number of shares of restricted stock equal to 1.5 times the target value (and correspondingly setting above target goals higher making achievement of the goals more difficult to attain) in order to provide an incentive for above target performance. We have included more information about these performance goals under the heading “Long-term Equity Incentive Compensation” of “Compensation Discussion and Analysis.”

Shares of restricted stock will vest immediately upon the death or disability of the named executive or upon a change in control of Sherwin-Williams.

During the vesting period, the executives are the beneficial owners of the shares of restricted stock and possess all voting and dividend rights. Dividends are payable at the same rate as is paid on Sherwin-Williams common stock generally. During 2009, the quarterly dividend rate was $0.355 per share. In February 2010, the Board of Directors announced an increase in the quarterly dividend rate to $0.36 per share payable on March 12, 2010.

Stock Options.  We grant stock options pursuant to our 2006 Equity and Performance Incentive Plan. The option exercise price is equal to the market value of our common stock on the date options are granted. In accordance with the terms of the plan, the market value is equal to the average of the highest and lowest reported sale prices of our common stock on the date of grant.

Stock options vest in three equal installments on the first, second and third anniversary dates of the date of grant and have a term of ten years. Stock options become immediately exercisable in the event of the death or disability of the executive or in the event of a change in control of Sherwin-Williams. Stock options are not transferable other than by will or the laws of descent and distribution.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009 TABLE

The following table sets forth information regarding the number of unexercised stock options and the number and value of unvested shares of restricted stock outstanding on December 31, 2009 for our named executives.

						Stock Awards
						Equity Incentive
	Option Awards					Plan Awards:		Equity Incentive
		Number of	Number of			Number of		Plan Awards:
		Securities	Securities			Unearned		Market or Payout
		Underlying	Underlying			Shares,		Value of Unearned
		Unexercised	Unexercised	Option		Units or Other		Shares, Units or
		Options	Options	Exercise	Option	Rights That Have		Other Rights That
	Option	(#)	(#)	Price	Expiration	Not Vested		Have Not Vested
Name	Grant Date(1)	Exercisable	Unexercisable	($)	Date	(#)		($)(2)

C. M. Connor	10/18/2002	246,067	-0-	25.425	10/17/2012	59,000	(3)	3,637,350
	10/24/2003	200,000	-0-	31.20	10/23/2013	43,375	(4)	2,674,069
	10/20/2004	135,000	-0-	41.725	10/19/2014	43,000	(5)	2,650,950
	10/21/2005	175,000	-0-	43.595	10/20/2015	70,000	(5)	4,315,500
	10/18/2006	140,000	-0-	59.435	10/17/2016
	10/19/2007	66,667	33,333	63.44	10/18/2017
	10/14/2008	41,667	83,333	54.09	10/13/2018
	10/15/2009	-0-	125,000	63.25	10/14/2019
J. G. Morikis	10/21/2005	40,000	-0-	43.595	10/20/2015	28,700	(3)	1,769,355
	10/18/2006	50,000	-0-	59.435	10/17/2016	14,250	(4)	878,513
	10/19/2007	26,667	13,333	63.44	10/18/2017	17,000	(5)	1,048,050
	10/14/2008	16,667	33,333	54.09	10/13/2018	30,000	(5)	1,849,500
	10/15/2009	-0-	50,000	63.25	10/14/2019
S. P. Hennessy	10/20/2004	30,000	-0-	41.725	10/19/2014	15,000	(3)	924,750
	10/21/2005	40,000	-0-	43.595	10/20/2015	10,000	(4)	616,500
	10/18/2006	33,000	-0-	59.435	10/17/2016	12,500	(5)	770,625
	10/19/2007	20,000	10,000	63.44	10/18/2017	24,000	(5)	1,479,600
	10/14/2008	12,000	24,000	54.09	10/13/2018
	10/15/2009	-0-	40,000	63.25	10/14/2019
S. J. Oberfeld	10/19/2000	5,095	-0-	19.625	10/18/2010	13,500	(3)	832,275
	10/17/2001	4,114	-0-	24.305	10/16/2011	10,000	(4)	616,500
	10/18/2002	3,933	-0-	25.425	10/17/2012	12,500	(5)	770,625
	10/24/2003	3,205	-0-	31.20	10/23/2013	20,000	(5)	1,233,000
	10/20/2004	13,500	-0-	41.725	10/19/2014
	10/21/2005	16,000	-0-	43.595	10/20/2015
	10/18/2006	33,000	-0-	59.435	10/17/2016
	10/19/2007	20,000	10,000	63.44	10/18/2017
	10/14/2008	12,000	24,000	54.09	10/13/2018
	10/15/2009	-0-	36,000	63.25	10/14/2019
T. W. Seitz	10/20/2004	10,000	-0-	41.725	10/19/2014	17,500	(3)	1,078,875
	10/21/2005	27,707	-0-	43.595	10/20/2015	7,500	(4)	462,375
	10/18/2006	28,000	-0-	59.435	10/17/2016	6,800	(5)	419,220
	10/19/2007	12,000	6,000	63.44	10/18/2017	12,500	(5)	770,625
	10/14/2008	7,000	14,000	54.09	10/13/2018
	10/15/2009	-0-	21,000	63.25	10/14/2019

[1]	Options vest over three years in equal annual installments on the first, second and third anniversary dates of the date of grant.

[2]	The amounts set forth in this column equal the number of shares of restricted stock granted multiplied by the closing price of our common stock ($61.65) on December 31, 2009. The amounts assume that 100% of the shares of restricted stock will vest based upon the achievement of the specified financial performance goals.

[3]	84.8% of these shares of restricted stock vested in February 2010 based upon the achievement of the performance goals.

[4]	Shares of restricted stock vest in February 2011 on the date that the Board of Directors determines the level of achievement of the performance goals.

[5]	Shares of restricted stock vest in February 2012 on the date that the Board of Directors determines the level of achievement of the performance goals.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The following table sets forth information regarding the number and value of stock options exercised and restricted stock vested during 2009 for our named executives.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)	($)(2)

C. M. Connor	-0-	-0-	53,750	2,473,306
J. G. Morikis	10,000	195,994	11,500	529,173
S. P. Hennessy	41,795	1,259,492	13,750	632,706
S. J. Oberfeld	-0-	-0-	5,000	230,075
T. W. Seitz	9,692	229,591	6,250	287,594

[1]	The value realized on the exercise of stock options is equal to the number of shares acquired multiplied by the difference between the exercise price and the market price of our common stock. The market price is equal to the average of the highest and lowest reported sale prices of our common stock on the date of exercise.

[2]	The value realized on the vesting of restricted stock is equal to the number of shares of restricted stock vested multiplied by the market price of our common stock ($46.015). The market price is equal to the average of the highest and lowest reported sale prices of our common stock on the vesting date.

2009 PENSION BENEFITS TABLE

The following table sets forth information relating to The Sherwin-Williams Company Salaried Employees’ Pension Investment Plan for 2009. Mr. Seitz is the only named executive who participates in our Salaried Employees’ Pension Investment Plan.

		Number of	Present Value	Payments During
		Years Credited	of Accumulated	Last Fiscal
Name	Plan Name	Service (#)	Benefit ($)	Year ($)

C. M. Connor	N/A	-0-	-0-	-0-
J. G. Morikis	N/A	-0-	-0-	-0-
S. P. Hennessy	N/A	-0-	-0-	-0-
S. J. Oberfeld	N/A	-0-	-0-	-0-
T. W. Seitz	Salaried Employees’ Pension Investment Plan	34	890,081	-0-

Material Features of our Salaried Employees’ Pension Investment Plan.  Our Salaried Employees’ Pension Investment Plan is a qualified noncontributory defined benefit pension plan. The benefit formula with respect to active participants hired prior to January 1, 1984, including Mr. Seitz, consists of the sum of two components: (a) a traditional pension-type retirement benefit that is determined based upon the greater of two formulas; and (b) a contribution credit equal to 1% of the participant’s earnings for periods after January 1, 1984. The plan was amended to eliminate the 1% contribution credit effective July 1, 2009.

The pension-type retirement benefit is determined based upon the greater of:

•	Average annual earnings are divided by 12 then multiplied by the accrued benefit service (determined according to plan provisions, up to a maximum of 40 years). The result is then multiplied by 1%. For purposes of this formula, average annual earnings are the average of earnings during the five consecutive calendar years in which the participant earned the most money during the 10 years prior to retirement. Earnings include annual salary, overtime, bonuses and commissions, but not moving expenses, tuition aid or any pay designated as not creditable as earnings at the time it is received, all subject to the applicable IRS limitations on earnings. For purposes of this calculation, the plan disregards the one year out of the 10 in which earnings were the lowest and closes the gap so that the remaining nine years are considered consecutive; or

•	Years and months of accrued benefit service are multiplied by $14 to determine a monthly benefit amount; an additional medical allowance of $15 is added.

Pension benefits may be collected upon attainment of normal retirement age (age 65) or upon satisfying the criteria for early retirement (age 55-59 with at least 20 years of vesting service or age 60 or older if the participant’s combination of age and years of vesting service equal at least 75). If otherwise eligible for early retirement, a participant can elect to retire from Sherwin-Williams at age 62 with unreduced benefits. All other early retirement benefit payments are actuarially reduced to reflect the longer expected payout period. Pension benefits commence on the first day of the calendar month following the month in which the Pension Administration Committee approves the retirement election.

The normal form of benefit for a married participant is a 60% joint and survivor annuity, which provides reduced monthly payments during the participant’s lifetime and lifetime payments to the spouse following the participant’s death in the amount of 60% of the reduced payments. With the spouse’s consent, a married participant may alternatively elect to receive benefits in the form of a single life annuity, a joint and survivor annuity, a five-year certain annuity, a 10-year certain annuity or in a lump sum. The plan provides guarantees that at least the first 12 monthly payments will be paid to either the participant or his beneficiary if the participant dies during the 12-month period following retirement. We do not normally grant additional years of service credit.

The 1% contribution credit is converted into units to account for the participant’s benefit attributable to this portion of the retirement benefit. The participant’s benefit is determined based upon hypothetical returns achieved on the allocation of units among investments in various mutual fund alternatives as directed by the participant.

For purposes of determining the present value of Mr. Seitz’s accumulated benefit, the following assumptions were used:

•	Mortality Table: RP2000;

•	Interest Rate: 5.5%;

•	Age at 1/1/2010: 61 years and 1 month;

•	2009 pay: $488,161;

•	Benefit Commencement at age 62 (earliest unreduced);

•	25% elect lump sum option/75% elect annuity;

•	Lump Sum Mortality Table: 417e Mortality Table; and

•	Lump Sum Interest Rate: 3.13% (years 0-4), 5.07% (years 5-20) and 5.50% (years 20+).

Both the RP2000 and the 417e Mortality Table are commonly accepted actuarial tables published by the IRS for purposes of determining mortality in connection with the determination of retirement benefits, among other things.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under our equity compensation plans at December 31, 2009.

Number of
	Number of		Securities Remaining
	Securities to		Available for
	Be Issued		Future Issuance under
	upon Exercise	Weighted-Average Exercise	Equity Compensation
	of Outstanding	Price of	Plans (Excluding Securities
	Options, Warrants	Outstanding Options, Warrants	Reflected in
	and Rights (1)	and Rights	Column (a))(2)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders (1, 2)	10,897,652(3)	$50.30	2,483,797
Equity compensation plans not approved by security holders	-0-	—	—

Total	10,897,652(3)	$50.30	2,483,797

[1]	The amounts set forth in this column represent the number of shares of common stock that may be issued in connection with the exercise of outstanding stock options granted under The Sherwin-Williams Company 1994 Stock Plan, The Sherwin-Williams Company 1997 Stock Plan for Nonemployee Directors, The Sherwin-Williams Company 2003 Stock Plan and The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan. Our 1994 Stock Plan, 1997 Stock Plan and 2003 Stock Plan have expired or have been terminated, although outstanding stock options and restricted stock continue in force in accordance with their terms.

[2]	The amounts set forth in this column include 2,328,293 shares of common stock remaining available for future awards under our 2006 Equity and Performance Incentive Plan and 155,504 shares of common stock remaining available for future awards under our 2006 Stock Plan for Nonemployee Directors.

[3]	At December 31, 2009, the 10,897,652 outstanding option rights had a weighted average expected term of 6.73 years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, involuntary termination, death, disability, voluntary termination (not for cause), termination for cause, and termination following a change in control. The table also sets forth the amount of payments to each of our named executives in the event of a change in control without a termination of employment.

We do not have employment agreements with any of our named executives and do not have a formal severance policy or arrangement that provides for payments to a named executive in the event of a termination of employment (other than with respect to a termination of employment following a change in control as described below). The Compensation and Management Development Committee has sole discretion to determine the amount, if any, of severance payments and benefits that will be offered to a named executive in the event of a termination. The Compensation Committee believes that it is in the best interests of Sherwin-Williams and our shareholders that executives are treated fairly and equitably on a termination.

Assumptions and General Principles.  The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive.

•	The amounts shown in the table assume that each named executive was terminated on December 31, 2009. Accordingly, the table reflects amounts earned as of December 31, 2009 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination or change in control. The actual amounts to be paid to a named executive can only be determined at the time of the termination or change in control.

•	A named executive is entitled to receive amounts earned during his term of employment regardless of the manner in which the named executive’s employment is terminated. These amounts include base salary, unused vacation pay and annual cash incentive compensation. These amounts are not shown in the table, except for potential prorated annual cash incentive compensation as described below.

•	A named executive must be employed on December 31 to be entitled to receive annual cash incentive compensation pursuant to our 2007 Executive Performance Bonus Plan. In the event a termination occurs on a date other than December 31, the Compensation Committee has discretion to award the named executive an annual cash incentive compensation payment. Typically, this payment would approximate a prorated amount of the payment the named executive would have received under the plan and takes into consideration the named executive’s performance and contributions to achieving the performance criteria under the plan to the date of termination. These annual cash incentive payments have not typically been awarded in the event of a voluntary termination or a termination for cause.

Because we have assumed a December 31, 2009 termination date, each of our named executives is entitled to receive the annual cash incentive compensation payment earned under the plan for 2009. Therefore, the amount set forth in the table for prorated annual cash incentive compensation is the actual annual incentive compensation earned by each named executive during 2009. This amount is also the amount set forth in the “Non-Equity Incentive Plan Compensation” Column of the Summary Compensation Table.

•	A named executive may exercise any stock options that are exercisable prior to the date of termination and is entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. The number of unrestricted shares to be received by a named executive will be determined by the Compensation Committee pursuant to the applicable plan. Any payments related to these stock options and restricted stock awards are not included in the table because they are not severance payments.

•	A named executive will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Employee Stock Purchase and Savings Plan and any pension plans and deferred compensation plans in which the named executive participates. These amounts will be determined and paid in accordance with the applicable plan and are not included in the table because they are not severance payments.

Normal Retirement.  A named executive is eligible to elect normal retirement at age 65. All of our full-time salaried employees hired prior to January 1, 1993 are eligible for health care and life insurance benefits upon normal retirement subject to the terms of the plans. In addition, all outstanding stock options will continue to vest in accordance with their terms, and all outstanding restricted stock awards will continue to vest as if the named executive had continued employment throughout the restriction period. The number of unrestricted shares that the named executive will be entitled to receive will be determined in accordance with the plan as if the named executive had remained employed throughout the restriction period.

At December 31, 2009, none of our named executives were eligible for normal retirement.

Early Retirement.  A named executive is eligible to elect early retirement upon satisfying the criteria for early retirement (age 55-59 with at least 20 years of vesting service or age 60 or older if the combination of age and years of vesting service equal at least 75). In the event of early retirement, all outstanding stock options will continue to vest in accordance with their terms. The Compensation Committee has the discretion to cancel all of the named executive’s rights to outstanding restricted stock, continue all rights in full, or prorate the number of shares of restricted stock for the portions of the restricted periods completed as of the date of retirement. The number of unrestricted shares that the named executive will be entitled to receive if the named executive’s rights continue in full or prorata will be determined in accordance with the plan as if the named executive had remained employed throughout the restriction period.

At December 31, 2009, Messrs. Oberfeld and Seitz were eligible for early retirement.

Involuntary Termination.  In the event of an involuntary termination not for cause, the Compensation Committee has the sole discretion to determine the amount, if any, of severance payments and benefits that will be offered to a named executive. In making this determination, the Compensation Committee may consider a number of factors, including the reasons for the termination, the named executive’s tenure and performance, the named executive’s personal circumstances and the amount of severance payments, if any, generally offered to executives at other companies in similar positions. Because we do not have sufficient experience with involuntary terminations of executives at the positions of the named executives, we cannot reasonably estimate the amount or range of amounts of severance payments and benefits that would be offered to our named executives. Therefore, although it is reasonably likely that we will offer a severance payment and benefits to a named executive in the event of an involuntary termination not for cause, these amounts are not included in the table.

Death and Disability.  In the event of the death or disability of a named executive, all outstanding stock options will immediately vest and become exercisable, and all shares of restricted stock will immediately vest and become unrestricted. The amounts set forth in the table for stock options reflect the difference between the average of the high and low market price of our common stock ($61.995) on December 31, 2009 and the exercise prices for each option for which vesting accelerated. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which the vesting accelerated multiplied by the average of the high and low market price of our common stock ($61.995) on December 31, 2009.

In addition, each named executive participates in our executive life insurance program. Under our executive life insurance program, the beneficiary of a named executive is entitled to receive a death benefit based upon the following formulas: (a) if the event occurs prior to age 62, then the death benefit will equal 4.0 times (for Messrs. Connor, Morikis and Hennessy) or 3.5 times (for Messrs. Oberfeld and Seitz) the named executive’s base salary; (b) if the event occurs on or after age 62 and before age 65, then the death benefit will equal 4.0 times (for Messrs. Connor, Morikis and Hennessy) or 3.5 times (for Messrs. Oberfeld and Seitz) the named executive’s base salary at age 62; and (c) if the event occurs at age 65 or older, then the death benefit will equal 2.5 times (for Messrs. Connor, Morikis and Hennessy) or 2.0 times (for Messrs. Oberfeld and Seitz) the named executive’s base salary at age 62. All of our named executives were less than 62 years of age on December 31, 2009.

Each named executive also participates in our executive long-term disability program. Upon the occurrence of a disability under the program, a named executive will receive an annual benefit equal to 60% of base salary until the earlier of: (a) age 65; (b) recovery from the disability; (c) the date the named executive begins receiving retirement plan benefits; or (d) death. The amounts set forth in the table reflect the amount of the first annual payment (60% multiplied by the named executive’s current base salary) under the program. The program is frozen to new participants effective January 1, 2008.

Voluntary Termination and Termination for Cause.  A named executive is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment with Sherwin-Williams prior to being eligible for retirement or upon termination for cause.

Change in Control.  Upon the occurrence of a change in control, as generally defined below, all outstanding stock options will immediately vest and become exercisable and all shares of restricted stock will immediately vest and become unrestricted for all participants under the applicable stock plans, including the named executives. The amounts set forth in the table for stock options reflect the difference between the average of the high and low market price of our common stock ($61.995) on December 31, 2009 and the exercise prices for each option for which vesting accelerated. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting accelerated multiplied by the average of the high and low market price of our common stock ($61.995) on December 31, 2009. In addition, each named executive who participates in our executive automobile program will receive the automobile provided to him under such program paid in full. By the end of the first quarter of 2010, no named executive will participate in the executive automobile program.

We have also entered into change in control severance agreements with each of our named executives. Forms of these agreements have been filed as Exhibit 10(d) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Generally, pursuant to these agreements, a change in control occurs:

(a) if any person becomes the beneficial owner of 30% or more of Sherwin-Williams’ then-outstanding voting securities (other than acquisitions of voting securities (i) directly from Sherwin-Williams and approved by the Board of Directors, (ii) by Sherwin-Williams or any subsidiary, (iii) by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by Sherwin-Williams or any subsidiary, and (iv) in connection with a business transaction as proscribed in the agreement);

(b) if a majority of members of Sherwin-Williams’ incumbent Board of Directors during any two year period are replaced other than in specific circumstances;

(c) upon the consummation of any reorganization, merger or consolidation of Sherwin-Williams, or the sale or other disposition of all or substantially all of the assets of Sherwin-Williams, other than any transaction in which, immediately following the transaction, (i) the voting securities of Sherwin-Williams immediately prior to the transaction represent more than 50% of the combined voting power of the then-outstanding voting securities of the entity resulting from the transaction, (ii) no person beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then-outstanding voting securities of the entity resulting from the transaction, and (iii) at least a majority of the members of the board of directors of the entity resulting from the transaction were members of Sherwin-Williams’ incumbent Board of Directors at the time of initiating the transaction; or

(d) upon the liquidation or dissolution of Sherwin-Williams (other than pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) above).

The severance agreements provide that upon a termination of employment following a change in control (other than termination for cause or by reason of death or disability) or if the named executive terminates his employment in certain circumstances defined in the agreement which constitutes good reason, in addition to the accelerated vesting of stock options and restricted stock described above, each will receive:

•	a lump sum severance payment in an amount equal to 3 times (with respect to Messrs. Connor, Morikis and Hennessy) or 2.5 times (with respect to Messrs. Oberfeld and Seitz) the sum of (a) the named executive’s highest rate of base salary during the three-year period prior to termination and (b) an amount equal to the greater of (i) the average of the annual cash incentive pay received by the named executive for each of the three years prior to the date of termination or (ii) the named executive’s target incentive pay for the year in which the termination occurs;

•	a lump sum amount equal to the prorata portion of any annual cash incentive compensation earned by the named executive through the date of termination, assuming achievement of the target level of the performance goals;

•	eighteen months of continued health care benefits;

•	outplacement services in an amount not to exceed 10% of the named executive’s then-current base salary; and

•	an amount equal to the excise tax and taxes thereon charged, if any, to the named executive as a result of any change in control payments (provided, however, in the event the aggregate change in control payments do not exceed 115% of the amount which would cause the excise tax to be assessed, the severance payments shall be reduced to a level which would cause no excise tax to apply).

ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Event	C.M. Connor	J.G. Morikis	S.P. Hennessy	S.J. Oberfeld	T.W. Seitz

Normal and Early Retirement
Prorated annual cash incentive compensation	N/A	N/A	N/A	$444,000	$437,000

Total	$0	$0	$0	$444,000	$437,000

Involuntary Termination
Prorated annual cash incentive compensation	$1,684,000	$732,000	$636,000	$444,000	$437,000

Total	$1,684,000	$732,000	$636,000	$444,000	$437,000

Death
Prorated annual cash incentive compensation	$1,684,000	$732,000	$636,000	$444,000	$437,000
Accelerated stock options	658,747	263,497	189,720	189,720	110,670
Accelerated restricted stock	13,352,173	5,576,450	3,812,693	3,471,720	2,746,379
Life insurance proceeds	4,887,947	2,822,263	2,248,508	1,795,496	1,658,675

Total	$20,582,867	$9,394,210	$6,886,921	$5,900,936	$4,952,724

Disability
Prorated annual cash incentive compensation	$1,684,000	$732,000	$636,000	$444,000	$437,000
Accelerated stock options	658,747	263,497	189,720	189,720	110,670
Accelerated restricted stock	13,352,173	5,576,450	3,812,693	3,471,720	2,746,379
Disability benefits	733,192	423,339	337,276	307,799	284,344

Total	$16,428,112	$6,995,286	$4,975,689	$4,413,239	$3,578,393

Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A	N/A

Total	$0	$0	$0	$0	$0

Change in Control
Accelerated stock options	$658,747	$263,497	$189,720	$189,720	$110,670
Accelerated restricted stock	13,352,173	5,576,450	3,812,693	3,471,720	2,746,379

Total	$14,010,920	$5,839,947	$4,002,413	$3,661,440	$2,857,049

Change in Control with Termination
Prorated annual cash incentive compensation	$1,684,000	$732,000	$636,000	$444,000	$437,000
Accelerated stock options	658,747	263,497	189,720	189,720	110,670
Accelerated restricted stock	13,352,173	5,576,450	3,812,693	3,471,720	2,746,379
Cash severance payment	7,282,571	3,765,278	2,950,052	2,081,591	1,916,333
Continued health care benefits	19,907	20,300	19,794	18,219	17,376
Outplacement services	122,199	70,557	56,213	51,300	47,391
Automobile transfer	0	23,425	0	0	0
Excise tax	0	0	0	0	0

Total	$23,119,597	$10,451,507	$7,664,472	$6,256,550	$5,275,149

APPROVAL OF THE AMENDMENT
AND RESTATEMENT OF
THE SHERWIN-WILLIAMS COMPANY
2006 EQUITY AND PERFORMANCE
INCENTIVE PLAN
(PROPOSAL 2)

On February 17, 2010, the Board of Directors of Sherwin-Williams unanimously approved and adopted, subject to the approval of Sherwin-Williams’ shareholders at the 2010 Annual Meeting, The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 21, 2010) (the “Amended Plan”). The Amended Plan affords the Board of Directors the flexibility to design equity-based compensatory awards that are responsive to Sherwin-Williams’ business needs and authorizes a variety of awards designed to advance the interests and long-term success of Sherwin-Williams.

The Amended Plan amends and restates in its entirety The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (the “Current Plan”), which was approved by shareholders at the 2006 Annual Meeting. If the Amended Plan is approved by shareholders, it will become effective on the day following the 2010 Annual Meeting. Outstanding awards under the Current Plan will continue in effect in accordance with their terms.

As discussed below, shareholder approval of the Amended Plan is intended to constitute approval for purposes of the approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), so that awards under the Amended Plan can continue to satisfy the requirements for “performance-based compensation,” thereby avoiding the potential loss by Sherwin-Williams of tax deductions under Section 162(m) of the Code.

Our principal reason for amending and restating the Current Plan is to increase the number of shares of common stock available for issuance. The Amended Plan will increase the maximum number of shares available for awards from 10,000,000 shares of common stock to 19,200,000 shares of common stock. The Amended Plan includes various other changes. The most important ones are described in the summary of proposed changes below, which is followed by a summary description of the entire Amended Plan. The full text of the Amended Plan is attached to this proxy statement as Appendix B. The following description of the Amended Plan is only a summary of its material terms and provisions and is qualified by reference to the full text of the Amended Plan attached as Appendix B.

Summary of Material Changes

Increase in the Number of Available Shares.  The Current Plan authorizes the issuance or transfer of an aggregate of 10,000,000 shares of common stock, par value $1.00 per share. As of February 28, 2010, 220,519 of these shares had been issued (exclusive of outstanding awards), 7,791,703 shares were subject to outstanding awards and 1,987,778 shares were available for future awards under the Current Plan. The Amended Plan increases the total aggregate number of shares available for issuance or transfer under the Amended Plan by 9,200,000 shares to 19,200,000 shares of common stock. The number and kind of shares available under the Amended Plan are subject to adjustment for stock dividends and stock splits and in certain other situations as further described in the Amended Plan.

New Method for Counting Full-Value Awards.  The Current Plan limits the aggregate number of shares that may be used with respect to awards of restricted stock, restricted stock units, performance shares and performance units to 3,000,000 shares of common stock. The Amended Plan removes this limit, but replaces it with a new method of accounting for the number of shares of common stock that underlie future grants of full value awards. Under the new counting method, for awards of option rights and stock appreciation rights, one share will be subtracted from the total number of shares of common stock available under the Amended Plan for every share issued or transferred in respect of those awards. For any award that is not an option right or a stock appreciation right, however, two shares of common stock will be subtracted from the total number of shares of common stock available under the Amended Plan for every share issued or transferred in respect of those awards.

Other Awards.  The Amended Plan adds a new category of awards, referred to as “other awards” or “other stock-based awards.” Other stock-based awards may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares of common stock. In addition, the Amended Plan provides for the ability to grant cash awards as an element of or as a supplement to any other award granted under the Amended Plan.

Change of Control Definition.  The Amended Plan includes a definition of “Change of Control.” In general, a change of control will be deemed to have occurred if: (1) a person or group buys 30% or more of Sherwin-Williams’ common stock (excluding certain purchases by Sherwin-Williams or its benefit plans or purchases approved by Sherwin-Williams or in connection with certain “friendly” business transactions, and excluding certain inadvertent purchases); (2) Sherwin-Williams experiences a turn-over (not approved by Sherwin-Williams) of more than half of its directors during a two-year period; (3) Sherwin-Williams closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership or leadership; or (4) Sherwin-Williams’ shareholders approve its liquidation or dissolution.

“Double-Trigger” Accelerated Vesting Upon Change of Control.  The Amended Plan adds a “double-trigger” acceleration provision with respect to the vesting of awards in connection with a change of control. Under award agreements governing awards under the Current Plan, upon a change of control, the awards become immediately exercisable and vested in full, without regard to the participant’s post-change of control employment status. Under the Amended Plan, upon a change of control, awards that are assumed by the surviving entity will continue to vest and become exercisable in accordance with their original terms unless, within three years after the change of control, the participant’s employment is terminated other than for “cause” (as defined in the Amended Plan) or the participant terminates his or her employment for “good reason” (as defined in the Amended Plan). If a participant’s employment is terminated under either of those circumstances, his or her outstanding awards granted under the Amended Plan will immediately vest and become exercisable in full. Awards that are not assumed by the surviving entity will also immediately vest and become exercisable in full.

Ratable Vesting.  The Current Plan required awards of restricted stock and restricted stock units to vest over a period no shorter than three years. The Amended Plan provides that awards of restricted stock and restricted stock units may vest in installments during such three-year period.

Deferred Dividends or Other Distributions on Performance-Based Awards.  The Current Plan provides that current dividends may be paid on awards of restricted stock, restricted stock units and performance shares. The Amended Plan requires that dividends and other distributions on restricted stock, restricted stock units and performance shares with restrictions or restriction periods that lapse upon the achievement of management objectives be deferred until and paid contingent on the achievement of the applicable management objectives.

No Repricing of Option Rights or Stock Appreciation Rights.  The Current Plan prohibits amending an option right to reduce its exercise price or replacing it with another option right with a lower exercise price without shareholder approval. The Amended Plan strengthens the prohibition against “repricing” option rights and extends this prohibition to stock appreciation rights. Under the Amended Plan, except in connection with certain adjustment events, we may not, without shareholder approval:

•	reduce the exercise price of outstanding option rights or reduce the base price of outstanding stock appreciation rights; or

•	replace outstanding option rights or stock appreciation rights with cash, other awards, or the same award with a lower exercise price or base price, as applicable.

Cancellation of “Underwater” Awards.  The Amended Plan provides that option rights and stock appreciation rights that have an exercise or base price that is less than the consideration offered for Sherwin-Williams’ common stock in a business transaction or change of control may be cancelled without payment.

Clawback.  The Amended Plan adds a recoupment, or “clawback” provision, under which any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Sherwin-Williams of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Board of Directors in accordance with Sherwin-Williams’ Executive Adjustment and Recapture Policy.

Summary of the Amended Plan

Shares Subject to the Amended Plan.  Subject to adjustment as provided in the Amended Plan, the number of shares of Sherwin-Williams common stock that may be issued or transferred

•	upon the exercise of option rights or stock appreciation rights (“SARs”);

•	as restricted stock and released from substantial risks of forfeiture;

•	in payment of restricted stock units;

•	in payment of performance shares or performance units that have been earned;

•	in payment of dividend equivalents paid with respect to awards; or

•	as other stock-based awards or in payment of other stock-based awards will not exceed in the aggregate 19,200,000 plus any shares relating to awards that expire, are forfeited or are cancelled under the Amended Plan. These shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Each share of common stock issued or transferred pursuant to an award of option rights or SARs will reduce the aggregate number of shares available under the Amended Plan by one share of common stock. Each share of common stock issued or transferred (and in the case of shares of restricted stock, released from all substantial risk of forfeiture) pursuant to an award other than of option rights or SARs will reduce the aggregate number of shares available under the Amended Plan by one share of common stock if issued or transferred pursuant to an award granted prior to the approval of the Amended Plan by Sherwin-Williams’ shareholders and two shares of common stock if issued or transferred pursuant to an award granted after the approval of the Amended Plan by Sherwin-Williams’ shareholders. Any shares of common stock that again become available for issuance under the Amended Plan will be added back to the aggregate plan limit in this same manner.

Shares covered by an award will not be counted as used unless and until they are actually issued and delivered to a participant and the total number of shares available under the Amended Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award, any shares that were covered by that award will be available for issue or transfer under the Amended Plan. If shares are tendered or otherwise used in payment of the exercise price of an option right, the total number of shares covered by the option right being exercised will count against the total number of shares available under the Amended Plan. Shares withheld by Sherwin-Williams to satisfy any tax withholding obligation will count against the total number of shares available under the Amended Plan. The number of shares that are repurchased by Sherwin-Williams with option right proceeds will not increase the total number of shares available under the Amended Plan. The number of shares covered by a SAR, to the extent that it is exercised and settled in shares, whether or not all shares covered by the award are actually issued to the participant upon exercise of the SAR, will be considered issued or transferred pursuant to the Amended Plan. If, under the Amended Plan, a participant has elected to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate plan limit.

The aggregate number of shares of common stock actually issued or transferred by Sherwin-Williams upon the exercise of incentive stock options will not exceed 19,200,000 shares. No participant will be granted option rights or SARs, in the aggregate, for more than 500,000 shares of common stock during any calendar year, and no participant will be granted restricted stock, restricted stock units, performance shares or other share-based awards that are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, in the aggregate, for more than 200,000 shares of common stock during any calendar year. No participant will receive in any calendar year an award of performance units that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code with an aggregate maximum value in excess of $5,000,000. No participant will receive in any calendar year other awards payable in cash that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code with an aggregate maximum value in excess of $5,000,000. The foregoing limits are subject to certain adjustments as provided in the Amended Plan.

Up to 5% of the maximum number of shares of common stock available under the Amended Plan may be used for awards that do not comply with the three-year and one-year requirements applicable to such awards as described below.

Eligibility.  Officers and employees of Sherwin-Williams and its subsidiaries or any person who has agreed to commence serving in any of those capacities within 90 days of the date of grant may be selected by the Board of Directors to receive benefits under the Amended Plan. Any person who provides services to Sherwin-Williams or a subsidiary that are substantially equivalent to those typically provided by an employee of Sherwin-Williams or a subsidiary may also be a participant under the Amended Plan. The selection of those officers and employees who will receive awards, and the number of shares subject to awards, is entirely within the discretion of the Board of Directors. The current number of Sherwin-Williams officers and employees is approximately 29,220.

Option Rights.  Option rights may be granted that entitle the optionee to purchase shares of common stock at a price not less than the fair market value per share on the date of grant. The option price is payable:

•	in cash or by check or wire transfer;

•	by transfer to Sherwin-Williams of shares of common stock owned by the optionee having a value equal to the option price;

•	by a combination of such payment methods; or

•	by such other methods as may be approved by the Board of Directors.

To the extent permitted by law, any grant of an option right may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the shares to which the exercise relates. The market price of Sherwin-Williams shares of common stock, as reported on the New York Stock Exchange on February 26, 2010, was $63.89 per share.

Option rights that are awarded may consist of any of the following:

•	options intended to qualify under particular provisions of the Code;

•	options not intended to so qualify; or

•	a combination of the foregoing.

Incentive stock options may only be granted to participants who satisfy the definition of “employee” under Section 3401(c) of the Code.

No option right may be exercisable more than 10 years from the date of grant. Each grant will specify the period of continuous service with Sherwin-Williams that is necessary before the option rights will become exercisable. A grant of option rights may provide for the earlier vesting of such option rights in the event of the retirement, death or disability of the participant or a change of control of Sherwin-Williams. Successive grants may be made to the same optionee whether or not option rights previously granted remain unexercised. Any grant of option rights may specify management objectives that must be achieved as a condition to exercising such rights. Before the exercise of such rights, the Board of Directors must determine that the management objectives have been satisfied. Option rights will be subject to an evidence of award containing such terms and provisions, consistent with the Amended Plan, as the Board of Directors may approve. The exercise of an option right will result in the cancellation on a share-for-share basis of any related tandem SAR.

SARs.  A SAR is a right, exercisable by surrender of the related option right (if granted in tandem with option rights) or by itself (if granted as a free-standing SAR), to receive from Sherwin-Williams an amount not exceeding 100% of the spread between the base price established for the SAR (or option price if a tandem SAR) and the value of a share of common stock on the date of exercise. Any grant may specify that the amount payable on exercise of a SAR may be paid in cash, in shares of common stock, or in any combination of cash and shares, and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. Any SAR grant may specify that the amount payable on exercise may not exceed a maximum specified by the Board of Directors at the time of grant. Any grant may specify waiting periods before exercise and permissible exercise dates and periods. Any grant of a SAR may specify that such SAR be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the participant or a change of control of Sherwin-Williams. Any grant of SARs may specify management objectives that must be achieved as a condition to exercise such rights. Before the exercise of such SARs, the Board of Directors must determine that the management objectives have been satisfied. SARs will be subject to an evidence of award containing such terms and provisions, consistent with the Amended Plan, as the Board of Directors may approve.

Tandem SARs may be exercised only when the related option right is exercisable and the spread is positive, and requires that the related option right be surrendered for cancellation. Successive grants of tandem SARs may be made to the same participant regardless of whether any tandem SAR previously granted to the participant remains unexercised.

Free-Standing SARs must have a base price that is not less than the fair market value of a share of common stock on the date of grant. Successive grants of free-standing SARs may be made to the same participant regardless of whether any free-standing SARs remain unexercised. No free-standing SAR may be exercised more than 10 years from the date of grant.

Restricted Stock.  A grant of restricted stock constitutes the immediate transfer by Sherwin-Williams to a participant of ownership of a specific number of shares of common stock in consideration of the performance of services. The participant is entitled to voting, dividend and other ownership rights in such shares, but subject to a substantial risk of forfeiture and restrictions on transfer as described below. Such grant or sale may be made without additional consideration or in consideration of a payment by the participant that is less than current fair market value of common stock.

Restricted stock that vests upon the passage of time must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for no less than three years (but may vest ratably on an annual basis during the three-year period as determined by the Board of Directors at the date of grant). To enforce these forfeiture provisions, the transferability of restricted stock will be prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the applicable period.

Any grant of restricted stock may specify management objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. If the grant of restricted stock provides for management objectives, the restrictions cannot lapse sooner than one year from the date of grant, but may provide for earlier lapse in the event of the retirement, death or disability of the participant or the change of control of Sherwin-Williams. The Board of Directors may grant some awards, including shares of restricted stock, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards does not exceed 5% of the maximum numbers of shares of common stock available under the Amended Plan.

Any grant of restricted stock may also specify in respect of management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock on which restrictions will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before termination or early termination of the restrictions, the Board of Directors must determine that the management objectives have been satisfied. Any grant or sale of restricted stock may require that any dividends or other distributions paid thereon during the period of the restrictions be automatically deferred and reinvested in additional shares of restricted stock, which may be subject to the same restrictions as the underlying award. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of management objectives will be deferred until and paid contingent upon the achievement of the applicable management objectives. Restricted stock will be subject to an evidence of award containing such terms and provisions, consistent with the Amended Plan, as the Board of Directors may approve.

Restricted Stock Units.  A grant of restricted stock units constitutes an agreement by Sherwin-Williams to deliver shares of common stock or cash to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (including management objectives) during the restriction period as the Board of Directors may specify. Awards of restricted stock units may be made without additional consideration or in consideration of a payment by such participant that is less than the fair market value per share at the date of grant.

During the restriction period, the participant will have no rights of ownership in the shares of common stock deliverable upon payment of the restricted stock units and will have no right to vote them, but the Board of Directors may, at the date of grant, authorize the payment of dividend equivalents on such restricted stock units on either a current or deferred or contingent basis, either in cash or in additional shares of common stock. However, dividend equivalents on restricted stock units subject to a restriction period that lapses as a result of the achievement of management objectives shall be deferred until and paid contingent upon the achievement of the applicable management objectives. Each grant or sale will specify the time and manner of payment of restricted stock units that have been earned. Any grant or sale may specify that the amount payable may be paid in cash, in shares of common stock or in any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives.

If a restricted stock unit’s restriction period lapses only by the passage of time rather than the achievement of management objectives, each such grant or sale will be subject to a restriction period of not less than three years, except that a grant or sale may provide that the restriction period will expire not sooner than ratably on an annual basis during the three-year period as determined by the Board of Directors at the date of grant. The Board of Directors may provide for a shorter restriction period in the event of the retirement, death or disability of the participant or a change of control of Sherwin-Williams.

Any grant of restricted stock units may specify management objectives that, if achieved, will result in termination or early termination of the restriction period. If the grant of restricted stock units provides for management objectives, the restriction period cannot lapse sooner than one year from the date of grant, but may be subject to earlier lapse in the event of the retirement, death or disability of the participant or a change of control of Sherwin-Williams. The Board of Directors may grant some awards, including restricted stock units, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards does not exceed 5% of the total number of shares of common stock available under the Amended Plan.

Any grant of restricted stock units may also specify in respect of such management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of restricted stock units on which the restriction period will terminate if performance is at or above the minimum level, but below full achievement of the management objectives. Before the termination or early termination of the restrictions applicable to such restricted stock units, the Board of Directors must determine that the management objectives have been satisfied. Restricted stock units will be subject to an evidence of award containing such terms and provisions, consistent with the Amended Plan, as the Board of Directors may approve.

Performance Shares and Performance Units.  A performance share is the equivalent of one share of common stock and a performance unit is the equivalent of $1.00 or such other value as determined by the Board of Directors. The participant will be given one or more management objectives to meet within a specified performance period. Each grant may also specify, with respect to such management objectives, a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of performance shares or performance units that will be earned if performance is at or above such level(s), but falls short of full achievement of the specified management objectives. The specified performance period will be a period of time not less than one year, except in the case of the retirement, death or disability of the participant or a change of control of Sherwin-Williams, if the Board of Directors shall so determine. The Board of Directors may grant some awards, including performance shares and performance units, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards does not exceed 5% of the total number of shares of common stock available under the Amended Plan.

If by the end of the performance period, the participant has achieved the management objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not fully achieved the management objectives, but has attained or exceeded the predetermined level or levels of acceptable achievement, the participant will be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. Before such awards will be earned and paid, the Board of Directors must determine that the management objectives have been satisfied.

To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner determined by the Board of Directors. Any grant may specify that the amount payable may be paid in cash, shares of common stock or any combination thereof and may either grant to the participant or retain in the Board of Directors the right to elect among those alternatives. The grant may provide for the payment of dividend equivalents in cash or in shares of common stock on a deferred basis contingent upon the achievement of the applicable management objectives. Performance shares and performance units will be subject to an evidence of award containing such terms and provisions, consistent with the Amended Plan, as the Board of Directors may approve.

Other Awards.  The Board of Directors may grant to any participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares, including, without limitation:

•	convertible or exchangeable debt securities;

•	other rights convertible or exchangeable into shares of common stock;

•	purchase rights for shares of common stock;

•	awards with value and payment contingent upon performance of Sherwin-Williams or specified subsidiaries, affiliates or other business units or any other factors designated by the Board of Directors; and

•	awards valued by reference to the book value of shares of common stock or the value of securities of, or the performance of specified subsidiaries or affiliates or other business units of Sherwin-Williams.

The Board of Directors will determine the terms and conditions of such other awards. Shares of common stock delivered pursuant to an award in the nature of a purchase right will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of common stock, other awards, notes or other property, as the Board of Directors determines.

Cash awards, as an element of or supplement to any other award granted under the Amended Plan, may also be granted under the Amended Plan. The Board of Directors may grant shares of common stock as a bonus, or may grant other awards in lieu of obligations of Sherwin-Williams or any of its subsidiaries to pay cash or deliver other property under the Amended Plan or under other plans or compensatory arrangements, subject to such terms as determined by the Board of Directors in a manner that complies with Section 409A of the Code.

If the earning or vesting of, or elimination of restrictions applicable to, other awards is based only on the passage of time rather than the achievement of management objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Board of Directors at the date of grant. If the earning or vesting of, or elimination of restrictions applicable to, other awards is based on the achievement of management objectives, the earning, vesting or restriction period may not terminate sooner than one year from the date of grant. The Board of Directors may grant some awards, including other awards, that are not subject to these minimum vesting requirements, so long as the aggregate number of such awards does not exceed 5% of the total number of shares of common stock available under the Amended Plan.

Management Objectives.  The Amended Plan requires that the Board of Directors establish “management objectives” for purposes of performance shares and performance units. When so determined by the Board of Directors, option rights, SARs, restricted stock, restricted stock units, other awards or dividend credits may also specify management objectives. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department, region or function within Sherwin-Williams or the subsidiary in which the participant is employed. The management objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Board of Directors may grant awards subject to management objectives that are or are not intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The management objectives applicable to any award intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code to a participant who is, or likely to become, a “covered employee,” within the meaning of Section 162(m) of the Code, will be based on one or more, or a combination, of the following criteria:

•	Appreciation in value of shares;

•	Total shareholder return;

•	Earnings per share;

•	Operating income;

•	Net income;

•	Pretax earnings;

•	Earnings before interest, taxes, depreciation and amortization;

•	Pro forma net income;

•	Return on equity;

•	Return on designated assets;

•	Return on capital;

•	Economic value added;

•	Revenues;

•	Expenses;

•	Operating profit margin;

•	Operating cash flow;

•	Free cash flow;

•	Cash flow return on investment;

•	Operating margin or net profit margin; or

•	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board of Directors, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Board of Directors determines that a change in the business, operations, corporate structure or capital structure of Sherwin-Williams, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Board of Directors may, in its discretion, modify such management objectives or the related level or levels of achievement, in whole or in part, as the Board of Directors deems appropriate and equitable, except in the case of an award intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board of Directors will not make any modification of the management objectives or the level or levels of achievement with respect to such award.

Administration.  The Amended Plan is to be administered by the Board of Directors, except that the Board of Directors has the authority to delegate any or all of its powers to the Compensation and Management Development

Committee of the Board of Directors or another committee of the Board of Directors (or a subcommittee). The Board of Directors is authorized to interpret the Amended Plan and related agreements and other documents. To the extent permitted by Ohio law, the Board of Directors may delegate to one or more officers of Sherwin-Williams the authority to grant and determine the terms and conditions of awards granted under the Amended Plan. However, such delegation will not be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code or who is an officer, director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Securities Exchange Act of 1934 (“Exchange Act”), as determined by the Board of Directors in accordance with Section 16 of the Exchange Act.

Adjustments.  The number or kind of shares covered by outstanding awards under the Amended Plan and, if applicable, the prices per share applicable thereto, shall be adjusted in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event, the Board of Directors, in its discretion, may provide in substitution for any or all outstanding awards under the Amended Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with any such transaction or event or change of control, the Board of Directors may in its sole discretion elect to cancel such option right or SAR without any payment. The Board of Directors will also make or provide for such adjustments in the number of shares available under the Amended Plan and the other limitations contained in the Amended Plan as the Board of Directors may determine appropriate to reflect any transaction or event described above. However, any such adjustment to the number of shares of common stock available for the grant of incentive stock options will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an incentive stock option to fail to so qualify.

Change of Control.  The treatment of outstanding awards upon a change of control depends on whether or not the awards are assumed by the entity effecting the change of control. In general, a change of control will be deemed to have occurred under the Amended Plan if: (1) a person or group buys 30% or more of Sherwin-Williams’ common stock (excluding certain purchases by Sherwin-Williams or its benefit plans or purchases approved by Sherwin-Williams or in connection with certain “friendly” business transactions, and excluding certain inadvertent purchases); (2) Sherwin-Williams experiences a turn-over (not approved by Sherwin-Williams) of more than half of its directors during a two-year period; (3) Sherwin-Williams closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership or leadership; or (4) Sherwin-Williams’ shareholders approve its liquidation or dissolution.

Upon the occurrence of a change of control, any awards made to a participant under the Amended Plan that are assumed by the surviving entity will continue to vest and become exercisable in accordance with the terms of the original grant unless, during the three-year period commencing on the date of the change of control, the participant’s employment is involuntarily terminated by Sherwin-Williams for reasons other than for “cause” (as defined in the Amended Plan) or the participant terminates his or her employment for “good reason” (as defined in the Amended Plan). If a participant’s employment is terminated under such circumstances, any outstanding option rights and SARs will become fully vested and exercisable, any restrictions that apply to awards made pursuant to the Amended Plan will lapse, and awards made pursuant to the Amended Plan that are subject to management objectives will immediately be earned or vest and will become immediately payable in accordance with their terms as if 100% of the management objectives have been achieved, on the date of termination.

Upon the occurrence of a change of control, any awards made under the Amended Plan that are not assumed by the entity effecting the change of control will become fully vested and exercisable on the date of the change of control or will immediately vest and become immediately payable in accordance with their terms as if 100% of the applicable management objectives have been achieved, and any restrictions that apply to such awards will lapse.

For each option right and SAR, the participant will receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of common stock in the change of control transaction and the exercise price of the applicable option right or SAR, if such difference is positive. Such payment will be made in the same form as the consideration received by holders of common stock. Any option rights or SARs with an option price or base price that is higher than the per share consideration received by holders of common stock in connection with the change of control will be cancelled for no additional consideration.

The participant will receive the consideration (consisting of cash or other property, including securities of a successor or parent corporation) that such participant would have received in the change of control transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of common stock equal to the number of restricted stock units and/or shares of restricted stock covered by the award and the number of shares of common stock payable for awards subject to management objectives. These payments that are made as a result of a change of control will be made at the same time as consideration is paid to the holders of the common stock in connection with the change of control.

If the change of control does not constitute a change of control for purposes of Section 409A of the Code and the payment or benefit constitutes a deferral of compensation under Section 409A of the Code, then, to the extent necessary to comply with Section 409A of the Code, payment or delivery will be made on the date of payment or delivery originally provided for such payment or benefit.

Clawback.  Any award agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to Sherwin-Williams of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Board of Directors in accordance with Sherwin-Williams’ Executive Adjustment and Recapture Policy.

Transferability.  No option right or SAR granted under the Amended Plan is transferable by a participant, except upon death, by will or by the laws of descent and distribution. Except as otherwise determined by the Board of Directors, option rights and SARs are exercisable during the optionee’s lifetime only by him or her or by his or her guardian or legal representative. In no event may any award granted under the Amended Plan be transferred for value.

The Board of Directors may specify at the date of grant that part or all of the shares of common stock will be subject to further restrictions on transfer if such shares are:

•	to be issued or transferred by Sherwin-Williams upon exercise of option rights or SARs, upon termination of the restriction period applicable to restricted stock units or upon payment under any grant of performance shares, performance units or other awards; or

•	no longer subject to the substantial risk of forfeiture and restrictions on transfer with respect to restricted stock.

Withholding Taxes.  To the extent that Sherwin-Williams is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Amended Plan, and the amounts available to Sherwin-Williams for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Sherwin-Williams for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board of Directors) may include relinquishment of a portion of such benefit.

If a participant’s benefit is to be received in the form of common stock, and such participant fails to make arrangements for the payment of tax, Sherwin-Williams shall withhold such number of shares of common stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the Board of Directors, when a participant is required to pay Sherwin-Williams an amount required to be withheld under applicable income and employment tax laws, the participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the participant, such number of shares of common stock having a value equal to the amount required to be withheld (except in the case of restricted stock where an election under Section 83(b) of the Code has been made), or by delivering to Sherwin-Williams other shares of common stock held by such participant. The shares used for tax withholding will be valued at an amount equal to the fair market value of such common stock on the date the benefit is to be included in the participant’s income. In no event shall the fair market value of the shares of common stock to be withheld and/or delivered to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as Sherwin-Williams may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of common stock acquired upon the exercise of option rights.

Compliance with Section 409A of the Code.  To the extent applicable, it is intended that the Amended Plan and any grants made under the Amended Plan comply with the provisions of Section 409A of the Code so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Amended Plan and any grants made under the Amended Plan will be administered in a manner consistent with this intent.

Neither a participant nor any of a participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Amended Plan and grants of deferred compensation under the Amended Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a participant or for a participant’s benefit under the Amended Plan and grants of deferred compensation under the Amended Plan may not be reduced by, or offset against, any amount owing by a participant to Sherwin-Williams or any of its affiliates.

If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (1) the participant is a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by Sherwin-Williams from time to time) and (2) Sherwin-Williams makes a good faith determination that an amount payable under the Amended Plan constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then Sherwin-Williams will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the first business day of the month after such six-month period. Additionally, the Amended Plan provides for a definition of a “409A Change in Control.”

In light of the uncertainty with respect to the proper application of Section 409A of the Code, Sherwin-Williams reserves the right to make amendments to the Amended Plan and grants made under the Amended Plan as Sherwin-Williams deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with the Amended Plan and grants under the Amended Plan (including any taxes and penalties under Section 409A of the Code), and neither Sherwin-Williams nor any of its affiliates will have any obligation to indemnify or otherwise hold a participant harmless from any or all of such taxes or penalties.

Effective Date.  The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan first became effective April 20, 2006, the date immediately following the date it was approved by shareholders. The Amended Plan will be effective as of the first day immediately following the date Sherwin-Williams’ shareholders approve it.

Amendments.  The Board of Directors may amend the Amended Plan from time to time without further approval by Sherwin-Williams’ shareholders, except if an amendment (1) would materially increase the benefits accruing to participants; (2) would materially increase the number of securities which may be issued under the Amended Plan; (3) would materially modify the requirements for participation in the Amended Plan; or (4) must otherwise be approved by the shareholders in order to comply with applicable law or the rules and regulations of the New York Stock Exchange. In addition, except in connection with a corporate transaction or event described in the Amended Plan, the terms of outstanding awards may not be amended to reduce the option price of outstanding option rights or the base price of outstanding SARs, or cancel outstanding option rights or SARs in exchange for cash, other awards or option rights or SARs with an option price or base price, as applicable, that is less than the option price of the original option rights or base price of the original SARs, as applicable, without shareholder approval.

If permitted by Section 409A of the Code, but subject to the next paragraph, in the case of a termination of employment by reason of death, disability or normal or early retirement of a participant who holds an option right or SAR not immediately exercisable in full, or any shares of restricted stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any restricted stock units as to which the restriction period has not been completed, or any performance shares or performance units which have not been fully earned, or any other awards made pursuant to the Amended Plan subject to any vesting schedule or transfer restriction, or who holds shares of common stock subject to any other transfer restriction imposed pursuant to the Amended Plan, or in the case of a change of control, the Board of Directors may, in its sole discretion, accelerate the time at which such option right, SAR or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end or the time at which such performance shares or performance units will be deemed to have been fully earned or the time when such other awards will be deemed to have been fully earned or vested or that such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Subject to the prohibition on option repricing described above, the Board of Directors may amend the terms of any award granted under the Amended Plan prospectively or retroactively, except in the case of an award intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code (other than in connection with the participant’s death or disability, or a change of control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board of Directors will not make any modification of the management objectives or the level or levels of achievement with respect to such award. Subject to adjustments (as described above), no such amendment will impair the rights of any participant without his or her consent. The Board of Directors may, in its discretion, terminate the Amended Plan at any time. Termination of the Amended Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

“Qualified Performance-Based Compensation” under Section 162(m) of the Code.  The Amended Plan contains various provisions intended to help Sherwin-Williams administer the Amended Plan in a manner that will permit awards to be designed to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

Term of the Amended Plan.  No grant will be made under the Amended Plan more than 10 years after the date on which the Amended Plan is approved by Sherwin-Williams’ shareholders, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Amended Plan.

Federal Income Tax Consequences

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Amended Plan based on federal income tax laws in effect on January 1, 2010. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants.

Non-qualified Option Rights.  In general, (1) no income will be recognized by an optionee at the time a non-qualified option right is granted; (2) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Option Rights.  No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs.  No income will be recognized by a participant in connection with the grant of a tandem SAR or a free-standing SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Restricted Stock.  The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for such restricted stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units.  No income generally will be recognized upon the award of restricted stock units. Any subsequent transfer of unrestricted shares of common stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of common stock received over the amount paid, if any, by the participant.

Performance Shares and Performance Units.  No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received.

Tax Consequences to Sherwin-Williams

To the extent that a participant recognizes ordinary income in the circumstances described above, Sherwin-Williams or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

New Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual settlement of awards will be discretionary.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 2 to approve the Amended Plan.

RATIFICATION OF APPOINTMENT
OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010. Ernst & Young LLP acted as our independent registered public accounting firm for the fiscal year ended December 31, 2009. Additional information regarding the services provided to us by Ernst & Young LLP during 2009 is set forth under the caption entitled “Matters Relating to the Independent Registered Public Accounting Firm.”

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate shareholder questions.

Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of Ernst & Young LLP to our shareholders for ratification at the Annual Meeting as a matter of good corporate practice in order to provide a means by which our shareholders may communicate their opinion to the Audit Committee. If our shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors unanimously recommends that you vote “FOR” Proposal 3 relating to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

MATTERS RELATING TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to Ernst & Young LLP.  The following table sets forth the fees for services provided by Ernst & Young LLP during the fiscal years ended December 31, 2008 and December 31, 2009.

	2009	2008

Audit Fees	$1,945,000	$1,851,100
Audit-Related Fees	125,000	125,000
Tax Fees	23,000	15,900
All Other Fees	-0-	-0-
Total	$2,093,000	$1,992,000

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining Ernst & Young LLP’s independence.

Audit Fees.  These are fees for professional services rendered by Ernst & Young LLP for the integrated audit of our annual consolidated financial statements and the effectiveness of internal control over financial reporting; the review of financial statements included in our Quarterly Reports on Form 10-Q; certain audits of foreign subsidiary financial statements required by local statutes; and services that are typically rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  These are fees for assurance and related services rendered by Ernst & Young LLP that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include employee benefit plan audits, consultation on accounting matters in foreign jurisdictions, and consultation on financial accounting and reporting.

Tax Fees.  These are fees for professional services rendered by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. These services include the review of certain tax returns, tax audit assistance in foreign jurisdictions, and consulting on tax planning matters.

All Other Fees.  These are fees for other services rendered by Ernst & Young LLP that do not meet the above category descriptions and are permissible under applicable laws and regulations.

Audit Committee Pre-approval Policy.  The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by Ernst & Young LLP prior to their engagement for such services. The Audit Committee has adopted a pre-approval policy pursuant to which the Audit Committee establishes detailed pre-approved categories of non-audit services that may be performed by Ernst & Young LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to pre-approve all audit and non-audit services when the entire Audit Committee is unable to pre-approve services. The Chairman must report to the Audit Committee at its next meeting all such services pre-approved since the last meeting.

None of the fees paid to Ernst & Young LLP under the categories Audit-Related, Tax and All Other were approved by the Audit Committee after the services were rendered pursuant to the deminimis exception established by the Securities and Exchange Commission.

SHAREHOLDER PROPOSAL RELATING TO MAJORITY VOTING (PROPOSAL 4)

The United Brotherhood of Carpenters Pension Fund, 101 Constitution Avenue, N.W., Washington, D.C. 20001, beneficial owner of 1,495 shares of Sherwin-Williams common stock, has submitted the following proposal. The Board of Directors recommends a vote “AGAINST” this proposal.

Director Election Majority Vote Standard Proposal

Resolved:  That the shareholders of The Sherwin-Williams Company (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:  In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, a strong majority of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. However, our Company has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold”

votes than “for” votes. The plurality vote standard remains in place.

We believe that a post-election director resignation policy without a majority vote standard in Company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the Board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.

Sherwin-Williams’ Response

The Board of Directors recommends a vote “AGAINST” Proposal 4.

This proposal requests that we adopt a voting standard for director elections that differs from the plurality voting standard, the current default standard under Ohio law. The plurality voting standard provides that the nominees who receive the most affirmative votes are elected to serve as directors.

After careful consideration, the Board of Directors recommends a vote against this proposal because:

•	our shareholders rejected this proposal at our 2008 and 2009 Annual Meetings;

•	we implemented a majority voting policy in 2006 that addresses the proponent’s concerns;

•	our current corporate governance practices already ensure that our directors are highly qualified;

•	the shareholder proposal creates uncertainty; and

•	the ramifications of majority voting are not completely understood.

Our Shareholders Rejected This Proposal At Our 2008 and 2009 Annual Meetings.

This shareholder presented this proposal at last year’s Annual Meeting and at our 2008 Annual Meeting, and our shareholders rejected the proposal each time. Notwithstanding the clear vote of our shareholders, this shareholder is presenting the proposal again this year.

We Have Already Implemented A Majority Voting Policy

Like a number of other large public companies facing this issue, in order to address concerns relating to director candidates who do not receive a majority of the votes cast, we have adopted a majority voting policy. Our policy was adopted on July 19, 2006 and is posted in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com.

Our policy provides that, in an uncontested election, any director nominee who receives a greater number of “withheld” votes than “for” votes is required promptly to submit his resignation to the Board of Directors. In addition:

•	The Nominating and Corporate Governance Committee will promptly consider the tendered resignation and will recommend to the Board of Directors whether to accept the tendered resignation or take some other action.

•	The Board of Directors will act on the Nominating Committee’s recommendation no later than the next scheduled Nominating Committee meeting (within 120 days from the shareholder vote).

•	The director who tendered his resignation will not participate in the Nominating Committee’s recommendation or the Board of Directors’ consideration of the tendered resignation.

•	We will promptly disclose publicly the Board of Directors’ decision and process in a report filed with the SEC.

We believe our policy strikes an appropriate balance in ensuring that our shareholders continue to have a meaningful role in electing directors while preserving the ability of the Board of Directors to exercise its independent judgment and to consider all relevant factors in accepting the resignation of a director opposed by shareholders.

Our Current Process Elects Highly Qualified Directors

Adoption of a strict majority voting standard seems especially unwarranted in our case. We have a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of Sherwin-Williams and our shareholders. The Board of Directors maintains a Nominating Committee that is composed entirely of independent directors, and all of the members of the Board of Directors, other than the Chairman and Chief Executive Officer, are independent.

The Nominating Committee applies a rigorous set of criteria in identifying director nominees and has established procedures to consider and evaluate persons recommended by shareholders. Our strong corporate governance has been recognized by RiskMetrics Group. According to its February 1, 2010 rankings, RiskMetrics has ranked Sherwin-Williams ahead of 93.2% of the companies in the Retailing group, as measured by RiskMetrics’ Corporate Governance Quotient.

As a result of these practices, our shareholders have consistently elected, by a plurality, highly qualified directors from diverse business backgrounds, substantially all of whom have been “independent” within standards adopted by the New York Stock Exchange. Changing our current voting system to majority voting would have had no effect on director elections during the past ten years. The Board of Directors believes that the votes over this period reflect our shareholders’ confidence in the Board of Directors and in the governance protections the Board of Directors has implemented.

The Proposal Causes Uncertainty

In contrast to our majority voting policy, the majority voting standard requested by the proposal causes uncertainty. Under Ohio law, an incumbent director who is not re-elected “holds over” and continues to serve with the same voting rights and powers until his or her successor is elected and qualified. Therefore, even if the proposal were adopted, we could not force a director who failed to receive a majority vote to leave the Board of Directors until his or her successor is elected at a subsequent shareholder meeting.

In contrast, under our existing majority voting policy, a director who receives more “withhold” votes than “for” votes is required promptly to tender his or her resignation. The Board of Directors in turn will act on the tendered resignation after considering all relevant facts and circumstances in a process that will be completed and publicly disclosed promptly.

  The Ramifications Are Not Completely Understood

Ohio law requires the plurality voting standard in director elections unless the corporation’s articles of incorporation provide otherwise. Our Board of Directors cannot adopt majority voting in our Code of Regulations, an approach that other companies have recently taken. We can adopt majority voting only through shareholder approval of an amendment to our Articles of Incorporation.

The legal community, shareholder advocates, governance experts, public companies and other groups continue to evaluate the consequences of majority voting. Plurality voting has long been the accepted standard, and the rules governing plurality voting are well established and widely understood. A majority voting standard involves potential issues for which there is little precedent. Any change in voting standards should not be undertaken without a complete understanding of the full ramifications of its adoption.

We have been monitoring, and we will continue to monitor, developments on this topic. We do not believe that our interests, or our shareholders’ interests, would be best served by adopting majority voting at this time.

The Board of Directors unanimously recommends that you vote “AGAINST” Proposal 4 relating to majority voting.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as to each director and nominee, each named executive and all directors and executive officers as a group, information regarding the amount and nature of shares of our common stock beneficially owned at December 31, 2009. All of the directors, nominees and executive officers have sole voting and investment power over the shares of common stock listed or share voting and investment power with his or her spouse, except as otherwise provided below. No director, nominee or executive officer beneficially owns any shares of ESOP serial preferred stock.

	Amount and
	Nature of	Percent of
	Common Stock	Common Stock
Name of Beneficial Owner	Beneficially Owned(1,2,3,4,5)	Beneficially Owned

A. F. Anton	8,053	*
J. C. Boland	11,767	*
C. M. Connor	1,529,995	1.39%
S. P. Hennessy	259,008	*
D. F. Hodnik	9,153	*
T. G. Kadien	1,483	*
S. J. Kropf	15,903	*
G. E. McCullough	30,943	*
A. M. Mixon, III	42,835	*
C. E. Moll(6)	35,166	*
J. G. Morikis	283,405	*
S. J. Oberfeld	214,070	*
T. W. Seitz	160,085	*
R. K. Smucker	26,695	*
J. M. Stropki, Jr.	2,483	*
All directors and executive officers as a group	3,270,515	2.94%

*	Represents less than 1% of the total number of shares of common stock outstanding.

[1]	The amounts listed include shares of common stock held under plans offered by Sherwin-Williams for which the directors and executive officers have the right to direct the vote, including the following approximate number of shares included in units held under our Employee Stock Purchase and Savings Plan: Mr. Connor (45,840), Mr. Hennessy (17,022), Mr. Morikis (15,368), Mr. Oberfeld (25,574), Mr. Seitz (12,485), and all executive officers as a group (191,261). Shares of common stock held under our Employee Stock Purchase and Savings Plan are not directly allocated to individual participants of the plan, but instead are held in a separate fund. Participants acquire units of this fund. The fund also holds short-term investments, the amount of which fluctuates on a daily basis. The number of shares of common stock shown as being held by the executive officers in the plan is the approximate number of shares in the fund allocable to each of the executive officers. The number of shares allocable to each of the executive officers fluctuates on a daily basis based upon the amount of short-term investments held in the fund and the market value of our common stock.

[2]	The amounts listed include the following number of shares of common stock owned by immediate family members of the directors and executive officers, for which each such person disclaims beneficial ownership: Mr. Moll (340) and all directors and executive officers as a group (340).

[3]	The amounts listed include shares of restricted stock owned.

[4]	The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership, within sixty days from December 31, 2009, through the exercise of stock options: Mr. Connor (1,004,401), Mr. Hennessy (135,000), Mrs. Kropf (7,000), Mr. McCullough (9,000), Mr. Mixon (11,000), Mr. Moll (1,167),

Mr. Morikis (133,334), Mr. Oberfeld (110,847), Mr. Seitz (84,707), Mr. Smucker (3,500), and all directors and executive officers as a group (1,863,233).

[5]	The amounts listed do not include the following approximate number of shares of shadow stock owned by directors under our Director Deferred Fee Plan: Mr. Boland (22,303), Mrs. Kropf (9,802), Mr. Mixon (31,914), and all directors as a group (64,019). Under our Director Deferred Fee Plan, nonemployee directors may defer payment of all or a portion of their directors’ fees into a shadow stock account. Shares of shadow stock are credited to a separate account in which directors acquire units. Units are payable only in cash. The number of shares of shadow stock allocable to the directors fluctuates on a daily basis based upon the market value of our common stock. Directors have no voting rights associated with shadow stock, and ownership of shadow stock does not result in any beneficial ownership of common stock.

[6]	Includes 2,000 shares owned by the MTD Holdings Inc pension fund, of which Mr. Moll is a trustee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as to each beneficial owner known to us to own more than five percent of each class of voting securities, information regarding shares owned by each as of the most recent practicable date.

Common Stock

	Amount and
	Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class
The Sherwin-Williams Company Employee Stock Purchase and Savings Plan	17,579,750(1)	16.0%
101 West Prospect Avenue Cleveland, Ohio 44115
Massachusetts Financial Services Company	7,401,225(2)	6.5%
500 Boylston Street Boston, Massachusetts 02116

ESOP Serial Preferred Stock

	Amount and
	Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class
The Sherwin-Williams Company Employee Stock Purchase and Savings Plan	216,753(3)	100%
101 West Prospect Avenue Cleveland, Ohio 44115

[1]	The shares of common stock reflected in the table are owned at December 31, 2009. Shares of common stock owned pursuant to our Employee Stock Purchase and Savings Plan are voted by the trustee in accordance with written instructions of plan participants. If no instructions are received by the trustee, the trustee votes such shares (along with any unallocated shares held in the plan) in the same proportion as it votes those shares for which it receives proper instructions.

[2]	Based on a Schedule 13G filed on February 3, 2010, Massachusetts Financial Services Company and/or certain other entities (“MFS”) owned 7,401,225 shares of common stock at December 31, 2009. Of the total shares, MFS had sole dispositive power over all of the shares, sole voting power over 6,343,109 shares, and shared voting power and shared dispositive power over none of the shares.

[3]	The shares of ESOP serial preferred stock reflected in the table are owned at December 31, 2009. Shares of ESOP serial preferred stock are held in an unallocated account in our Employee Stock Purchase and Savings Plan. Shares are voted by the trustee in the same proportion as unallocated shares of common stock are voted, as described in footnote 1 above.

SECTION 16(a)
BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes in ownership of our equity securities with the SEC. To our knowledge, based solely on information furnished to us and written representations by such persons, all of our directors and executive officers complied with their filing requirements in 2009, except that (a) Mr. Anton inadvertently filed a late Form 4 to report one transaction for a purchase of common stock and (b) Mr. Seitz inadvertently filed a late Form 4 to report one transaction for a sale of common stock.

CERTAIN RELATIONSHIPS
AND TRANSACTIONS
WITH RELATED PERSONS

As part of our Business Ethics Policy, directors and employees are expected to make business decisions and take actions based upon the best interests of Sherwin-Williams and not based upon personal relationships or benefits.

The Board of Directors recognizes that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written policy governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Sherwin-Williams was, is or will be a participant and the amount involved exceeds $120,000, and in which any of the following persons had, has or will have a direct or indirect material interest:

•	Our directors, nominees for director or executive officers;

•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

•	any immediate family member of any of the foregoing persons; and

•	any entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible to review and approve these transactions.

In response to an annual questionnaire, directors, director nominees and executive officers are required to submit to the Nominating Committee a description of any current or proposed transaction and provide updates during the year. In addition, we will provide any similar available information with respect to any known transactions with beneficial owners of 5% or more of our voting securities. At each calendar year’s first regularly scheduled Nominating Committee meeting, management shall provide information regarding transactions to be entered into by Sherwin-Williams for that calendar year.

If management becomes aware of any transactions subsequent to that meeting, such transactions may be presented for approval at the next meeting, or where it is not practicable or desirable to wait until the next meeting, to the Chair of the Nominating Committee (who will possess delegated authority to act between meetings) subject to ratification by the Nominating Committee at its next meeting. In the event management becomes aware of any transaction that was not approved under the policy, management will present the transaction to the Nominating Committee for its action, which may include termination, amendment or ratification of the transaction.

The Nominating Committee (or the Chair) will approve only those transactions that are in, or are not inconsistent with, the best interests of Sherwin-Williams and our shareholders, as is determined in good faith in accordance with its business judgment. In addition, the transaction must be on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

Sherwin-Williams will disclose all related person transactions in its securities filings. No reportable transactions existed during 2009, and there are currently no such proposed transactions.

SHAREHOLDER PROPOSALS FOR
THE 2011 ANNUAL MEETING

Proposals to Be Included in the Proxy Statement.  Under SEC rules, shareholder proposals must be received at our principal executive offices, 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary, on or before November 9, 2010 in order to be considered for inclusion in the proxy materials relating to the 2011 Annual Meeting of Shareholders. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy materials in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not to Be Included in the Proxy Statement.  Under our Regulations, shareholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an Annual Meeting of Shareholders, which is not intended to be included in our proxy materials. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting must be timely submitted in writing to us at our principal executive offices at 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Corporate Secretary.

To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not fewer than 60 nor more than 90 calendar days prior to the Annual Meeting. In the event that public announcement of the date of the Annual Meeting is not made at least 75 calendar days prior to the date of the Annual Meeting and the Annual Meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year’s Annual Meeting was held, notice by the shareholder, to be timely, must be received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the Annual Meeting.

These time limits also apply in determining whether notice is timely for purposes of SEC rules relating to the exercise of discretionary voting authority. If we do not receive timely notice, or if we meet other SEC requirements, the persons named as proxies in the proxy materials for that meeting will use their discretion in voting at the meeting.

Our Regulations set forth specific requirements for the notice. You can access a copy of our Regulations in the “Corporate Governance” section on the “Investor Relations” page of our website at www.sherwin.com. You may also receive a copy of our Regulations by writing to us at: The Sherwin-Williams Company, 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Investor Relations.

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this proxy statement and our 2009 Annual Report. We will promptly deliver an additional copy of either document to you if you write or call us at: The Sherwin-Williams Company, 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Investor Relations, (216) 566-2000.

ANNUAL REPORT ON FORM 10-K

We will provide to each shareholder who is solicited to vote at the 2010 Annual Meeting of Shareholders, upon the request of such person and without charge, a copy of our 2009 Annual Report on Form 10-K. Please write or call us at: The Sherwin- Williams Company, 101 West Prospect Avenue, 12th Floor, Midland Building, Cleveland, Ohio 44115-1075, Attention: Investor Relations, (216) 566-2000.

APPENDIX A

THE SHERWIN-WILLIAMS COMPANY
Board of Directors
Director Independence Standards

The Board of Directors of The Sherwin-Williams Company has adopted the following Director Independence Standards to assist the Board in determining the independence of a director. To be considered “independent,” the Board must affirmatively determine that the director has no material relationship with Sherwin-Williams (either directly or as a partner, shareholder or officer of an organization that has a relationship with Sherwin-Williams). In each case, the Board shall broadly consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board shall also consider such other criteria as the Board may determine from time to time.

1.	In no event will a director be considered “independent” if such director fails to qualify as an “independent director” under Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual. In addition, a director will not be independent if: (i) the director is, or has been within the last three years, an employee of Sherwin-Williams; (ii) an immediate family member of the director is, or has been within the last three years, an executive officer of Sherwin-Williams; (iii) the director has received, or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Sherwin-Williams, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iv) the director is a current partner or employee of Sherwin-Williams’ independent auditor, or an immediate family member of the director is a current partner of Sherwin-Williams’ independent auditor; (v) an immediate family member of the director is a current employee of Sherwin-Williams’ independent auditor and personally works on Sherwin-Williams’ audit, or the director or an immediate family member of the director was within the last three years a partner or employee of Sherwin-Williams’ independent auditor and personally worked on Sherwin-Williams’ audit within that time; or (vi) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Sherwin-Williams’ present executive officers at the same time serves or served on that company’s compensation committee.

2.	In addition to the relationships described in paragraph 1, audit committee members may not (i) directly or indirectly accept any consulting, advisory or other compensatory fee from Sherwin-Williams or any of its subsidiaries or (ii) be an affiliated person of Sherwin-Williams or any of its subsidiaries. Audit committee members may receive directors’ fees, in the form of cash, stock, stock units, stock options or other consideration ordinarily available to directors, as well as regular benefits that other directors receive.

3.	The following relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the director is a current employee, or an immediate family member of the director is a current executive officer, of another company that, has made payments to, or received payments from, Sherwin-Williams for property or services in an amount which, in any of the last three fiscal years, is less than $1 million or two percent, whichever is greater, of such other company’s annual consolidated gross revenues; (ii) if the director, or an immediate family member of the director, is an executive officer of another company which is indebted to Sherwin-Williams, or to which Sherwin-Williams is indebted, in an amount which is less than five percent of such other company’s total consolidated assets; (iii) if the director, or an immediate family member of the director, serves as an officer, director or trustee of a foundation, university, charitable or other not-for-profit organization,

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and Sherwin-Williams’ or Sherwin-Williams’ Foundation’s discretionary charitable contributions (Sherwin-Williams’ Foundation matching of employee charitable contributions will not be included in the amount of the Foundation’s contributions for this purpose) to the organization, in the aggregate, are less than $500,000 or five percent, whichever is greater, of that organization’s latest publicly available annual consolidated gross revenues; (iv) if the director serves as a director or executive officer of another company that also uses Sherwin-Williams’ independent auditor; (v) if the director is a member of, or associated with, the same professional association, or social, educational, civic, charitable, fraternal or religious organization or club as another Sherwin-Williams director or executive officer; or (vi) if the director serves on the board of directors of another company at which another Sherwin-Williams director or executive officer also serves on the board of directors (except as set forth in paragraph 1 above regarding compensation committee interlocks).

4.	For relationships not covered by the categorical standards in paragraphs 1 and 3, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the standards set forth in paragraphs 1 and 3. Sherwin-Williams will explain in its next proxy statement the basis for any Board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards set forth in paragraphs 1 and/or 3 above.

5.	The Board shall undertake an annual review of the independence of all directors. In advance of the meeting at which this review occurs, each director shall be asked to provide the Board with full information regarding the director’s (including immediate family members’) business, charitable and other relationships with Sherwin-Williams to enable the Board to evaluate the director’s independence.

6.	Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business, charitable and other relationships between directors (including immediate family members) and Sherwin-Williams and its affiliates.

For purposes of these Director Independence Standards, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

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APPENDIX B

THE SHERWIN-WILLIAMS COMPANY
2006 Equity and Performance Incentive Plan
(Amended and Restated as of April 21, 2010)

1.	Purpose. The purpose of this 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 21, 2010) is to attract and retain officers and other employees of The Sherwin-Williams Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.	Definitions. As used in this Plan,

(a)	“Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(b)	“Assumed” has the meaning provided in Section 12 of this Plan.

(c)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(d)	“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 10 of this Plan, such committee (or subcommittee).

(e)	“Cause” has the meaning provided in Section 12 of this Plan.

(f)	“Change of Control” means, except as may be otherwise prescribed by the Board in any Evidence of Award, the occurrence of any of the following events:

(i)	any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the combined voting power of the then-outstanding Voting Stock of Company; provided, however, that:

(A)	for purposes of this Section 2(f)(i), the following acquisitions will not constitute a Change in Control: (1) any acquisition of Voting Stock directly from Company that is approved by a majority of the Incumbent Directors, (2) any acquisition of Voting Stock by Company or any Subsidiary, (3) any acquisition of Voting Stock by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by Company or any Subsidiary, and (4) any acquisition of Voting Stock by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(f)(iii) below;

(B)	if any Person is or becomes the beneficial owner of 30% or more of combined voting power of the then-outstanding Voting Stock as a result of a transaction described in clause (1) of Section 2(f)(i)(A) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock representing 1% or more of the then-outstanding Voting Stock, other than in an acquisition directly from Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control; or

(C)	a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 30% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock representing 1% or more of the then-outstanding Voting Stock, other than as a result of a stock dividend, stock split or similar transaction effected by Company in which all holders of Voting Stock are treated equally; and

(D)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 30% or more of the Voting Stock inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 30% of the Voting Stock, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii)	a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii)	the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent thereof), more than 50% of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns Company or all or substantially all of Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 30% or more of the combined voting power of the then outstanding shares of voting stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv)	approval by the shareholders of Company of a complete liquidation or dissolution of Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of Section 2(f)(iii).

(v)	For purposes of this Section 2(f), the term “Incumbent Directors” shall mean, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new director (other than a director initially elected or nominated as a director as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of such director) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

(g)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Common Stock” means Common Stock, par value $1.00 each, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i)	“Company” means The Sherwin-Williams Company, an Ohio corporation, and its successors.

(j)	“Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

(k)	“Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Other Awards, or a grant or sale of Restricted Stock, Restricted Stock Units or Other Awards, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(l)	“Director” means a member of the Board of Directors of the Company.

(m)	“Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(n)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of Option Rights, Appreciation Rights, Performance Shares, Performance Units or Other Awards granted, or a grant or sale of Restricted Stock, Restricted Stock Units or Other Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Board, need not be signed by a representative of the Company or a Participant.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.

(q)	“Good Reason” has the meaning provided in Section 12 of this Plan.

(r)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(s)	“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Awards or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of one or more other companies or subsidiaries, divisions, departments, regions or functions within such other companies, and may be made relative to an index or one or more of the performance criteria themselves. The Board may grant awards subject to Management Objectives that are either Qualified Performance-Based Awards or are not Qualified Performance-Based Awards. The Management Objectives applicable to any Qualified Performance-Based Award to a Covered Employee will be based on one or more, or a combination, of the following criteria:

(i)	Appreciation in value of shares;

(ii)	Total shareholder return;

(iii)	Earnings per share;

(iv)	Operating income;

(v)	Net income;

(vi)	Pretax earnings;

(vii)	Earnings before interest, taxes, depreciation and amortization;

(viii)	Pro forma net income;

(ix)	Return on equity;

(x)	Return on designated assets;

(xi)	Return on capital;

(xii)	Economic value added;

(xiii)	Revenues;

(xiv)	Expenses;

(xv)	Operating profit margin;

(xvi)	Operating cash flow;

(xvii)	Free cash flow;

(xviii)	Cash flow return on investment;

(xix)	Operating margin or net profit margin; or

(xx)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board, including, but not limited to, the Standard & Poor’s 500 Stock Index.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Qualified Performance-Based Award (other than in connection with a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(t)	“Market Value Per Share” means, as of any particular date, the average of the highest and lowest reported sales prices of the Common Stock during normal trading hours on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is listed. If there is no regular public trading market for such Common Stock, the Market Value Per

Share of the Common Stock shall be determined by the Board. The Board is authorized to adopt another fair market value pricing method, provided such method is stated in the Evidence of Award, and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(u)	“Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(v)	“Option Price” means the purchase price payable on exercise of an Option Right.

(w)	“Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 4 of this Plan.

(x)	“Other Award” means an award granted pursuant to Section 9 of this Plan.

(y)	“Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are substantially equivalent to those typically provided by an employee.

(z)	“Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa)	“Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(bb)	“Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(cc)	“Plan” means The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan (Amended and Restated as of April 21, 2010), as may be further amended from time to time.

(dd)	“Post-CIC Period” has the meaning provided in Section 12 of this Plan.

(ee)	“Qualified Performance-Based Award” means any award of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Other Awards, or portion of such award, to a Covered Employee that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code.

(ff)	“Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(gg)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh)	“Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(ii)	“Spread” means the excess of the Market Value Per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(jj)	“Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

(kk)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.

3. Shares Subject to this Plan.

(a)	Maximum Shares Available Under Plan.

(i)	Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; (E) as Other Awards or in payment of Other Awards, or (F) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 19,200,000 shares of Common Stock (10,000,000 of which were approved by shareholders in 2006 and 9,200,000 of which will be added upon approval by shareholders in 2010), plus any shares of Common Stock relating to awards that expire or are forfeited or are cancelled under this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)	Each share of Common Stock issued or transferred pursuant to an award of Option Rights or Appreciation Rights will reduce the aggregate plan limit described above in Section 3(a)(i) by one share of Common Stock. Each share of Common Stock issued or transferred (and in the case of Restricted Shares, released from all substantial risk of forfeiture) pursuant to an award other than Option Rights or Appreciation Rights shall reduce the aggregate plan limit described above in Section 3(a)(i) by (A) one share of Common Stock if issued or transferred pursuant to an award granted prior to the Effective Date and (B) 2 shares of Common Stock if issued or transferred pursuant to an award granted on or after the Effective Date. Any shares of Common Stock that again become available for issuance pursuant to this Section 3 shall be added back to the aggregate plan limit in the same manner such shares were originally deducted from the aggregate plan limit pursuant to this Section 3(a)(ii).

(iii)	Shares of Common Stock covered by an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares available under this Plan as of a given date shall not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares of Common Stock that were covered by that award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (A) if shares of Common Stock are tendered or otherwise used in payment of the Option Price of a Option Right, the total number of shares covered by the Option Right being exercised shall count against the aggregate plan limit described above; (B) shares of Common Stock withheld by the Company to satisfy the tax withholding obligation shall count against the aggregate plan limit described above; (C) the number of shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not increase the aggregate plan limit described above; and (D) the number of shares of Common Stock covered by an Appreciation Right, to the extent that it is exercised and settled in shares of Common Stock, whether or not all shares of Common Stock covered by the award are actually issued to the Participant upon exercise of the Appreciation Right, shall be considered issued or transferred pursuant to this Plan. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock shall not count against the aggregate plan limit described above.

(b)	Incentive Stock Option Limit. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 19,200,000.

(c)	Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan:

(i)	No Participant shall be granted Option Rights or Appreciation Rights, in the aggregate, for more than 500,000 shares of Common Stock during any calendar year.

(ii)	No Participant will be granted Qualified Performance-Based Awards of Restricted Stock, Restricted Stock Units or Performance Shares or in the form of Other Awards payable in Common Stock, in the aggregate, for more than 200,000 shares of Common Stock during any calendar year.

(iii)	No Participant will receive in any calendar year a Qualified Performance-Based Award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $5,000,000.

(iv)	No Participant will receive in any calendar year a Qualified Performance-Based Award in the form of Other Awards payable in cash under Section 9(b) having an aggregate maximum value in excess of $5,000,000.

(d)	Exclusion from Certain Restrictions. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of shares of Common Stock provided for in Section 3(a)(i) above may be used for awards granted under Sections 6 through 9 of this Plan that do not comply with the three-year requirements set forth in Sections 6(c), 7(c) and 9(d) of this Plan and the one-year requirements of Sections 6(e), 7(a), 8(b) and 9(d) of this Plan.

4. Option Rights.  The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a)	Each grant will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)	Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d)	To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)	Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of the Participant or a Change of Control.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(h)	Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.

(j)	No Option Right will be exercisable more than 10 years from the Date of Grant.

(k)	Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

5. Appreciation Rights.

(a)	The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(b)	Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of the Participant or a Change of Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights. The grant of such Appreciation Rights will specify that, before the exercise of such Appreciation Rights, the Board must determine that the Management Objectives have been satisfied.

(vi)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(c)	Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)	Regarding Free-Standing Appreciation Rights only:

(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value Per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

6. Restricted Stock.  The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)	Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant or upon achievement of Management Objectives referred to in Section 6(e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Board at the Date of Grant.

(d)	Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier lapse of the substantial risk of forfeiture for such Restricted Stock in the event of the retirement, death or disability of the Participant or a Change of Control.

(g)	Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award; provided, however, that dividends or other distributions on Restricted Stock subject to restrictions that lapse as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)	Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, (i) all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares, or (ii) all shares of Restricted Stock shall be held at the

Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such shares of Restricted Stock.

7. Restricted Stock Units.  The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)	If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives, each such grant or sale will be subject to a Restriction Period of not less than three years, except that a grant or sale may provide that the Restriction Period shall expire not sooner than ratably on an annual basis during the three-year period as determined by the Board at the Date of Grant.

(d)	Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, death or disability of the Participant or a Change of Control.

(e)	During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and shall have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents on Restricted Stock Units subject to a Restriction Period that lapses as a result of the achievement of Management Objectives shall be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(f)	Each grant or sale will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(g)	Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

8. Performance Shares and Performance Units.  The Board may also, from time to time and upon such terms and conditions as it may determine, authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Qualified Performance-Based Award (other than in connection with the death or disability of the Participant or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(b)	The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of the Participant or a Change of Control.

(c)	Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.

(d)	Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)	Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)	The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof, either in cash or in additional shares of Common Stock, on a deferred basis contingent upon the achievement of the applicable Management Objectives.

(g)	Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

9. Other Awards.

(a)	The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of

Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other awards, notes or other property, as the Board shall determine.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.

(c)	The Board may grant shares of Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board in a manner that complies with Section 409A of the Code.

(d)	If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than three years, except that the restrictions may be removed no sooner than ratably on an annual basis during the three-year period as determined by the Board at the Date of Grant. If the earning or vesting of, or elimination of restrictions applicable to, Other Awards is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than one year from the Date of Grant.

10. Administration of this Plan.

(a)	This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation and Management Development Committee or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.

(b)	The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Other Awards and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.

(c)	To the extent permitted by Ohio law, the Board may, from time to time, delegate to one or more officers of the Company the authority of the Board to grant and determine the terms and conditions of awards granted under this Plan. In no event shall any such delegation of authority be permitted with respect to awards to any executive officer or any person subject to Section 162(m) of the Code or who is an officer, director or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

11. Adjustments.  The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares, Performance Units and, if applicable, in the number of shares of Common Stock covered by outstanding Other Awards granted hereunder, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or change of control, the Board may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b)(i) will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change of Control. Notwithstanding anything to the contrary in this Plan, the following provisions shall apply in connection with a Change of Control:

(a)	Awards Assumed by Successor

(i)	Upon the occurrence of a Change of Control, any awards made under this Plan that are Assumed (as defined in Section 12(a)(v) below) by the entity effecting the Change of Control shall continue to vest and become exercisable in accordance with the terms of the original grant unless, during the three-year period commencing on the date of the Change of Control (“Post-CIC Period”):

(A)	the Participant is involuntarily terminated for reasons other than for Cause (as defined in Section 12(a)(iii) below); or

(B)	the Participant terminates his or her employment for Good Reason (as defined in Section 12(a)(iv) below).

(ii)	If a Participant’s employment is terminated as described in Section 12(a)(i) above, any outstanding Option Rights and Appreciation Rights shall become fully vested and exercisable, any restrictions that apply to awards made pursuant to this Plan shall lapse, and awards made pursuant to this Plan that are subject to Management Objectives shall immediately be earned or vest and shall become immediately payable in accordance with their terms as if 100% of the Management Objectives have been achieved, on the date of termination; provided, that any Participant who terminates his or her employment for Good Reason must:

(A)	provide the Company with a written notice of his her or her intent to terminate employment for Good Reason within 60 days after the Participant becomes aware of the circumstances giving rise to Good Reason; and

(B)	allow the Company thirty days to remedy such circumstances to the extent curable.

(iii)	Solely for purposes of this Section 12(a), “Cause” shall mean that the Participant shall have:

(A)	been convicted of a criminal violation involving, in each case, fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with Company or any subsidiary;

(B)	committed intentional wrongful damage to property of Company or any Subsidiary; or

(C)	committed intentional wrongful disclosure of secret processes or confidential information of Company or any Subsidiary;

and any such act shall have been demonstrably and materially harmful to Company. For purposes of this Plan, no act or failure to act on the part of Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence, but will be deemed “intentional” only if done or omitted to be done by Participant not in good faith and without reasonable belief that Participant’s action or omission was in the best interest of Company.

(iv)	Solely for purposes of this Section 12(a), “Good Reason” shall mean the occurrence, during the Post-CIC Period, of any of the following events without the Participant’s written consent:

(A)	failure to elect or reelect or otherwise to maintain Participant in the office or the position, or a substantially equivalent or better office or position, of or with Company and/or a Subsidiary (or any successor thereto by operation of law or otherwise), as the case may be, which Participant held immediately prior to a Change in Control, or the removal of Participant as a Director of Company and/or a Subsidiary (or any successor thereto) if Participant shall have been a Director of Company and/or a Subsidiary immediately prior to the Change in Control;

(B)	failure of Company to remedy any of the following within 10 calendar days after receipt by Company of written notice thereof from Participant: 1) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with Company and any Subsidiary which Participant held immediately prior to the Change in Control, 2) a reduction in Participant’s Base Pay received from Company and any Subsidiary; 3) a reduction in Participant’s Incentive Pay opportunity as compared with the Incentive Pay opportunity most recently paid prior to the Change in Control, or 4) the termination or denial of Participant’s rights to Employee Benefits or a reduction in the scope or value thereof;

(C)	the liquidation, dissolution, merger, consolidation or reorganization of Company or the transfer of all or substantially all of its business and/or assets, unless the successor (by liquidation, merger, consolidation, reorganization, transfer or otherwise) to which all or substantially all of its business and/or assets have been transferred (by operation of law or otherwise) assumed all duties and obligation of Company under; or

(D)	Company requires Participant to have Participant’s principal location of work changed to any location that is in excess of 30 miles from the location thereof immediately prior to the Change in Control, or requires Participant to travel away from Participant’s office in the course of discharging Participant’s responsibilities or duties hereunder at least

20% more (in terms of aggregate days in any calendar year or in any calendar quarter when annualized for purposes of comparison to any prior year) than was required of Participant in any of the three full years immediately prior to the Change in Control.

(E)	Definitions. As used in this Section 12(a),

1)	“Base Pay” means Participant’s annual base salary rate as in effect from time to time.

2)	“Incentive Pay” means an annual bonus, incentive or other payment of compensation, in addition to Base Pay, made or to be made in regard to services rendered in any year pursuant to any bonus, incentive, profit-sharing, performance, discretionary pay or similar agreement, policy, plan, program or arrangement (whether or not funded) of Company or a Subsidiary, or any successor thereto. “Incentive Pay” does not include any stock option, stock appreciation, stock purchase, restricted stock, private equity, long-term incentive or similar plan, program, arrangement or grant, whether or not provided under a plan, program or arrangement described in the preceding sentence.

3)	“Employee Benefits” means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Participant is entitled to participate, including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by Company or a Subsidiary), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by Company or a Subsidiary, providing benefits and service credit for benefits at least as great in the aggregate as are payable thereunder immediately prior to a Change in Control.

(v)	For purposes of this Section 12(a), an award shall be considered assumed (“Assumed”) if each of the following conditions are met:

(A)	Option Rights, Appreciation Rights and Other Awards (to the extent such Other Awards are payable in cash and not subject to Management Objectives) are converted into replacement awards in a manner that complies with Section 409A of the Code;

(B)	Restricted Stock Unit and Restricted Stock awards that are not subject to Management Objectives are converted into replacement awards covering a number of shares of the entity effecting the Change of Control (or a successor or parent corporation), as determined in a manner substantially similar to the treatment of an equal number of shares of Common Stock covered by the awards; provided, that to the extent that any portion of the consideration received by holders of shares of Common Stock in the Change Control transaction is not in the form of the common stock of such entity (or a successor or parent corporation), the number of shares covered by the replacement awards shall be based on the average of the high and low selling prices of the common stock of such entity (or a successor or parent corporation) on the established stock exchange on the trading day immediately preceding the date of the Change of Control;

(C)	Performance Shares, Performance Units and all other awards subject to Management Objectives are converted into replacement awards that preserve the value of such awards at the time of the Change of Control;

(D)	the replacement awards contain provisions for scheduled vesting and treatment on termination of employment (including the definition of Cause and Good Reason) that are no less favorable to the Participant than the underlying awards being replaced, and all other terms of the replacement awards (other than the security and number of shares represented by the replacement awards) are substantially similar to, or more favorable to the Participant than, the terms of the underlying awards; and

(E)	the security represented by the replacement awards, if any, is of a class that is publicly held and widely traded on an established stock exchange.

(b)	Awards Not Assumed by Successor

(i)	Upon the occurrence of a Change of Control, any awards made under this Plan that are not Assumed by the entity effecting the Change of Control shall become fully vested and exercisable on the date of the Change of Control or shall immediately vest and become immediately payable in accordance with their terms as if 100% of the applicable Management Objectives have been achieved, and any restrictions that apply to such awards shall lapse.

(ii)	For each Option Right and Appreciation Right, the Participant shall receive a payment equal to the difference between the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) received by holders of Common Stock in the Change of Control transaction and the exercise price of the applicable Option Right or Appreciation Right, if such difference is positive. Such payment shall be made in the same form as the consideration received by holders of Common Stock. Any Option Rights or Appreciation Rights with an exercise price that is higher than the per share consideration received by holders of Common Stock in connection with the Change of Control shall be cancelled for no additional consideration.

(iii)	The Participant shall receive the consideration (consisting of cash or other property (including securities of a successor or parent corporation)) that such Participant would have received in the Change of Control transaction had he or she been, immediately prior to such transaction, a holder of the number of shares of Common Stock equal to the number of Restricted Stock Units and/or shares of Restricted Stock covered by the award and the number of shares of Common Stock payable under Section 12(b)(i) for awards subject to Management Objectives.

(iv)	The payments contemplated by Sections 12(b)(ii) and 12(b)(iii) shall be made at the same time as consideration is paid to the holders of the Common Stock in connection with the Change of Control.

(v)	Notwithstanding anything to the contrary in this Plan, if the Change of Control does not constitute a 409A Change of Control and the payment or benefit constitutes a deferral of compensation under Section 409A of the Code, then to the extent necessary to comply with Section 409A of the Code payment or delivery shall be made on the date of payment or delivery originally provided for such payment or benefit.

13. Recapture Provisions.  Any Evidence of Award may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Board in accordance with the Company’s Executive Adjustment and Recapture Policy, as may be amended from time to time, any successor policy or otherwise.

14. Non U.S. Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

15. Transferability.

(a)	No Option Right or Appreciation Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution, and in no event shall any award granted under this Plan be transferred for value. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)	The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares, Performance Units or Other Awards or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Stock, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, unless otherwise provided by the

Board, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other shares of Common Stock held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value Per Share of such Common Stock on the date the benefit is to be included in Participant’s income. In no event shall the Market Value Per Share of the shares of Common Stock to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a)	To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)	Neither a Participant nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants of deferred compensation hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants of deferred compensation hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

(c)	If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the month after such six-month period.

(d)	For purposes of the Plan and its underlying agreements, a “409A Change in Control” means the date on which any one of the following occurs: (i) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election; or (iii) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgate thereunder), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulation thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(e)	Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Additional Restrictions with Respect to Qualified Performance-Based Awards.

(a)	Qualified Performance-Based Awards shall be granted by a committee, which may be the Compensation and Management Development Committee or any other committee of the Board (or a subcommittee thereof), provided that such committee consists solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(b)	To the extent that a Qualified Performance-Based Award shall be based on achievement of Management Objectives, the committee shall establish and approve the Management Objectives in writing prior to the latest possible date, but in no event more than 90 days after the commencement of services to which the Management Objectives relates, that will not jeopardize the award as qualifying as “qualified performance-based compensation” under Section 162(m) of the Code.

(c)	Other than in connection with the Participant’s death or disability, or a Change in Control, the terms of a Qualified Performance-Based Award may not be amended where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

(d)	In no event shall a Participant’s Qualified Performance-Based Awards exceed the Individual Participant Limits described in Section 3(c).

(e)	Qualified Performance-Based Awards are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code and the terms relating to such awards are to be interpreted and operated accordingly.

19. Effective Date.  The Sherwin-Williams Company 2006 Equity and Performance Incentive Plan first became effective on April 20, 2006, the date immediately following the date it was approved by shareholders. No grants have been or are permitted under The Sherwin-Williams Company 2003 Stock Plan on or after April 20, 2006. This Plan shall be effective as of the Effective Date.

20. Amendments.

(a)	The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the New York Stock Exchange or, if the shares of Common Stock are not traded on the New York Stock Exchange, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained.

(b)	Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without shareholder approval. This Section 20(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 20(b) may not be amended without shareholder approval.

(c)	If permitted by Section 409A of the Code, but subject to the paragraph that follows, in case of termination of employment by reason of death, disability or normal or early retirement of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any Other Awards that have not been fully earned or that are subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15 of this Plan, or in the case of a Change of Control, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such Other Awards shall be deemed to have been fully earned or vested or that such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Qualified Performance-Based Award (other than in connection with the Participant’s death or disability, or a Change of Control) where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Qualified Performance-Based Award. Subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this

Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

21. Termination.  No grant will be made under this Plan after April 20, 2020 (more than 10 years after the date on which this Plan is approved by the shareholders of the Company), but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

22. Governing Law.  This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.

23. Miscellaneous Provisions.

(a)	The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)	This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)	To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)	No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)	Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f)	No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)	The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h)	Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.

(i)	If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

INTERNET http:
//www.proxyvoting.com/shw
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

 WO#
68937
▼ FOLD AND DETACH HERE ▼
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2 AND 3 AND “AGAINST” ITEM 4.

Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” all nominees for director:

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS

1.	ELECTION OF DIRECTORS
Nominees:
	01 A.F. ANTON 02 J.C. BOLAND	☐	☐	☐
03 C.M. CONNOR
04 D.F. HODNIK
05 T.G. KADIEN
06 S.J. KROPF
07 G.E. MCCULLOUGH
08 A.M. MIXON, III
09 C.E. MOLL
10 R.K. SMUCKER
11 J.M. STROPKI, JR.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the
“Exceptions” box above and write that nominee’s name in the space provided below.)
The Board of Directors recommends a vote “FOR” proposals 2 and 3:

		FOR	AGAINST	ABSTAIN

2.	Amend and Restate the 2006 Equity and Performance Incentive Plan.	☐	☐	☐

3.	Ratify Ernst & Young LLP as our independent registered public accounting firm for 2010.	☐	☐	☐
The Board of Directors recommends a vote “AGAINST” proposal 4:

		FOR	AGAINST	ABSTAIN

4.	Shareholder proposal relating to majority voting.	☐	☐	☐

* Exceptions

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or in other representative capacity, please give your full title.

ADMISSION TICKET - 2010 ANNUAL MEETING
2010 ANNUAL MEETING OF SHAREHOLDERS
THE SHERWIN-WILLIAMS COMPANY
Tuesday, April 20, 2010
9:00 A.M.
Landmark Conference Center
927 Midland Building
101 West Prospect Avenue
Cleveland, Ohio
At the Annual Meeting, shareholders will act upon the proposals outlined in the Notice of Annual Meeting of Shareholders, including the election of directors, the amendment and restatement of the 2006 Equity and Performance Incentive Plan, the ratification of the appointment of Sherwin-Williams’ independent registered public accounting firm, the consideration of a shareholder proposal relating to majority voting if presented at the Annual Meeting, and the consideration of such other business as may properly come before the Annual Meeting.
This Admission Ticket only admits the shareholder identified on the reverse side and is non-transferable. We may also ask you to present valid photo identification to enter the Annual Meeting.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on April 20, 2010.
The Proxy Statement and the 2009 Annual Report to Shareholders are
available at: http://proxymaterials.sherwin.com
FOLD AND DETACH HERE
PROXY/VOTING INSTRUCTION CARD
THE SHERWIN-WILLIAMS COMPANY
ANNUAL MEETING OF SHAREHOLDERS— APRIL 20, 2010
     The undersigned hereby appoints C.M. CONNOR, S.P. HENNESSY and L.E. STELLATO, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock and ESOP serial preferred stock of The Sherwin-Williams Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders to be held April 20, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. This card also provides voting instructions for shares of common stock, if any, held for the account of the undersigned by The Bank of New York Mellon, as agent of the Stock Ownership and Automatic Dividend Reinvestment Plan, and by Fidelity Management Trust Company, as trustee of the Employee Stock Purchase and Savings Plan.
     This card is solicited jointly by the Board of Directors, The Bank of New York Mellon (with respect to shares held under the Dividend Reinvestment Plan) and Fidelity (with respect to shares held under the Stock Purchase and Savings Plan). If you do not timely sign and return this card, the proxy holders cannot vote your shares (or, in the case of the Employee Stock Purchase and Savings Plan, if you do not sign and return this card by the close of business on April 15, 2010, your shares will be voted in the same proportion as Fidelity votes those shares for which it receives proper instructions).

Address Change/Comments
(Mark the corresponding box on the reverse side)

  BNY MELLON SHAREOWNER SERVICES
  P.O. BOX 3550
  SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
WO#
68937